EXECUTION VERSION

Exhibit 10.12

U.S.$1,149,478,742

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 20, 2012

for

EAGLE BULK SHIPPING INC.

arranged by

THE ROYAL BANK OF SCOTLAND plc

with

THE ROYAL BANK OF SCOTLAND plc

acting as Agent and Security Trustee

CONTENTS

CLAUSE		PAGE

	SECTION 1

	INTERPRETATION

1	Definitions and Interpretation	3

	SECTION 2

	THE FACILITies

2	The Facilities	29

3	Purpose	30

4	Conditions of EFFECTIVENESS AND Utilization	30

	SECTION 3

	UTILIZATION

5	Utilization	32

	SECTION 4

	Reduction, REPAYMENT, PREPAYMENT AND CANCELLATION

6	Reduction and Repayment	35

7	Prepayment and cancellation	37

	seCTION 5

	COSTS OF UTILIZATION

8	Interest	42

9	Interest Periods	44

10	Changes to the calculation of interest	45

11	Fees	46

	SECTION 6

	ADDITIONAL PAYMENT OBLIGATIONS

12	Tax gross up and indemnities	48

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13	Increased costs	51

14	Other indemnities	52

15	Mitigation by the Lenders	53

16	Costs and expenses	54

	SECTION 7

	GUARANTEE

17	Guarantee and indemnity	55

	SECTION 8

	REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	Representations	60

19	Information undertakings	68

20	Financial covenants	72

21	VALUATION OF SHIPS	74

22	General undertakings	75

23	INSURANCE	87

24	SHIP COVENANTS	91

25	APPLICATION OF EARNINGS; swap payments	96

26	Events of Default	96

	SECTION 9

	CHANGES TO PARTIES

27	Changes to the Lenders	101

28	Changes to the Obligors	106

29	CHANGES TO SWAP BANKS	107

	SECTION 10

	THE FINANCE PARTIES

30	Role of the SERVICING BANKS, the Arranger AND THE bOOKRUNNER	108

31	Conduct of business by the Finance Parties	115

32	Sharing among the Finance Parties	116

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	SECTION 11

	ADMINISTRATION

33	Payment mechanics	118

34	Set-off	120

35	Notices	120

36	Calculations and certificates	122

37	Partial invalidity	122

38	Remedies and waivers	122

39	Amendments and waivers	122

40	Counterparts	124

41	eNTIRE AGREEMENT	124

	SECTION 12

	GOVERNING LAW AND ENFORCEMENT

42	Governing law	125

43	Enforcement	125

	SECTION 13

	MISCELLANEOUS

44	WAIVERS, RELEASES AND CONFIRMATIONS	127

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THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is dated as of June 20, 2012 and made between:

(1)	EAGLE BULK SHIPPING INC., a corporation incorporated in the Republic of the Marshall Islands, as borrower (the “Borrower”);

(2)	THE SUBSIDIARIES of the Borrower listed in Part II of Schedule 1 as original guarantors (the “Original Guarantors”);

(3)	THE ROYAL BANK OF SCOTLAND plc as mandated lead arranger (the “Arranger”) and as bookrunner (the “Bookrunner”);

(4)	THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 (The Original Parties) as original lenders (the “Original Lenders”);

(5)	THE ROYAL BANK OF SCOTLAND plc as original swap bank (the “Original Swap Bank”);

(6)	THE ROYAL BANK OF SCOTLAND plc as agent of the other Finance Parties (the “Agent”); and

(7)	THE ROYAL BANK OF SCOTLAND plc as trustee for the other Finance Parties (the “Security Trustee”).

PRELIMINARY STATEMENTS:

(A)	The Borrower, the Existing Guarantors and the Original Lenders are parties to a Third Amended and Restated Credit Agreement dated as of October 19, 2007 as amended by an Amendatory Agreement dated as of July 3, 2008, a Second Amendatory Agreement dated as of December 17, 2008, a Third Amendatory Agreement dated as of August 4, 2009, a Fourth Amendatory Agreement dated as of August 4, 2010, a Sixth Amendatory and Commercial Framework Implementation Agreement dated as of September 26, 2011 (the “Sixth Amendatory Agreement”) and a Supplement to Sixth Amendatory and Commercial Framework Implementation Agreement dated as of December 31, 2011 (the “Original Credit Agreement”) providing for a secured reducing revolving credit facility in the principal amount of $1,200,000,000 (the “Original Facility”) for the purposes described therein.

(B)	On August 4, 2010, a Fifth Amendatory Agreement in relation to the Original Credit Agreement was entered into, but the amendments to the terms of the Original Credit Agreement contemplated therein did not come into effect.

(C)	The Sixth Amendatory Agreement provided for certain amendments to the Original Credit Agreement (as in effect as at the date of the Sixth Amendatory Agreement) to apply during the Framework Period as defined therein (the “Framework Period”). The expiry date of the Framework Period was extended to June 20, 2012.

(D)	As of the date hereof $1,129,478,742 of the Original Facility has been borrowed by the Borrower and remains outstanding, and $21,875,735 remains available thereunder.

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(E)	WHEREAS, the Borrower has requested that the Original Lenders agree to amend and restate the Original Credit Agreement in its entirety in accordance with the terms and conditions set forth herein to, among other things, decrease the amount of the Original Facility to a principal amount of $1,149,478,742, extend the maturity of the loans thereunder, convert the aggregate amount of loans outstanding under the Original Facility to term loans, and provide for a revolving facility in the aggregate amount of $20,000,000 for the purposes set forth in Clause 3 (Purpose).

(F)	At the request of the Borrower and the Original Lenders, the Agent and the Security Trustee have agreed to serve in their respective capacities under the terms of this Agreement.

(G)	The Original Swap Bank has entered into certain hedging transactions with the Borrower and may enter into further hedging transactions with the Borrower from time to time to hedge the Borrower’s exposure to fluctuations in interest rates, foreign exchange rates, ocean freight rates and bunker fuel prices.

(H)	The Parties intend that (i) the provisions of the Original Credit Agreement and the documents executed as security for the Original Facility (the “Original Security Documents”), to the extent amended, restated, restructured, renewed, extended and modified hereby, be superseded and replaced by the provisions of this Agreement and the Finance Documents and the provisions thereof, (ii) this Agreement and the Finance Documents to be issued pursuant to this Agreement will not extinguish the obligations of the Borrower or the Existing Guarantors arising under the Original Credit Agreement, nor does this transaction constitute a novation of the Original Credit Agreement and Original Security Documents, (iii) all liens evidenced by the Original Credit Agreement and the Original Security Documents to the extent amended, restated, restructured, renewed, extended and modified hereunder, are hereby ratified, confirmed and continued, and (iv) this Agreement and the Finance Documents are intended to amend, restate, restructure, renew, extend and modify the Original Credit Agreement and the Original Security Documents.

(G)	The Original Lenders have agreed with the Original Swap Bank that the Original Swap Bank will share in the security under the Finance Documents on a subordinated basis.

The Original Guarantors have agreed, in order to induce the Original Lenders to agree to amend and restate the Original Credit Agreement and certain of the Original Security Documents, to guarantee all of the obligations of the Borrower under this Agreement and the other Finance Documents, and the Master Agreements and to grant certain additional security in respect of such obligations as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

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SECTION 1

INTERPRETATION

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“Accession Letter” means a document in the form set out in Schedule 6 (Form of Accession Letter) or in any other form agreed between the Borrower and the Agent.

“Account Charge” means a deed containing, among other things, a first priority account charge made or to be made by a Guarantor in favor of the Security Trustee in respect of such Guarantor’s Operating Account.

“Accounting Information” means the quarterly financial statements and/or the annual audited financial statements to be provided by the Borrower to the Lender in accordance with Clause 19.1 (Financial Statements).

“Accounting Period” means each consecutive period of approximately three months (ending on the last day in March, June, September and December of each year) for which quarterly Accounting Information is required to be delivered in accordance with Clause 19.1 (Financial Statements).

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost formula).

“Additional Guarantor” means a Wholly-Owned Subsidiary of the Borrower which becomes an Additional Guarantor in accordance with Clause 28 (Changes to the Obligors).

“Additional Ship” means a dry bulk carrier (other than an Existing Ship) purchased or to be purchased by a Guarantor after the Effective Date in accordance with Clause 22.12 (Acquisitions).

“Affiliate” means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a person means the possession, direct or indirect, of the power to vote 50% or more of the voting stock, membership or partnership interests, or other similar interests of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of voting stock, membership or partnership interests, or other similar interests, by contract or otherwise.

“Agent” has the meaning specified in the recital hereof, and shall include any successor thereto.

“Agreement” has the meaning specified in the recital hereto.

“Alternative Approved Flag” means, in relation to a Ship, such flag (other than the flag of the Republic of the Marshall Islands) as may be approved in writing by the Majority Lenders.

“Approved Broker” means, as the context may require, any of H. Clarkson & Co. Ltd., Galbraiths Limited, Braemar Seascope or such other independent London based sale and purchase ship broker as may from time to time be appointed by the Agent.

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“Approved Charter” means, collectively, (i) the time charters described in Part II of Schedule 12 (Details of Existing Ships and Approved Charters), and (ii) any other time or consecutive voyage charter in respect of a Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 24 months and has been approved by the Agent.

“Approved Manager” means, as the context may require, Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company with offices currently at 477 Madison Avenue, New York, New York, or any other person approved by the Agent from time to time as the commercial manager of a Ship, which approval shall not unreasonably be withheld, and (i) V Ships Management Ltd., an Isle of Man company with offices at Eaglehurst, Belmont Hill, Douglas, Isle of Man, (ii) Wilhelmsen Ship Management (formerly Barber International Ltd.), a Hong Kong company with offices at West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong, (iii) Anglo-Eastern International (Macau Commercial Offshore) Limited, Avenida Sir Anders Ljungstetd No. 160, Edf. Jardim Brilhantismo, No. 12 Andar “L”, Macau, (iv) any Subsidiary of the Borrower, (v) any Affiliate of any of the foregoing or (vi) any other person approved by the Agent from time to time as the technical manager of a Ship, which approval shall not unreasonably be withheld.

“Approved Manager’s Undertaking” means each of the undertakings made or to be made by an Approved Manager in favor of the Security Trustee in respect of a Ship.

“Arranger” has the meaning specified in the recital hereof.

“Assignment of Earnings” means a first priority assignment of Earnings made or to be made by a Guarantor in favor of the Security Trustee in respect of a Ship.

“Assignment of Insurances” means a first priority assignment of Insurances made or to be made by a Guarantor in favor of the Security Trustee in respect of a Ship.

“Assignment of Shipbuilding Contract and Refund Guarantee” means a first priority assignment made by a Guarantor in favor of the Security Trustee in respect of a Shipbuilding Contract and related refund guarantee.

“Authorization” means an authorization, consent, approval, resolution, permit, license, exemption, filing or registration.

“Availability Period” means the period from and including the Effective Date to and including the Termination Date.

“Available Commitment”, in relation to the Revolving Facility, means a Lender’s Revolving Facility Commitment minus:

(a)	the amount of its participation in any outstanding Revolving Loans; and

(b)	in relation to any proposed Utilization, the amount of its participation in any Revolving Loans that are due to be made on or before the proposed Utilization Date,

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other than, in relation to any proposed Utilization, that Lender’s participation in any Revolving Loans that are due to be repaid or prepaid on or before the proposed Utilization Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Bookrunner” has the meaning specified in the recital hereof.

“Borrower” has the meaning specified in the recital hereof.

“Break Costs” means the amount (if any) by which:

(a)	the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount of that Loan or Unpaid Sum received been paid on the last day of that Interest Period exceeds

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in New York City.

“Capitalized Margin” means a percentage per annum determined in accordance with Clause 8.1(b) (Calculation of interest).

“Capitalized Interest” has the meaning specified in Clause 8.2 (Payment of interest).

“Cash Flow Forecast” means, as at any date, a consolidated Group cash flow forecast of cash receipts and disbursements for the immediately succeeding 13 week period that is certified by the chief financial officer of the Borrower as being true and correct in all material respects and based upon good faith estimates and assumptions believed to be reasonable at the time made, in substantially the form delivered by the Borrower during the Framework Period and otherwise acceptable in form and detail to the Agent, to be reviewed by the Agent’s advisors in the Agent’s discretion.

“Cash Interest Expenses” means, in respect of an Accounting Period, Interest Charges less (i) Capitalized Interest and (ii) the amortization of deferred financing costs (including amendment fees payable to the Lenders on the Effective Date and as provided in Clause 11.4 (Amendment Fee), work fees payable to the Agent under any Fee Letter, and extension fees payable to the Lenders under Clause 6.4 (Extension of Termination Date)), in each case, during such Accounting Period.

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“Cash Pay Margin” means a percentage per annum determined in accordance with Clause 8.1(b) (Calculation of interest).

“Cash Pooling Deed” means a deed containing, among other things, instructions regarding an Operating Account made or to be made by the Borrower and the relevant Guarantor in favor of the Agent.

“Change of Control” means the occurrence of any of the following: (a) a person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall at any time become the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the outstanding voting or economic equity interests of the Borrower, or (b) the board of directors of the Borrower ceases to consist of a majority of the existing directors who constitute the board of directors as of the date of this Agreement or directors nominated by such existing directors, or (c) Sophocles Zoullas shall cease to be the chief executive officer of the Borrower.

“Classification Society” means in respect of any Ship, Bureau Veritas, Det Norske Veritas, Nippon Kaiji Kyokai, American Bureau of Shipping, Lloyd’s Register of Shipping or, in any case, such other classification society as is selected by the Borrower with the prior consent of the Agent.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral Coverage Ratio” means, as at any date, a percentage determined in accordance with the following formula:

(a)	the aggregate of the Term Loans and of the Swap Exposure of each Swap Counterparty as at such date,

divided by

(b)	the Security Value as at such date.

“Collection Account” means an account in the name of the Borrower with the Agent in London, England designated “EAGBUSH-USD1”, or any other account (with that or another office of the Agent or with a bank or financial institution other than the Agent) which is designated by the Agent as the Collection Account for the purposes of this Agreement.

“Commitment” means a Term Facility Commitment or a Revolving Facility Commitment.

“Compliance Certificate” means a certificate of the chief financial officer and chief executive officer of the Borrower in the form set out in Schedule 8 (Form of Compliance Certificate) or in any other form agreed between the Borrower and the Agent.

“Confidentiality Undertaking” means a confidentiality undertaking in the form set out in Schedule 9 (Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Agent.

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“Confirmation” and “Early Termination Date”, in relation to any continuing Designated Transaction, have the meanings given in the relevant Master Agreement.

“Confirmation Agreement” means the Confirmation Agreement dated on or about the date hereof between the Borrower, certain Guarantors, the Agent and the Security Trustee in respect of certain of the Original Security Documents.

“Cumulative Free Cash” means, for any Accounting Period, the net of (i) 20% of Excess Cash as at the Excess Cash Testing Date falling on the last day of such Accounting Period, less (ii) any amount of such Excess Cash applied or to be applied towards the purchase of an Additional Ship in accordance with Clause 22.12 (Acquisitions), less (iii) Cash Interest Expenses for such Accounting Period, and less (iv) a reasonable reserve for drydocking and maintenance for all Ships during the twelve months following such Accounting Period.

“Cumulative Convertible Preferred Stock” means a series of cumulative convertible preferred stock of the Borrower with such voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions as are set forth in Schedule 16 hereto, which series has been duly issued pursuant to a resolution of the Board of Directors of the Borrower setting forth the designation and amount thereof.

“DBS Vickers Account” means the consolidated account listed in Part III of Schedule 17 (Bank Accounts), the aggregate balance of which, as at the date of this Agreement, is approximately US$129,638.82, or such replacement account as Eagle Chartering shall open and maintain in accordance with Clause 22.14(d) (Accounts).

“Debt” means in relation to any member of the Group (the “debtor”):

(a)	Financial Indebtedness of the debtor;

(b)	liability for any credit to the debtor from a supplier of goods or services or under any instalment purchase or payment plan or other similar arrangement;

(c)	contingent liabilities of the debtor (including without limitation any taxes or other payments under dispute) which have been or, under GAAP, should be recorded in the notes to the Accounting Information, but excluding any contingent liabilities in respect of Deferred Revenue and Fair Value Below Contract Value from charters of Ships;

(d)	deferred tax of the debtor; and

(e)	liability under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person who is not a member of the Group which would fall within (a) to (d) if the references to the debtor referred to the other person.

“Default” means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

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“Defaulting Lender” means any Lender:

(a)	which has failed to make its participation in a Loan available (or has notified the Agent or the Borrower (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilization Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Deferred Revenue” means, in relation to any charter of a Ship where the charterer agrees to pay in advance a portion of charter hire payable for the duration of such charter based on the difference between the daily hire rate under such charter and the daily hire rate prevailing in the market for similar vessels at the time of such agreement, the amount so paid in advance (as such amount may be reduced from time to time as it is recognized ratably as charter revenue).

“Delphin Group” means Delphin Shipping LLC and each of its Affiliates.

“Designated Transaction” means a Transaction which fulfils the following requirements:

(a)	it is entered into by the Borrower pursuant to a Master Agreement with a Swap Bank which, at the time the Transaction is entered into, is also a Lender;

(b)	it is an interest rate swap transaction to hedge the Borrower’s exposure under this Agreement to fluctuations in LIBOR arising from the funding of a Loan (or any part thereof) for a period expiring no later than the Termination Date and/or a forward foreign exchange transaction to hedge the Borrower’s exposure in respect of any Shipbuilding Contract to currency exchange rate fluctuations and/or a forward freight transaction to hedge the Borrower’s exposure in respect of ocean freight rate fluctuations and/or a forward bunker contract to hedge the Borrower’s exposure in respect of fluctuations in bunker fuel prices; and

(c)	it is designated by the Borrower, by delivery by the Borrower to the Agent of a notice of designation in the form set out in Schedule 11 (Form of Designation Notice), as a Designated Transaction for the purposes of the Finance Documents.

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“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Document of Compliance” has the meaning given to it in the ISM Code.

“Dollars” and “$” mean the lawful currency, for the time being, of the United States of America.

“Eagle Chartering” means Eagle Bulk Pte. Ltd., a Singapore company and a direct Wholly-Owned Subsidiary of the Borrower.

“Earnings” means, in relation to any Ship:

(a)	all freights, hire and any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Obligor that owns such Ship, of whatsoever nature, arising out of or as a result of the ownership and operation by such Obligor or its agents of such Ship;

(b)	all moneys and claims for moneys due and to become due to such Obligor, and all claims for damages, arising out of the breach of any and all present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, mail and/or passengers, and operations of every kind whatsoever of such Ship and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to such Obligor arising out of or in any way connected with the present or future use, operation or management of such Ship or arising out of or in any way connected with any and all present and future requisitions, charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, mail and/or passengers, and other operations of such Ship, including, if and whenever such Ship is employed on terms whereby any or all of such moneys as aforesaid are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Ship,

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(c)	all moneys and claims due and to become due to such Obligor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to such Ship, and

(d)	any proceeds of any of the foregoing, including, without limitation, any proceeds of the sale of shares of Korea Line Corporation received in settlement of claims under chartering contracts pursuant to any settlement agreement entered into or which may be entered into between the joint receivers of Korea Line Corporation and certain of the Obligors.

“EBITDA” means, in respect of an Accounting Period, net income of the Borrower and its Subsidiaries for such period, calculated before taking into account: (a) federal, state and local income taxes, (b) Interest Charges, (c) extraordinary and unusual items, (d) depreciation, (e) amortization (including the amortization of amounts recorded as fair value below/above contract value of time charters acquired on the income statement of the Borrower and its Subsidiaries for such Accounting Period), and (f) non-cash management and Board of Directors incentive compensation expenses, all of the foregoing determined on a consolidated basis without duplication in accordance with GAAP.

“Effective Date” has the meaning specified in Clause 4.1 (Conditions Precedent to Effectiveness and post-Effective Date obligations).

“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident or which relates to any Environmental Law,

and a “claim” includes a claim, demand, order, decree or action for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an injunction, order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of judgment, settlement, enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means any incident, accident, fact, circumstance or condition that could reasonably be expected to have an adverse impact on the environment, natural resources, or human or animal health or safety, including but not limited to:

(a)	any release of Environmentally Sensitive Material from a Ship; or

(b)	any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

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(c)	any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means federal, state, local or international law, statute, rule, regulation, order, notice, directive, requirement, Authorization, code, ordinance, administrative ruling, judgment, decree or treaty relating to pollution, protection, investigation, reclamation or restoration of, or prevention of harm to, the environment, natural resources, or human health or safety, to the carriage, handling, management, use, transport, storage, disposal or presence of Environmentally Sensitive Material or waste or to actual or threatened releases of or exposure to Environmentally Sensitive Material or waste.

“Environmentally Sensitive Material” means oil, oil products, byproducts, components or derivatives, and any other substance, material, mixture or waste (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic, dangerous, harmful or hazardous, or with respect to which any law or governmental, judicial or regulatory authority requires investigation, reporting or remedial action.

“Equity” means the net cash proceeds (after deducting costs and expenses) from the issuance of common or preferred stock of the Borrower, including any net cash proceeds from the issuance by the Borrower of instruments convertible into stock.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).

“Excess Cash” means, as at any Excess Cash Testing Date, any amount by which the aggregate amount of cash and cash equivalents (including cash, currency, credit balances in deposit and other bank accounts and short term investments) held by the Borrower and its Subsidiaries on such date less Excluded Cash exceeds $20,000,000.00.

“Excess Cash Testing Date” shall have the meaning assigned to such term in Clause 7.5(d) (Mandatory prepayment).

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“Excluded Cash” means, on any Excess Cash Testing Date:

(a)	the aggregate amount posted as cash collateral to secure the obligations of Subsidiaries in respect of letters of credit issued to landlords in support of the rental obligations of such Subsidiaries to be recorded as restricted cash on the balance sheet of the Borrower and its Subsidiaries as at such date (to the extent included in the computation of cash and cash equivalents held by the Borrower and its Subsidiaries on such date for the purposes of the determination of Excess Cash);

(b)	the aggregate balance of the DBS Vickers Account on that date (to the extent included in the computation of cash and cash equivalents held by the Borrower and its Subsidiaries on such date for the purposes of the determination of Excess Cash); and

(c)	an amount equal to the aggregate Retained Excess Cash Amount for each prior Excess Cash Testing Date, less the aggregate amount of (i) dividends or other redemptions, distributions or payments restricted under Clause 22.8 (Dividends) paid since the Effective Date and (ii) the aggregate Retained Excess Cash Amount for each prior Excess Cash Testing Date that has been applied towards the purchase of an Additional Ship in accordance with Clause 22.12 (Acquisitions).

“Excluded Taxes” shall have the meaning assigned to such term in Clause 12.1(a) (Gross up for Taxes).

“Existing Guarantor” means an Original Guarantor listed beneath the column heading “Existing Guarantors” as set forth in Part II of Schedule 1 (Original Parties).

“Existing Lender” has the meaning specified in Clause 27.1 (Assignments and transfers by the Lenders).

“Existing Security” means the Security created by the Original Security Documents.

“Existing Ships” means collectively, the ships described in Part I of Schedule 12 (Details of Existing Ships and Approved Charters).

“Facility” means the Term Facility or the Revolving Facility.

“Facilities” means the Term Facility and the Revolving Facility.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fair Value Below Contract Value” means, in relation to any Ship acquired subject to an existing charter where the daily hire rate prevailing in the market for similar vessels at the time of such acquisition is greater than the daily hire rate under such charter, the amount equal to the difference between the charter hire payable at such daily hire rate prevailing in the market and the daily hire rate under such charter, for the duration of such charter (as such amount may be amortized for the duration of such charter as increases to charter revenue).

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“FATCA” means Sections 1471, 1472, 1473 or 1474 of the Code, any U.S. Treasury regulations or authoritative guidance promulgated thereunder, and any law or agreement implementing an intergovernmental approach thereto.

“FATCA Agreement” means any agreement made by a person (or an affiliate of that person) with the U.S. Internal Revenue Service or applicable taxing or governmental authority pursuant to FATCA.

“FATCA Exempt Party” means, in respect of a payment to be made pursuant to any Finance Document on or after 1 January 2014, a Finance Party that is able to receive such payment without the need for FATCA Withholding by either an Obligor or the Agent.

“FATCA Withholding” means any withholding or Tax deduction under FATCA or pursuant to a FATCA Agreement.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement or the Original Credit Agreement Closing Date between the Agent and the Borrower setting out any of the fees referred to in Clause 11 (Fees).

“Finance Document” means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	any Note;

(d)	any Account Charge;

(e)	the Security Interest Deed;

(f)	any Mortgage;

(g)	any Assignment of Earnings;

(h)	any Assignment of Insurances;

(i)	any Pledge Agreement;

(j)	any General Security Agreement;

(k)	any General Account Charge;

(l)	any Approved Manager’s Undertaking;

(m)	any Assignment of Shipbuilding Contract and Refund Guarantee;

(n)	any Accession Letter;

(o)	any Resignation Letter;

(p)	any Master Agreement Assignment;

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(q)	the Confirmation Agreement;

(r)	any Letter Agreement; and

(s)	any other document designated as such by the Agent and the Borrower.

“Finance Party” means the Agent, the Security Trustee, the Arranger, the Bookrunner, a Lender or a Swap Bank.

“Financial Indebtedness” means, in relation to any member of the Group (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement (in each case, other than in respect of assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)	under any foreign exchange transaction, interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)	under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person.

“Financial Plan” shall have the meaning assigned to such term in Clause 19.4(f) (Information: Miscellaneous).

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Framework Period” has the meaning specified in the Preliminary Statements.

“GAAP” means accounting principles, concepts, bases and policies generally adopted and accepted in the United States of America consistently applied.

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“General Account Charge” means a deed containing, among other things, a first priority account charge made or to be made by the Borrower or a Guarantor in favor of the Security Trustee in respect of any account held by the Borrower or that Guarantor (other than a Guarantor’s Operating Account or the DBS Vickers Account).

“General Security Agreement” means a first priority general security agreement made or to be made by the Borrower or a Guarantor in favor of the Security Trustee in respect of the personal property of the Borrower or such Guarantor.

“Group” means the Borrower and its Subsidiaries (whether direct or indirect and including, but not limited to, the Guarantors) from time to time and “member of the Group” shall be construed accordingly.

“Guaranteed Obligations” has the meaning specified in Clause 17.1 (Guarantee and indemnity).

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 28 (Changes to the Obligors).

“Inactive Subsidiary” means a Subsidiary of the Borrower listed in Schedule 15 (Inactive Subsidiaries).

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

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(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has exercised in respect of it one or more of the stabilization powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(i)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insurances” means, in relation to any Ship:

(a)	all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, which are effected in respect of that Ship, its Earnings or otherwise in relation to it; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium.

“Interest Charges” means, in respect of an Accounting Period, the aggregate on a consolidated basis of (i) all interest incurred by any member of the Group (including commitment fees payable under Clause 11.1 (Commitment fee) during such Accounting Period), (ii) any net amounts payable under interest rate hedge agreements during such Accounting Period, and (iii) the amortization of deferred financing costs (including amendment fees payable to the Lenders on the Effective Date and as provided in Clause 11.4 (Amendment Fee), work fees payable to the Agent under any Fee Letter, and extension fees payable to the Lenders under Clause 6.4 (Extension of Termination Date), in each case, during such Accounting Period).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

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“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended, updated or supplemented from time to time (and the terms “Safety Management System”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on December 13, 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended).

“Lender” means:

(a)	any Original Lender; and

(b)	any person which has become a Party as a New Lender in accordance with Clause 27 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with this Agreement.

“Letter Agreement” means a deed made or to be made by the Borrower and a Guarantor providing for the joinder of such Guarantor as a party to the Security Interest Deed.

“LIBOR” means, in relation to any Interest Period for any Loan or Unpaid Sum:

(a)	the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on REUTERS BBA Page LIBOR 01 at or about the Specified Time on the Quotation Date for that Interest Period (and, for the purposes of this Agreement, “REUTERS BBA Page LIBOR 01” means the display designated as “REUTERS BBA Page LIBOR 01” on the Reuters Money News Service or such other page as may replace REUTERS BBA Page LIBOR 01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollars); or

(b)	if no rate is quoted on REUTERS BBA Page LIBOR 01, the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) of the rates per annum notified to the Agent by each Reference Bank as the rate at which deposits in Dollars are offered to that Reference Bank by leading banks in the Relevant Interbank Market at that Reference Bank’s request at or about the Specified Time on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it.

“Loan” means a Term Loan, a Revolving Loan or a PIK Loan.

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“Major Casualty” means, in relation to any Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction).

“Manager” means a Guarantor that manages a vessel or vessels owned by a member of the Delphin Group or a Third Party Ship Owner.

“Mandate Letter” means the letter dated August 29, 2007 between the Arranger and the Borrower.

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formula).

“Margin” means the aggregate of the Cash Pay Margin and the Capitalized Margin.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System and any successor regulations thereto, as in effect from time to time.

“Master Agreement” means each master agreement made between the Borrower and a Swap Bank and includes all Designated Transactions from time to time entered into and confirmations from time to time exchanged under each such master agreement.

“Master Agreement Assignment” means, in relation to each Master Agreement, a first priority assignment of such Master Agreement between the Borrower and the Security Trustee.

“Material Adverse Effect” means a material adverse effect on:

(a)	the condition (financial or otherwise), operations, assets or business of any member of the Group or the Group as a whole; or

(b)	the ability of any Obligor to perform any of its material obligations under any Finance Document or Master Agreement; or

(c)	the material rights and remedies of any Finance Party under any Finance Document or Master Agreement or the perfection, validity or priority of the Finance Parties’ security interests in the Finance Documents.

“Material Contract” means any contract or other arrangement to which any member of the Group is a party (other than the Finance Documents, the Master Agreements and any contract for the charter of the Ships) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect, including, without limitation, any contract with a member of the Delphin Group and any contract with DBS Vickers Securities (Singapore) Pte Ltd or any of its Affiliates.

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“Memorandum of Agreement” means, in relation to an Additional Ship, a memorandum of agreement or other contract executed by, among others, the registered owner of such ship, as seller, and the Borrower and/or a direct Wholly-Owned Subsidiary of the Borrower, as buyer, providing for the purchase or acquisition by the Borrower and/or such Subsidiary of the registered ownership of such ship.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“Mortgage” means (i) a first preferred Marshall Islands ship mortgage made or to be made by a Guarantor in favor of the Security Trustee in respect of a Ship, as the same may be amended from time to time, or (ii) a first priority Alternative Approved Flag ship mortgage in form and substance satisfactory to the Agent.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) of ERISA.

“New Guarantor” means an Original Guarantor listed beneath the column heading “New Guarantors” as set forth in Part II of Schedule 1 (Original Parties).

“New Lender” has the meaning specified in Clause 27.1 (Assignments and transfers by the Lenders).

“New Swap Bank” has the meaning specified in Clause 29.1 (Procedure for accession).

“Non-Excluded Taxes” shall have the meaning assigned to such term in Clause 12.1 (Gross up for Taxes).

“Note” has the meaning specified in Clause 5.5 (Notes).

“Obligor” means the Borrower or a Guarantor.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Operating Account” means, in relation to any Ship, an account in the name of the Guarantor which owns that Ship with the Agent in London, England designated “[●] - Operating Account”, or any other account (with that or another office of the Agent or with a bank or financial institution other than the Agent) which is designated by the Agent as the Operating Account in relation to that Ship for the purposes of this Agreement.

“Original Credit Agreement” has the meaning specified in the Preliminary Statements.

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“Original Credit Agreement Closing Date” means October 19, 2007.

“Original Facility” has the meaning specified in the Preliminary Statements.

“Original Financial Statements” means in relation to the Borrower, the audited consolidated financial statements of the Group for the financial year ended December 31, 2011.

“Original Guarantors” has the meaning specified in the recital hereof.

“Original Lender” has the meaning specified in the recital hereof.

“Original Obligor” means the Borrower or an Original Guarantor.

“Original Security Documents” has the meaning specified in the Preliminary Statements.

“Original Swap Bank” has the meaning specified in the recital hereof.

“Party” means a party to this Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Security” means:

(a)	Security created by the Finance Documents;

(b)	liens for current crew wages and salvage;

(c)	liens imposed by any governmental authority for taxes, assessments or charges not yet due (after giving effect to any applicable grace period) or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the relevant Obligor in accordance with generally accepted accounting principles;

(d)	liens securing claims which are completely covered by insurance and the deductible applicable thereto, so long as there has not been any action by the lienholder to enforce such lien;

(e)	liens arising from the supply of goods and/or services to any Ship in the ordinary course of business, so long as such obligations are not overdue for more than sixty (60) days or are being contested in good faith by appropriate proceedings and there has not been any action by the lienholder to enforce such lien; and

(f)	liens arising under charters entered into in the ordinary course of business.

“PIK Loan” means a loan evidencing an amount of interest that has been capitalized in accordance with Clause 8.2 (Payment of interest) or the principal amount outstanding for the time being of that loan.

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“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Pledge Agreement” means a first priority pledge and security agreement made or to be made by the Borrower of its interests in each Guarantor that is the owner of a Ship.

“Preliminary Statements” means the Preliminary Statements following the recital hereof.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, 2 Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Banks” means (i) prior to the date following “close of primary syndication” (as defined in the Mandate Letter) on which all the Lenders subject to such syndication become party to this Agreement, the principal London office of the Original Lender, and (ii) on and after the date referred to in the preceding clause (i), the principal London offices of the Original Lender and any 2 other Lenders as may be appointed by the Agent from time to time in its sole discretion in consultation with the Borrower.

“Registration Rights Agreement” means the Warrant Shares Registration Rights Agreement between the Borrower and the Original Lenders or their nominees made on or about the Effective Date.

“Registration Statement” means the registration statement on Form S-3 to be filed by the Borrower with the Securities and Exchange Commission in connection with the Registration Rights Agreement.

“Released Guarantor” means an Inactive Subsidiary listed beneath the column heading “Released Guarantors” as set forth in Schedule 15 (Inactive Subsidiaries).

“Relevant Interbank Market” means the London interbank market.

“Repeating Representations” means each of the representations set out in Clauses 18.1 (Status), 18.2 (Binding obligations), 18.3 (Non-conflict with other obligations), 18.4 (Power and authority). 18.5 (Validity and admissibility in evidence), 18.6 (Governing law and enforcement), 18.9 (No default), 18.11 (Financial statements), 18.12 (Pari passu ranking), Clause 18.28 (Sanctions) and Clause 18.29 (No prohibited payments).

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

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“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Restricted Party” means any person that is:

(a)	listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC or any similar list maintained by, or any public announcement of Sanctions designation made by, the United States Department of State or any other U.S. government entity, the United Nations, the European Union or any of its Member States including, without limitation, the United Kingdom and Her Majesty's Treasury;

(b)	located in, incorporated under the laws of, or owned by, controlled by or acting on behalf of a person located in or organized under the laws of, any country or territory that is the target of country- or territory-wide Sanctions; or

(c)	otherwise a target of Sanctions (“target of Sanctions” signifying that a U.S. person or national from the sanctioning jurisdiction would be restricted from doing business with that person).

“Retained Equity Amount” shall have the meaning assigned to such term in Clause 7.5(c) (Mandatory prepayment).

“Retained Excess Cash Amount” shall have the meaning assigned to such term in Clause 7.5(d) (Mandatory prepayment).

“Revolving Facility” means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facilities).

“Revolving Facility Commitment” means:

(a)	in relation to an Original Lender, the Dollar amount set opposite its name under the heading “Revolving Facility Commitment” in Part III of Schedule 1 (The Original Parties) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the Dollar amount of any Revolving Facility Commitment transferred to it under this Agreement,

in each case, to the extent not cancelled, reduced or transferred by it under this Agreement.

“Revolving Loan” means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

“Safety Management Certificate” has the meaning given to it in the ISM Code.

“Safety Management System” has the meaning given to it in the ISM Code.

“Sanctions” means the economic sanctions laws, regulations, rules or restrictive measures administered, enacted or enforced by OFAC, the United States Department of State, any other U.S. government entity, the United Nations, or the European Union and its Member States, including, without limitation, the United Kingdom and Her Majesty’s Treasury.

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“Securities and Exchange Commission” shall mean the United States Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or the Securities Exchange Act of 1934, as amended.

“Security” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code of any relevant jurisdiction or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Security Interest Deed” means the Amended and Restated Security Interest Deed dated December 17, 2007 among the Borrower, certain Guarantors and The Royal Bank of Scotland, plc containing, among other things, a charge in respect of the Collection Account.

“Security Period” means the period starting on the Original Credit Agreement Closing Date and ending on the date on which the Agent is satisfied that all amounts outstanding under the Finance Documents have been irrevocably paid and discharged in full (both dates inclusive).

“Security Trustee” has the meaning specified in the recital hereto, and shall include any successor thereto.

“Security Value” means, in respect of any relevant date, the aggregate amount of the market value of each Ship then subject to a Mortgage and which has not become the subject of a Total Loss, determined in accordance with Clause 21.3 (Valuation of Ships) on the basis of the most recent valuation delivered pursuant to Clause 21.6 (Provision of valuations and information).

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

“Servicing Bank” means the Agent or the Security Trustee.

“Ships” means collectively, the Existing Ships and all Additional Ships.

“Shipbuilding Contract” means a shipbuilding contract made between the shipyard undertaking to build a Ship and a Guarantor, as buyer, providing for the purchase by such Guarantor of such Ship.

"Singapore Companies Act" means the Companies Act (Chapter 50) of Singapore.

“Sixth Amendatory Agreement” has the meaning specified in the Preliminary Statements.

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“Solvent” means, with respect to any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair saleable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay as such debts and liabilities mature and (d) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Time” means a time determined in accordance with Schedule 10 (Timetables).

“Subsidiary” of any person means any corporation, limited liability company, partnership, joint venture, trust or estate or other entity of which (or in which) more than 50% of (a) the voting stock or membership interests of such corporation or company, (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such person, by such person and one or more of its other Subsidiaries or by one or more of such person’s other Subsidiaries.

“Swap Bank” means:

(a)	the Original Swap Bank; and

(b)	any Lender which has become a New Swap Bank in accordance with Clause 29 (Changes to Swap Banks).

“Swap Bank Accession Letter” means a document in the form set out in Schedule 13 (Form of Swap Bank Accession Letter) or in any other form agreed between the Borrower, the Agent and the Original Swap Bank.

“Swap Counterparty” means, at any relevant time and in relation to a continuing Designated Transaction, the Swap Bank which is a party to that Designated Transaction.

“Swap Exposure” means, as at any relevant date and in relation to a Swap Counterparty, the amount certified by the Swap Counterparty to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrower to the Swap Counterparty under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement entered into by the Swap Counterparty with the Borrower if an Early Termination Date had occurred on the relevant date in relation to all continuing Designated Transactions entered into between the Borrower and the Swap Counterparty.

“Tax” means any tax, levy, impost, duty or other charge, assessment or withholding of a similar nature and all liabilities in respect thereof (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term Facility” means the term loan facility described in Clause 2 (The Facilities).

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“Term Facility Commitment” means:

(a)	in relation to an Original Lender, the Dollar amount set opposite its name under the heading “Term Facility Commitment” in Part III of Schedule 1 (The Original Parties) and the amount of any other Term Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the Dollar amount of any Term Facility Commitment transferred to it under this Agreement,

in each case, to the extent not cancelled, reduced or transferred by it under this Agreement.

“Term Loan” means a loan deemed to have been made under the Term Facility or the principal amount outstanding for the time being of that loan.

“Termination Date” means December 31, 2015 or, if extended pursuant to Clause 6.4 (Extension of Termination Date), June 30, 2017.

“Third Party Ship Owner” has the meaning specified in Clause 22.6(c) (Change of business).

“Total Commitments” means the aggregate of the Total Term Facility Commitments and the Total Revolving Facility Commitments.

“Total Revolving Facility Commitments” means the aggregate of the Revolving Facility Commitments, being $20,000,000 at the Effective Date.

“Total Term Facility Commitments” means the aggregate of the Term Facility Commitments, being $1,129,478,742 at the Effective Date.

“Total Loss” means, in relation to any Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b)	any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 90 days without any right to an extension) unless it is within 30 days redelivered to the full control of the Guarantor which owns that Ship; and

(c)	any arrest, capture, seizure or detention of that Ship (including any hijacking or theft) unless it is within 30 days redelivered to the full control of the Guarantor which owns that Ship.

“Total Loss Date” means, in relation to the Total Loss of any Ship:

(a)	in the case of an actual loss of that Ship, at noon Greenwich Mean Time on the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

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(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)	at noon Greenwich Mean Time on the date on which a notice of abandonment is given to the insurers; and

(ii)	at noon Greenwich Mean Time on the date of any compromise, arrangement or agreement made by or on behalf of the Guarantor which owns that Ship with that Ship’s insurers in which the insurers agree to treat that Ship as a total loss; and

(c)	in the case of any other type of total loss, at noon Greenwich Mean Time on the date (or the most likely date) on which it appears to the Agent, acting reasonably, that the event constituting the total loss occurred.

“Transaction” has the meaning given in each Master Agreement.

“Transfer Certificate” means a certificate in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Agent executes the Transfer Certificate.

“Trust Property” means:

(a)	all Security and other rights granted to, or held or exercisable by, the Security Trustee under or by virtue of the Finance Documents, except rights intended for the sole benefit or protection of the Security Trustee;

(b)	all moneys or other assets which are received or recovered by or on behalf of the Security Trustee under or by virtue of any Security or right covered by paragraph (a) above, including any moneys or other assets which are received or recovered by it as a result of the enforcement or exercise by it of such a Security or right; and

(c)	all moneys or other assets which may accrue in respect of, or be derived from, any moneys or other assets covered by paragraph (b) above,

except any moneys or other assets which the Security Trustee has transferred to the Agent or (being entitled to do so) has retained in accordance with the provisions of Clause 30 (Role of the Servicing Banks, the Arranger and the Bookrunner).

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

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“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Utilization” means a utilization of the Revolving Facility.

“Utilization Date” means the date of a Utilization, being the date on which the relevant Revolving Loan is to be made.

“Utilization Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

"Warrants" means the warrants to be issued pursuant to the Warrant Agreement.

"Warrant Agreement" means the Warrant Agreement between the Borrower and the Original Lenders or their nominees made on or about the Effective Date.

“Wholly-Owned Subsidiary” of any person means any corporation, limited liability company, partnership, joint venture, trust or estate or other entity of which 100% of (a) the voting stock or membership interests of such corporation or company, (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such person, by such person and one or more of its other Wholly-Owned Subsidiaries or by one or more of such person’s other Wholly-Owned Subsidiaries.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	any “Finance Party”, any “Obligor” or any other “person” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, restated, supplemented, extended or novated;

(iv)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)	a “person” includes an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof;

(vi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

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(vii)	a provision of law is a reference to that provision as amended or re-enacted; and

(viii)	a time of day is a reference to London time.

(b)	Section, Clause, Schedule and Exhibit headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	When used in this Agreement, (i) the words “herein”, “hereof” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words “Section”, “Clause”, “Schedule” and “Exhibit” shall refer to Sections and Clauses of, and Schedules and Exhibits to, this Agreement unless otherwise specified and (ii) whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

(e)	In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

(f)	All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(g)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

1.3	Third party rights

The agreements of each Finance Party under this Agreement are made solely for the benefit of the Borrower and may not be relied upon or enforced by any other person.

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SECTION 2

THE FACILITies

2	The Facilities

2.1	The Facilities

(a)	As of the date of this Agreement, an aggregate amount of $1,129,478,742 is outstanding under the Original Credit Agreement.

(b)	On the Effective Date:

(i)	An aggregate amount of the Total Commitments under the Original Credit Agreement equal to $1,875,735 shall be cancelled pro rata among the Lenders;

(ii)	An aggregate amount of Loans equal to $1,129,478,742 shall automatically convert into term loans, and such term loans shall be deemed to have been made available to the Borrower under a term loan facility in an aggregate amount equal to the Total Term Facility Commitments;

(iii)	Subject to the terms of this Agreement, the Lenders shall make available to the Borrower a Dollar revolving credit facility in an aggregate amount equal to the Total Revolving Facility Commitments.

2.2	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents and under the Master Agreements are several. Failure by a Finance Party to perform its obligations under the Finance Documents or under any Master Agreement does not affect the obligations of any other Party under the Finance Documents or under any other Master Agreement. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents and under the Master Agreements.

(b)	The rights of each Finance Party under or in connection with the Finance Documents and the Master Agreements are separate and independent rights and any debt arising under the Finance Documents or any Master Agreement to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may separately sue for any Unpaid Sum due to it.

(d)	Except as provided in paragraph (c) above, no Finance Party may commence proceedings against any Obligor in connection with a Finance Document without the prior consent of the Majority Lenders.
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3	Purpose

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Revolving Facility for the working capital purposes of the Group.

3.2	[Reserved]

3.3	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of EFFECTIVENESS AND Utilization

4.1	Conditions precedent to Effectiveness and post-Effective Date obligations

(a)	The amendment and restatement of the Original Credit Agreement pursuant hereto, and the waivers set forth in Clause 44.1 and releases of certain Guarantors in Clause 44.4 shall become effective on and as of the first date (the “Effective Date”) on which the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied, and the Borrower may not deliver a Utilization Request unless and until the Agent has so notified the Borrower.

(b)	The Borrower must cause the Registration Statement to be filed with the Securities and Exchange Commission, and any applicable fees payable in connection therewith to be paid, on or before June 30, 2012, as contemplated by Clause 22.27 (Registration Statement).

4.2	Conditions precedent to Utilization

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the proposed Utilization Date and before the requested Loan is made available:

(a)	no Default is continuing or would result from the proposed Loan;

(b)	the representations and warranties contained in Clause 18 (Representations) (other than Clauses 18.7 (Deduction of Tax), 18.8 (No filing or stamp taxes), 18.14 (Status of security), 18.23 (Place of Business), 18.30 (Bank accounts) and 18.31 (Material Contracts)) are true and correct in all material respects, as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(c)	the amount of such proposed Loan shall be an amount which conforms to the applicable provisions of Clause 5.3 (Currency and amount);

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(d)	the Agent has received a certificate of an officer of the Borrower, dated as of the proposed Utilization Date (the statements made in such certificate shall be true on and as of such Utilization Date), certifying as to (A) the absence of any amendments to the articles of incorporation and by-laws, or certificate of formation and limited liability company agreement of each Obligor previously certified to the Agent pursuant to Clause 4.1, (B) the due incorporation or formation, as the case may be, and good standing of each Obligor, as a corporation or limited liability company formed under the laws of the its jurisdiction of organization and the absence of any proceeding for the dissolution or liquidation of such Obligor, (C) that the representations and warranties referred to in paragraph (b) of this Clause 4.2 are true in all material respects and (D) the absence of any event occurring and continuing, or resulting from the making of the relevant Loan that constitutes a Default; and

(e)	the Utilization Request was accompanied by a Cash Flow Forecast prepared as at a date no earlier than seven days prior to the proposed Utilization Date.

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SECTION 3

UTILIZATION

5	Utilization

5.1	Delivery of a Utilization Request

The Borrower may utilize the Revolving Facility by delivery to the Agent of a duly completed Utilization Request not later than the Specified Time.

5.2	Completion of a Utilization Request

(a)	Each Utilization Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilization Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilization comply with Clause 5.3 (Currency and amount);

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods); and

(iv)	it specifies the purpose of the proposed Loan.

(b)	Only one (1) Loan may be requested in each Utilization Request.

5.3	Currency and amount

(a)	The currency specified in a Utilization Request must be Dollars.

(b)	The amount of the proposed Utilization shall not exceed the amount of additional cash that the Cash Flow Forecast delivered pursuant to Clause 4.2(e) indicates that the Group will require in order to maintain an aggregate minimum cash balance (including, for the avoidance of doubt, cash not held in an account with the Agent) of $10,000,000 in the week immediately following the proposed Utilization Date.

(c)	The amount of any proposed Revolving Loan shall be an amount which, together with the aggregate amount of all outstanding Revolving Loans, shall not exceed the Total Revolving Facility Commitments.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilization Date through its Facility Office.

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(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making the Loan.

(c)	The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

5.5	Notes

(a)	The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall, if requested by such Lender, be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit A with blanks appropriately completed in conformity herewith (each, a “Note”).

(b)	Each Note shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Effective Date (or, in the case of Notes issued after the Effective Date, be dated the date of issuance thereof), (iii) be in a stated principal amount (together with the principal amount of any other Note held by such Lender) equal to the Commitment of such Lender on the date of issuance thereof, (iv) mature on the Termination Date, (v) bear interest as provided in Clause 8 (Costs of Utilization), (vi) be subject to voluntary prepayment and mandatory repayment as provided in Section 4 (Reduction, Repayment, Prepayment and Cancellation) and (vii) be entitled to the benefits of this Agreement and the other Finance Documents.

(c)	Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower’s obligations in respect of such Loans.

(d)	Notwithstanding anything to the contrary contained above in this Clause 5.5 or elsewhere in this Agreement, a Note shall be delivered only to Lenders that at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related obligations) incurred by the Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the Finance Documents. Any Lender that does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding paragraph (c). At any time (including, without limitation, to replace any Note that has been destroyed or lost) when any Lender requests the delivery of a Note to evidence its Loans, the Borrower shall promptly execute and deliver to such Lender the requested Note in the appropriate amount provided that, in the case of a substitute or replacement Note, the Borrower shall have received from such requesting Lender (i) an affidavit of loss or destruction and (ii) a customary lost/destroyed Note indemnity, in each case in form and substance reasonably acceptable to the Borrower and such requesting Lender, and duly executed by such requesting Lender.

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(e)	On the Effective Date or as soon thereafter as practicable, each Original Lender shall surrender any promissory note made by the Borrower to the Original Lender; provided the Original Lenders may request a new Note in accordance with the preceding provisions of this Clause 5.5 (Notes).

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SECTION 4

Reduction, REPAYMENT, PREPAYMENT AND CANCELLATION

6	Reduction and Repayment

6.1	Cancellation of Total Commitments

The Total Commitments shall be reduced to zero and cancelled on the Termination Date.

6.2	Repayment of Loans

(a)	Subject to paragraph (b), the Borrower shall repay the Loans on the Termination Date.

(b)	At the election of the Borrower, on the Termination Date, the whole or any part of the PIK Loans (the “Relevant PIK Loans”) may be converted into such number of shares of Cumulative Convertible Preferred Stock that shall be obtained by dividing the aggregate amount of Relevant PIK Loans then outstanding by US$10, to be issued to each Lender (or its nominee) (each, a “Recipient”) on a pro rata basis, provided that:

(i)	no Default or Event of Default shall have occurred and be continuing on the Termination Date; and

(ii)	the Borrower shall have delivered to the Agent:

(A)	at least ninety days prior to the Termination Date, notice of the Borrower's intention to convert pursuant to this Clause 6.2(b);

(B)	at least 10 Business Days prior to the Termination Date, an opinion of counsel in form and substance reasonably acceptable to the Agent that the Cumulative Convertible Preferred Stock is duly authorized, validly issued, fully paid and nonassessable;

(C)	at least 10 Business Days prior to the Termination Date, a certificate of an authorized officer of the Borrower confirming that all necessary approvals have been obtained, including, but not limited to, any shareholder approvals required by the rules of any relevant national securities exchange;

(D)	at least 10 Business Days prior to the Termination Date, a duly executed counterpart of a registration rights agreement between the Borrower and the Recipients granting registration rights to each Recipient in respect of the Cumulative Convertible Preferred Stock and the common shares issuable upon conversion thereof, in the form of the Registration Rights Agreement relating to the Warrants; and

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(E)	at least 10 Business Days prior to the Termination Date, a copy of a duly executed amendment to the Rights Agreement dated on or about the date hereof between the Borrower and Computershare Trust Company, N.A. (as such Rights Agreement may then be amended or replaced, the “Rights Agreement”), pursuant to which the Borrower has exempted the issuance or ownership of the Cumulative Convertible Preferred Stock (and of any common stock or other securities issuable upon the conversion thereof) from the application of the Rights Agreement, in form and substance reasonably acceptable to the Agent.

To the extent not exercised on the Termination Date, the conversion right set forth in this paragraph (b) shall completely and automatically terminate and expire, and thereafter it shall be of no force or effect whatsoever.

6.3	Termination Date

On the Termination Date, the Borrower shall additionally pay to the Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.4	Extension of Termination Date

(a)	The Borrower may, by notice to the Agent not earlier than 90 days and not later than 60 days prior to the Termination Date, extend the Termination Date to June 30, 2017, provided that such extension shall not take effect unless:

(i)	The Collateral Coverage Ratio as at the end of the last Accounting Period prior to the Extension Date is less than 80%;

(ii)	No Default or Event of Default shall have occurred and be continuing on the Extension Date;

(iii)	The representations and warranties contained in Clause 18 (Representations) (other than Clauses 18.7 (Deduction of Tax), 18.8 (No filing or stamp taxes), 18.14 (Status of security), 18.23 (Place of Business), 18.30 (Bank accounts) and 18.31 (Material Contracts)) are true and correct on and as of the Extension Date, as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(iv)	On or before the Extension Date, the Borrower shall have paid in full an extension fee equal to 1.0% of the Loans and Commitments then outstanding (such extension fee to be shared pro rata among the Lenders and to be non-refundable and fully earned on the Extension Date); and

(v)	The Agent has received a certificate, dated as of the Extension Date and signed by the chief financial officer and the chief executive officer of the Borrower, certifying that the conditions set forth in paragraphs (ii) and (iii) of this Clause 6.4(a) have been satisfied.

(b)	Any notice delivered to the Agent pursuant to paragraph (a) above must be accompanied by a certificate, signed by the chief financial officer and the chief executive officer of the Borrower, demonstrating in reasonable detail the calculation of the Collateral Coverage Ratio as at the end of the last Accounting Period prior to the Extension Date.

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(c)	For the purposes of this Clause 6.4, “Extension Date” means December 31, 2015.

7	Prepayment and cancellation

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)	the Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the day following the date on which the notice was given by the Lender to the Agent or, if later, the last day of any applicable grace period permitted by law).

7.2	Change of Control

If a Change of Control occurs:

(a)	the Borrower shall promptly notify the Agent upon becoming aware of that event;

(b)	a Lender shall not be obliged to fund a Utilization; and

(c)	if the Majority Lenders so require, the Agent shall, by not less than 5 days’ notice to the Borrower, cancel the Facilities and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments shall be cancelled and all such outstanding amounts will become immediately due and payable.

7.3	Voluntary cancellation

The Borrower may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $5,000,000) of the Available Facility. Any cancellation under this Clause 7.3 shall reduce the Commitments of the Lenders rateably.

7.4	Voluntary prepayment of Loans

The Borrower may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $5,000,000); provided that no amount prepaid under this Clause 7.4 may be applied towards payment of any PIK Loans until the Term Loans and any Revolving Loans then outstanding have been repaid in full.

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7.5	Mandatory prepayment

The Loans shall be prepaid and/or the Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below:

(a)	The Borrower shall prepay the Loans in an amount equal to 100% of the net cash proceeds of the sale, transfer, disposition or loss of any asset, including the Total Loss or sale of a Ship. Such repayment shall be made:

(i)	in the case of a sale of a Ship, on or before the date on which the sale is completed;

(ii)	in the case of a Total Loss of a Ship, on the earlier of the date falling 150 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance or other compensation relating to such Total Loss; and

(iii)	in any other case, on the date of receipt of such proceeds.

(b)	On the date of receipt thereof, the Borrower shall repay the Loans in an amount equal to 100% of the net proceeds from the issuance of any Financial Indebtedness of any Obligor other than Financial Indebtedness that is permitted under Clause 22.9;

(c)	On the date of receipt thereof, the Borrower shall repay the Loans in an amount equal to seventy-five percent (75%) of the aggregate amount of any Equity received by the Borrower (the 25% of the aggregate amount of such Equity received and not required to be applied to prepayment being a “Retained Equity Amount”);

(d)	In the event that there shall be Excess Cash as at the last day of any Accounting Period (an “Excess Cash Testing Date”), no later than ten (10) Business Days after such Excess Cash Testing Date:

(i)	if the Collateral Coverage Ratio as at such Excess Cash Testing Date is greater than or equal to 80%, the Borrower shall repay the Loans in an amount equal to 100% of any Excess Cash; and

(ii)	if the Collateral Coverage Ratio as at such Excess Cash Testing Date is less than 80%, the Borrower shall repay the Loans in an amount equal to 80% of any Excess Cash (the 20% of Excess Cash not required to be applied to prepayment being a “Retained Excess Cash Amount”).

Concurrently with any repayment of the Loans pursuant to this paragraph (d) (or, if no such prepayment and reduction is made with respect to an Excess Cash Testing Date, by no later than ten (10) Business Days after such Excess Cash Testing Date), the Borrower shall deliver to the Agent a certificate, signed by the chief financial officer and the chief executive officer of the Borrower, demonstrating in reasonable detail the calculation of the amount of Excess Cash as at the applicable Excess Cash Testing Date.

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(e)	All amounts prepaid under paragraphs (a), (b), or (c) shall be applied in the following order:

(i)	first, in or towards payment pro rata of any Term Loans then outstanding, until the Term Loans have been repaid in full (and the Term Facility Commitments of the Lenders shall be reduced pro rata in an equivalent amount);

(ii)	second, in or towards payment pro rata of any PIK Loans then outstanding, until the PIK Loans have been repaid in full; and

(iii)	third, in or towards payment pro rata of any Revolving Loans then outstanding (and the Revolving Facility Commitments of the Lenders shall be reduced pro rata in an equivalent amount).

(f)	All amounts prepaid under paragraph (d) shall be applied:

(i)	first, in or towards payment pro rata of any Revolving Loans then outstanding (without reducing the Revolving Facility Commitments);

(ii)	second, in or towards payment pro rata of any Term Loans then outstanding, until the Term Loans have been repaid in full (and the Term Facility Commitments of the Lenders shall be reduced pro rata in an equivalent amount); and

(iii)	third, in or towards payment pro rata of any PIK Loans then outstanding, until the PIK Loans have been repaid in full.

(g)	On the third Business Day of each week, if any Revolving Loan is outstanding, the Borrower shall immediately repay the Revolving Loans to the extent that:

(i)	the Group’s actual aggregate free cash on that date exceeds $10,000,000; and

(ii)	the Cash Flow Forecast delivered on that date pursuant to Clause 19.4(g) (Information: miscellaneous) shows that prepayment would not cause the Group’s projected free cash to fall below $10,000,000 in aggregate during the seven days after that date.

7.6	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under Clause 12.1 (Gross-up for Taxes); or

(ii)	any Lender claims indemnification from the Borrower under Clause 12.2 (Tax Indemnity) or Clause 13.1 (Increased costs);

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the Borrower may, so long as the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in that Loan.

7.7	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and all other sums payable under the terms of this Agreement (including any sums pursuant to Clause 14.2 (Other Indemnities)) but otherwise without premium or penalty.

(c)	The Borrower may not reborrow any part of the Term Facility which is prepaid.

(d)	Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is repaid or prepaid may be reborrowed in accordance with the terms of this Agreement.

(e)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(h)	If all or part of a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Conditions Precedent to Utilization)), an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph (h) shall reduce the Commitments of the Lenders rateably under that Facility.

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7.8	Replacement of Lender

(a)	If any event described in paragraphs (i) or (ii) of Clause 7.6(a) (Right of repayment and cancellation in relation to a single Lender) shall occur, the Borrower may, as an alternative to exercising its rights under Clause 7.6, on 15 Business Days’ prior written notice to the Agent and the relevant Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to another Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Borrower, and which is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Lender’s participations on the same basis as the transferring Lender, for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 7.8 shall be subject to the following:

(i)	the Borrower shall have no rights to replace the Agent or the Security Trustee;

(ii)	neither the Agent nor any Lender shall have any obligation to the Borrower to find a Replacement Lender; and

(iii)	in no event shall the Lender replaced under this Clause 7.8 be required to pay or surrender to the Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

7.9	Unwinding of Designated Transactions

On or prior to any repayment or prepayment of a Loan under this Clause 7 or any other provision of this Agreement, the Borrower shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions which are interest rate swap transactions relating to the Loans so that the notional principal amount of the continuing Designated Transactions which are interest rate swap transactions relating to the Loans thereafter remaining does not and will not in the future exceed the amount of the Loans.

7.10	[Reserved]

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seCTION 5

COSTS OF UTILIZATION

8	Interest

8.1	Calculation of interest

(a)	The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(i)	the Margin;

(ii)	LIBOR; and

(iii)	the Mandatory Cost, if any.

(b)	The Cash Pay Margin and the Capitalized Margin for each Interest Period shall be determined by reference to the Collateral Coverage Ratio as of the end of the last Accounting Period, as set forth below:

Collateral Coverage Ratio	Cash Pay Margin	Capitalized Margin	All-in margin
≥90%	3.5%	2.5%	6.0%
< 90% ≥ 80%	3.5%	2.0%	5.5%
< 80% ≥ 70%	3.5%	1.5%	5.0%
< 70% ≥ 60%	3.0%	1.0%	4.0%
<60%	3.0%	0.0%	3.0%

provided that the Capitalized Margin shall decrease from time to time by an amount of 0.25% for each $50,000,000 of Equity received by the Borrower after the Effective Date, in an aggregate Equity amount not to exceed $200,000,000.

8.2	Payment of interest

(a)	The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than 3 Months, on the dates falling at 3 monthly intervals after the first day of the Interest Period); provided that Cash Pay Interest (as hereinafter defined) shall not be payable on PIK Loans. The amount of interest payable in cash (the “Cash Pay Interest”) will be equal to the amount of interest accrued at the rate applicable to the Loan excluding the portion accrued in respect of Capitalized Interest during that Interest Period under Clause 8.1 (Calculation of Interest).

(b)	In addition to the Cash Pay Interest, interest (the “Capitalized Interest”) will accrue on each Loan (including, for the avoidance of doubt, PIK Loans) at a rate per annum equal to the Capitalized Margin. Any such Capitalized Interest accrued on the Loans will be capitalized and evidenced by PIK Loans on the last day in March, June, September and December of each year.

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(c)	Capitalized Interest accruing but not yet capitalized shall become immediately payable if, during the relevant Interest Period, all amounts due in respect of the Loans shall become immediately due and payable under Clause 26.14 (Acceleration), or the Loans are repaid in full in accordance with Clause 7 (Prepayment and cancellation).

(d)	If part of any Loan is repaid in accordance with Clause 7 (Prepayment and cancellation), Capitalized Interest which has accrued but has not yet been capitalized as at the date of that repayment on that repaid amount shall be capitalized and evidenced by a PIK Loan on that date.

8.3	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two percent (2.0%) higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If an Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to the relevant Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the relevant Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be two percent (2.0%) higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)	To the extent permitted by applicable law, default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	[Reserved]

8.5	Application to Master Agreements

For the avoidance of doubt, Clause 8.3 (Default Interest) does not apply to any amount payable under a Master Agreement in respect of any continuing Designated Transaction as to which section 2(e) (Default Interest; Other Amounts) of that Master Agreement shall apply.

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8.6	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9	Interest Periods

9.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period for a Loan in the Utilization Request for that Loan or (if that Loan has already been borrowed) in a Selection Notice; provided that with respect to each Loan that is outstanding on the Effective Date, the initial Interest Period for such Loan shall be the “Interest Period” in effect under the Original Credit Agreement prior to the Effective Date until the earlier of (i) the end of such Interest Period, or (ii) the date falling 60 days after the Effective Date.

(b)	Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

(c)	If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be 3 Months.

(d)	Subject to this Clause 9, the Borrower may select an Interest Period of 2 weeks, 1, 3 or 6 Months or any other period agreed between the Borrower and the Agent. In addition the Borrower may select an Interest Period of a period of less than 3 Months if such period ends on the Termination Date or the last day of any Interest Period then subsisting for another Loan.

(e)	The Borrower may not select any Interest Period for a Loan that ends after the Termination Date.

(f)	Each Interest Period for a Loan shall start on the Utilization Date or (if already made) on the last day of its preceding Interest Period.

9.2	Non-Business Days

Except as otherwise provided in this Agreement, if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Consolidation and division of Loans

(a)	Subject to paragraph (b) below, if two (2) or more Interest Periods:

(i)	relate to Loans; and

(ii)	end on the same date,

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those Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of that Interest Period.

(b)	Subject to Clause 5.3 (Currency and amount), if the Borrower requests in a Selection Notice that a Loan be divided into two (2) or more Loans, that Loan will, on the last day of its Interest Period, be so divided into the amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Loan immediately before its division.

10	Changes to the calculation of interest

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin;

(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)	In this Agreement “Market Disruption Event” means:

(i)	at or about noon Greenwich Mean Time on the Quotation Day for the relevant Interest Period, REUTERS BBA Page LIBOR 01 is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant Interest Period; or

(ii)	before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed thirty five percent (35%) of that Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

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10.3	Substitute basis of interest

(a)	If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any substitute basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4	Break Costs

(a)	The Borrower shall, within 3 Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	Fees

11.1	Commitment fee

(a)	The Borrower shall pay to the Agent (for the account of each Lender) a fee computed at the rate of 0.70% per annum on that Lender’s Available Commitment for the Availability Period.

(b)	The accrued commitment fee is payable on the last day of each successive period of 3 Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

11.2	[Reserved]

11.3	Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Amendment Fee

(a)	Subject to paragraph (b), as a condition to the effectiveness of this Agreement the Borrower shall pay to the Agent an amendment fee (the “Amendment Fee”) equal to 0.50% of the aggregate amount of the outstanding Loans and Available Commitments on the Effective Date (without taking account of any reduction in the Commitments contemplated by this Agreement). The Amendment Fee shall be shared pro rata between the Lenders and shall be non-refundable and fully earned on the Effective Date.

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(b)	The Amendment Fee shall be payable as follows:

(i)	50% of the Amendment Fee must be paid by the Borrower on or before the Effective Date;

(ii)	25% of the Amendment Fee must be paid by the Borrower on or before September 30, 2012; and

(iii)	the remaining 25% of the Amendment Fee must be paid by the Borrower on or before December 31, 2012.

(c)	As a condition to the effectiveness of this Agreement the Borrower shall pay to the Agent a work fee (the “Agent’s Work Fee”) in an amount to be agreed and on the dates set forth in a Fee Letter. The Agent’s Work Fee shall be non-refundable and fully earned on the Effective Date

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SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12	Tax gross up and indemnities

12.1	Gross Up for Taxes

(a)	All payments made by the Borrower or any other Obligor (or, with respect to FATCA, the Agent) hereunder and under any Note will be made without setoff, counterclaim or other defense. Except as provided in Clause 12.4 (Marshall Islands Taxation), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in Clause 12.1(b), any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision of any such jurisdiction (such taxes being referred to collectively as “Excluded Taxes”)) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively, as “Non-Excluded Taxes”). If any Non-Excluded Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Non-Excluded Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Non-Excluded Taxes, will not be less than the amount provided for herein or in such Note.

(b)	If any amounts are payable by an Obligor (or, with respect to FATCA, the Agent) in respect of Non-Excluded Taxes pursuant to Clause 12.1(a), the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located arising as a result of the payment of such Non-Excluded Taxes by the Borrower to such Lender and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to Clause 12.1(a) and in respect of any amounts paid to or on behalf of such Lender pursuant to this Clause 12.1(b).

(c)	The Borrower will furnish to the Agent within 45 days after the date the payment of any Non-Excluded Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower.

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12.2	Tax Indemnity

Each of the Obligors agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Non-Excluded Taxes levied or imposed on and paid by such Lender in respect of the transactions contemplated by the Finance Documents.

12.3	Stamp Taxes

Each of the Obligors agrees that it shall pay and hold each Finance Party harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the Finance Documents or the transactions contemplated thereby and save each Finance Party harmless from and against any and all costs, losses or liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Finance Party) to pay such taxes.

12.4	Marshall Islands Taxation

In the event that withholding taxes are imposed under the laws of the Republic of the Marshall Islands or any other jurisdiction in respect of payments on the Loan or other amounts due under this Agreement and if certain documentation provided by certain qualifying Lenders could reduce or eliminate such withholding taxes under the laws of the Republic of the Marshall Islands or such other jurisdiction or any treaty to which the Republic of the Marshall Islands or such other jurisdiction is a party, then, upon request by the Borrower, a Lender that is entitled to an exemption from, or reduction of, such withholding taxes shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation requested by the Borrower, if any, as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or delivery would not materially prejudice the legal position of such Lender. Notwithstanding the foregoing, nothing in this Clause 12.4 shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations); provided, however, that information equivalent to that required by current versions of U.S. IRS Forms W-8 and W-9 shall not be treated as confidential.

12.5	Tax Benefit Reimbursement

If the Borrower or any other Obligor pays any additional amount under this Clause 12 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Clause 12.5 shall be treated as a Non-Excluded Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Clause 12 without any exclusions or defenses; (iii) nothing in this Clause 12.5 shall require the Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns); and (iv) no Lender shall be required to pay any amounts pursuant to this Clause 12.5 at any time which a Default or Event of Default is continuing.

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12.6	FATCA Withholding

Notwithstanding anything to the contrary in this Agreement:

(a)	if an Obligor, the Agent or any other Party is required to make a FATCA Withholding then that Obligor, Agent or other Party may make such FATCA Withholding; and

(b)	the Agent shall not be required to increase any payment made by it under or in connection with a Finance Document in the event the Agent is required to make a FATCA Withholding in respect of such payment.

12.7	FATCA Compliance and Information

(a)	If any Obligor or the Agent reasonably believes that, in order to comply with FATCA or a FATCA Agreement or to determine whether it or an Obligor may be required to make a Tax payment which may be attributable (directly or indirectly) to a FATCA Withholding, it requires information as to the status under FATCA of any Finance Party then the Obligor or the Agent may, on or after 30 June 2013, (acting reasonably) request that Finance Party to provide that information and that Finance Party must comply with that request or advise that it does not consider that it is a FATCA Exempt Party within 20 Business Days of receipt of that request, provided that compliance with the request would not involve that Finance Party in any unlawful activity or any activity that is contrary to any request, guidance or directive of any competent authority (whether or not having the force of law, but if not having the force of law being of a type with which that Finance Party is accustomed to comply) and would not breach any contractual confidentiality or data protection obligations it is subject to.

(b)	If the Agent receives any information in accordance with paragraph (a) above it shall provide copies of that information to the relevant Obligor and the Lenders hereby agree to such information being sent to the relevant Obligor.

(c)	If a Lender reasonably believes that, in order to comply with FATCA or a FATCA Agreement, it requires information as to the status under FATCA of an Obligor then that Lender may, on or after 30 June 2013, (acting reasonably) request that Obligor to provide that information and that Obligor must comply with that request within 20 Business Days of receipt of that request, provided that compliance with the request would not involve such Obligor in any unlawful activity or any activity that is contrary to any request, guidance or directive of any competent authority (whether or not having the force of law, but if not having the force of law being of a type with which such Obligor is accustomed to comply) and would not breach any contractual confidentiality or data protection obligations it is subject to.

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13	Increased costs

13.1	Increased costs

(a)	Subject to Clause 13.3 (Exceptions), the Borrower shall, within 3 Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance by that Finance Party with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) made after the date of this Agreement provided that, notwithstanding anything to the contrary herein, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities of competent jurisdiction, in each case pursuant to Basel III, shall in each case be deemed to be a change in law for the purposes of this 13.1, regardless of the date enacted, adopted or issued.

(b)	In this Agreement, “Increased Costs” means:

(i)	a reduction in the rate of return from the Facilities or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount receivable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a deduction or withholding required by law to be made by an Obligor for or on account of Tax from a payment under a Finance Document;

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(b)	compensated for by Clause 12.2 (Tax Indemnity) (or would have been compensated for under Clause 12.2 (Tax Indemnity) but was not so compensated solely because of the exclusions in the definition of Excluded Tax);

(c)	compensated for by the payment of the Mandatory Cost; or

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14	Other indemnities

14.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within 3 Business Days of demand, indemnify each Finance Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

The Borrower shall (or shall procure that an Obligor will), within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilization Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

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(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

In circumstances where a Finance Party receives all or any part of a Loan otherwise than on the last day of an Interest Period the Borrower shall pay to such Finance Party in addition to Break Costs an amount equal to the Margin which would, but for receipt of the relevant part of the Loan, have accrued on the relevant part of such Loan from the date of such receipt to the earlier of (i) the end of the then current Interest Period relating thereto, and (ii) the 90th day following the date of such receipt.

14.3	Indemnity to the Agent and the Security Trustee

The Borrower shall promptly indemnify the Agent and the Security Trustee against any cost, loss or liability incurred by the Agent or the Security Trustee (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorized.

14.4	Environmental Indemnity

The Borrower shall indemnify, defend and hold harmless each Finance Party and their respective directors, officers, employees, representatives, agents, subsidiaries, Affiliates, successors and assigns (each, an “Indemnified Party”) on demand against all costs, expenses (including reasonable professionals’ fees and expenses), damages, obligations, commitments, liabilities and losses sustained or incurred in connection with or in respect of the Loan or any Finance Documents as a result of, or in connection with, Environmental Claims being made against the Borrower, any other member of the Group, any Indemnified Party or any Affiliate, successor or assign of the foregoing, or otherwise howsoever arising out of any Environmental Incident.

15	Mitigation by the Lenders

15.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities), Clause 13 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

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15.2	Limitation of liability

(a)	The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	Costs and expenses

16.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent, the Security Trustee, the Arranger and the Bookrunner the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If an Obligor requests an amendment, waiver or consent, the Borrower shall, within 3 Business Days of demand, reimburse the Agent and the Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Trustee in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement costs

The Borrower shall, within 3 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

16.4	Authority to debit Collection Account

The Agent shall, without prejudice to any other of the provisions of this Agreement, be entitled (but not obliged) at any time and from time to time (without prior notice) to debit the Collection Account in order to satisfy amounts payable by the Borrower to any Finance Party pursuant to this Clause 16. The Agent shall promptly notify the Borrower after any such debit to the Collection Account, provided that the failure to give such notice shall not affect the validity of such debit.

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SECTION 7

GUARANTEE

17	Guarantee and indemnity

17.1	Guarantee and indemnity

(a)	Each Guarantor irrevocably and unconditionally jointly and severally:

(i)	guarantees, as primary guarantor and not as surety merely, to each Finance Party punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, by each Obligor of all the Obligors’ obligations under the Finance Documents and the Master Agreements whether for principal, interest, fees, expenses, indemnity payments or obligations or otherwise (collectively, the “Guaranteed Obligations”);

(ii)	undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document or Master Agreement, such Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(iii)	indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party (i) if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, or (ii) by operation of law as a consequence of the transactions contemplated by the Finance Documents and the Master Agreements. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

(b)	Each Existing Guarantor hereby confirms its guarantee pursuant to the Original Credit Agreement (each, an “Existing Guarantee”) with effect from the date such Existing Guarantor became a party to the Original Credit Agreement in the terms set forth in this Clause 17.1, and acknowledges and agrees that (i) the Existing Guarantees remain in full force and effect after giving effect to this Agreement, and (ii) the Existing Guarantees extend to the Guaranteed Obligations as restated in this Clause 17.1.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents and the Master Agreements, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency, liquidation, judicial management or any similar event:

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(a)	the liability of each Obligor shall continue or be reinstated, as the case may be, as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

17.4	Waiver of defenses

(a)	The obligations of each Guarantor under this Clause 17 will not be affected by, and each Guarantor irrevocably waives any defense it might have by virtue of, any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document, a Master Agreement or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Master Agreement or any other document or security; or

(vii)	any bankruptcy, insolvency, liquidation, judicial management or similar proceedings; or

(viii)	any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor.

(b)	Each Guarantor unconditionally and irrevocably waives:

(i)	diligence, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, notice of the creation or incurring of new or additional indebtedness of the Obligors to the Finance Parties, notice of acceptance of this Guarantee, and notices of any other kind whatsoever;

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(ii)	the filing of any claim with any court in the event of a receivership, insolvency, bankruptcy, liquidation or judicial management;

(iii)	the benefit of any statute of limitations affecting any Obligor’s obligations under the Finance Documents or any Master Agreement or the Guarantor’s obligations under this Guaranty or the enforcement of this Guaranty; and

(iv)	any offset or counterclaim or other right, defense, or claim based on, or in the nature of, any obligation now or later owed to the Guarantor by the Obligors or any Finance Party.

17.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document or Master Agreement to the contrary.

17.6	Deferral of Guarantors’ rights

(a)	Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents and the Master Agreements have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(i)	to be indemnified by an Obligor;

(ii)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

(iii)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents, the Master Agreements or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents or the Master Agreements by any Finance Party.

(b)	Each Obligor acknowledges and agrees that:

(i)	until the Guaranteed Obligations have been indefeasibly paid in full, all obligations owing to it from any other Obligor whether contractually, under rights of subrogation, contribution, reimbursement or otherwise shall be junior and subordinate to any rights of any Finance Party against such Obligor;

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(ii)	it shall not exercise such rights prior to the indefeasible payment in full of all obligations under the Finance Documents and any Master Agreement, unless requested or consented to by the Agent; and

(iii)	it shall hold in trust for and pay or transfer to the Agent any payment or distribution received by it contrary to this Clause 17.

17.7	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

17.8	Right of Contribution

At any time a payment in respect of the Guaranteed Obligations is made under this guarantee, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this guarantee. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Clause 17.8 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations under this guarantee. As used in this Clause 17.8: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Relevant Net Worth (as defined below) of such Guarantor by (y) the aggregate Relevant Net Worth of all Guarantors; (ii) the “Relevant Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this guarantee) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Clause 17.8, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain Solvent, in the determination of the Agent.

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17.9	Limitation of Liability

Each of the Guarantors and the Finance Parties hereby confirms that it is its intention that the Guaranteed Obligations not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, each of the Guarantors and the Finance Parties hereby irrevocably agrees that the Guaranteed Obligations guaranteed by each Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

17.10	Information concerning the Obligors

Each Guarantor represents and warrants to each Finance Party that the Guarantor is affiliated with each Obligor and is otherwise in a position to have access to all relevant information bearing on the present and continuing creditworthiness of each Obligor and the risk that any Obligor will be unable to pay the Guaranteed Obligations when due. The Guarantor waives any requirement that any Finance Party advise the Guarantor of information known to that Finance Party regarding the financial condition or business of any Obligor, or any other circumstance bearing on the risk of non-performance of the Guaranteed Obligations, and the Guarantor assumes sole responsibility for keeping informed of the financial condition and business of each Obligor.

17.11	Singapore financial assistance limitation

This guarantee does not apply to any liability of any Guarantor incorporated in Singapore to the extent it would result in its guarantee under this Agreement constituting unlawful financial assistance within the meaning of Section 76 of the Singapore Companies Act.

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SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	Representations

Each of the Obligors jointly and severally makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement and on the Effective Date.

18.1	Status

(a)	It is a corporation or a limited liability company, duly incorporated or formed and validly existing in good standing under the law of its jurisdiction of incorporation or formation.

(b)	It is duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed.

(c)	It and each of its Subsidiaries has all requisite corporate or company power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(d)	It is not, and shall not become, a “foreign financial institution” as that term is defined under FATCA.

18.2	Binding obligations

The obligations expressed to be assumed by it in this Agreement are, and, upon execution and delivery of each Finance Document and Master Agreement to which it is to be a party, the obligations expressed to be assumed by it in each such Finance Document and Master Agreement will be, legal, valid, binding and enforceable obligations, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditor’s rights generally.

18.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the Master Agreements do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets.

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18.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Finance Documents and the Master Agreements to which it is a party and the transactions contemplated by those Finance Documents and the Master Agreements.

18.5	Validity and admissibility in evidence

All Authorizations of any governmental authority or regulatory body or of any other person required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents and the Master Agreements to which it is a party;

(b)	for the grant by any Obligor of the Security granted by it pursuant to the Finance Documents, and the perfection or maintenance of such Security (including the first priority nature thereof), and

(c)	to make the Finance Documents and the Master Agreements to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

18.6	Governing law and enforcement

(a)	The choice of Marshall Islands law, New York law, Singapore law or English law, as the case may be, as the governing law of the Finance Documents and the Master Agreements will be recognized and enforced in its jurisdiction of incorporation or formation.

(b)	Any judgment obtained in any court sitting in New York City or in England in relation to a Finance Document or a Master Agreement will be recognized and enforced in its jurisdiction of incorporation or formation.

18.7	Deduction of Tax

It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document or any Master Agreement to which it is a party.

18.8	No filing or stamp taxes

Under the law of its jurisdiction of incorporation or formation it is not necessary that the Finance Documents (other than the Mortgages) and the Master Agreements be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents and the Master Agreements or the transactions contemplated by the Finance Documents and the Master Agreements.

18.9	No default

No Event of Default is continuing or might reasonably be expected to result from the making of any Utilization.

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18.10	No misleading information

No representation, warranty or statement made or certificate or document statement provided by any of the Obligors in or pursuant to this Agreement, any other Finance Document or any Master Agreement, or in any other document furnished in connection therewith, is untrue or incomplete in any material respect or contains any misrepresentation of a material fact or omits to state any material fact necessary to make any such statement herein or therein not misleading.

18.11	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)	Its Original Financial Statements fairly present in all material respects the financial condition and operations of the Borrower and its Subsidiaries as at the date thereof.

(c)	There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Borrower) since December 31, 2011.

18.12	Pari passu ranking

Its payment obligations under the Finance Documents and Master Agreements rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law.

18.13	No proceedings pending or threatened

No material litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of the ISM Code) of or before any court, arbitral body or agency have (to the best of its knowledge and belief) been started or threatened against it or any of its properties that could, if adversely determined, reasonably be expected to have a Material Adverse Effect, other than as disclosed in writing to the Agent prior to the date of this Agreement.

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18.14	Status of security

(a)	The provisions of each Finance Document do now or, as the case may be, will upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents), create in favor of the Security Trustee (i) in the case of the Mortgages, a valid first “preferred mortgage” within the meaning of Chapter 3 of the Marshall Islands Maritime Act, 1990, as amended (or, if applicable, a first priority ship mortgage under the laws of the relevant Alternative Approved Flag), on the respective Ships, subject to the recording or registration of the Mortgages as described in the following paragraph, (ii) in the case of the Assignments of Shipbuilding Contract and Refund Guarantee, the Assignments of Earnings, the Assignments of Insurances, the Pledge Agreement and the General Security Agreements a valid, binding and executed and enforceable security interest in all right, title and interest in the collateral therein described, and shall constitute a fully perfected first priority security interest in favor of the Security Trustee in all right, title and interest in such collateral, subject to no other Security and subject in the case of (A) the Assignments of Shipbuilding Contract and Refund Guarantee and the Assignments of Earnings, to notice being given to account parties and to filing proper financing statements in the District of Columbia and the State of New York, and consent of such account parties being obtained, and (B) the Assignments of Insurances, to notice being given to underwriters and protection and indemnity clubs, and their consent being obtained where policy provisions or club rules so require), and (iii) in the case of the Account Charges, the General Account Charges, the Security Interest Deed and the Master Agreement Assignments, a valid, binding and executed and enforceable Security Interest over the assets to which such Finance Documents, by their terms, relate;

(b)	upon execution and delivery by the relevant Guarantor and recording in accordance with the laws of the Republic of The Marshall Islands (or, if applicable, registration in accordance with the law of the relevant Alternative Approved Flag), each of the Mortgages will be a first “preferred mortgage” within the meaning of Chapter 313 of Title 46 of the United States Code and will qualify for the benefits accorded a “preferred mortgage” under Chapter 313 of Title 46 of the United States Code and no other filing or recording or refiling or rerecording or any other act is necessary or advisable to create or perfect such security interest under the Mortgages or in the mortgaged property therein described; and

(c)	no third party will have any Security (except for Permitted Security) over any asset to which such Security, by its terms, relates.

18.15	Compliance with Authorizations

To the best of its knowledge, after due inquiry, it is in compliance with all applicable Authorizations, statutes, regulations and laws.

18.16	Margin Stock

It is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

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18.17	Compliance with ERISA

(a)	Schedule 14 sets forth each Plan as of the date of this Agreement.

(b)	Subject to Clause 18.17(d) below, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001; no Reportable Event has occurred; no Plan which is a Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $100,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an unpaid minimum required contribution, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an unpaid minimum required contribution or an extension of any amortization period, within the meaning of Section 412 or 430(d) of the Code or Section 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; none of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; there has been no violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule of under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate may be directly or indirectly liable; none of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has filed, or is considering filing, an application under the IRS Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program with respect to any Plan; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $100,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; each group health plan (as defined in 45 Code of Federal Regulations Section 160.103) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

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(c)	Subject to Clause 18.17(d) below, each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. None of the Borrower or any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

(d)	The foregoing representations in Clauses 18.17(b) and 18.17(c) are made only to the extent that the failure to be true, either individually or in the aggregate, could reasonably be expected to result in material liability to the Borrower and its Subsidiaries.

18.18	Not “Investment Company”

It is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

18.19	Not “National”

It is not a “national” of any “designated foreign country”, within the meaning of the Foreign Asset Control Regulations or the Cuban Asset Control Regulations of the U.S. Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or any regulations or rulings issued thereunder.

18.20	No Restriction

Neither the making of any Loan nor the use of the proceeds thereof nor the performance by the Obligors of this Agreement violates any statute, regulation or executive order restricting loans to, investments in, or the export of assets to, foreign countries or entities doing business there.

18.21	Solvency

It is, individually, and the Borrower and its Subsidiaries are, together, Solvent.

18.22	Use of Proceeds

The Borrower is using the proceeds of the Revolving Loans solely for the purposes set forth in Clause 3 (Purpose), and has used the proceeds of the Term Loans solely for the purposes permitted under the Original Credit Agreement.

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18.23	Place of Business

The Borrower has a place of business in New York City. None of the Obligors (other than the Borrower) has a place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America.

18.24	Ownership of Obligors

All of the outstanding limited liability company interests or shares, as the case may be, of each of the Original Guarantors is, and each Additional Guarantor shall be, directly or indirectly owned and controlled by the Borrower, and none of the Guarantors (except for Eagle Shipping International (USA) LLC) has any direct or indirect Subsidiaries.

18.25	Tax Returns and Payments

None of the Borrower’s Subsidiaries at the date hereof is required to file any U.S. federal income tax returns. Each of the Borrower and its Subsidiaries has timely filed with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries as a whole for the periods covered thereby. The Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in accordance with GAAP) for the payment of all taxes payable by them. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has incurred, nor will any of them incur, any material tax liability in connection with any transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the Borrower or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

18.26	No money laundering

It is acting for its own account and the borrowing of the Facilities by the Borrower and the performance and discharge of each Obligor’s obligations and liabilities under this Agreement, the Master Agreements and the other Finance Documents to which it is a party and other arrangements effected or contemplated by this Agreement will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directives (91/308/EEC) of the Council of the European Community).

18.27	Environmental matters

(a)	To the best of its knowledge, after due inquiry, it is in compliance with all applicable Environmental Laws in all material respects, and it possesses and is in compliance with all relevant Authorizations pursuant to Environmental Laws.

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(b)	There are no Environmental Claims outstanding or pending, and it has not received any notice of or entered into, inherited or assumed, any Environmental Claims, in each case, which might, if adversely determined, have a Material Adverse Effect.

18.28	Sanctions

Neither it nor any member of the Group, any Affiliate of any of them, nor any of their respective officers, directors, employees or, to its knowledge, agents or other persons acting on their behalf:

(a)	is a Restricted Party;

(b)	has received funds or other property from a Restricted Party or conducted any activities or business dealings, directly or indirectly, with or for the benefit of any Restricted Party;

(c)	has engaged or is engaging, directly or indirectly, in any transaction or conduct that would reasonably be expected to result in it or its Affiliates becoming a Restricted Party, or which evades or avoids, or is intended for the purpose of evading or avoiding, any prohibitions or restrictions set forth in any Sanctions; or

(d)	is in breach of, or is the subject of any action, proceeding, litigation, claim or investigation concerning, any Sanctions.

18.29	No prohibited payments

Neither it nor any of its Affiliates, nor any of their respective officers, directors, employees or, to its knowledge, agents or other persons acting on their behalf, directly or indirectly, has:

(a)	violated or is in violation of any applicable anti-corruption law;

(b)	made, offered to make, promised to make or authorized the payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, any political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any applicable law or regulation or otherwise for the purpose of influencing any act or decision of such payee in his official capacity, inducing such payee to do or omit to do any act in violation of his lawful duty, securing any improper advantage or inducing such payee to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality (a “Prohibited Payment”); or

(c)	is or has been subject to any action, proceeding, litigation, claim or investigation with regard to any actual or alleged Prohibited Payment.

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It and its Affiliates have taken reasonable measures, including implementation of appropriate compliance policies and procedures, to ensure compliance with applicable anti-corruption laws and to monitor, detect and prevent the making, offer to make, promise to make or authorization of the payment or giving of any Prohibited Payment.

18.30	Bank accounts

Schedule 17 contains a true, correct and complete list of all accounts with any bank or financial institution held by a Group member on the Effective Date.

18.31	Material Contracts

Schedule 18 contains a true, correct and complete list of all the Material Contracts to which a Group member is a party on the Effective Date.

18.32	Repetition

(a)	The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the first day of each Interest Period.

(b)	In the case of an Additional Guarantor, the representations and warranties set forth in Clause 28.3 (Repetition of Representations) are deemed to be made on the day on which the relevant Subsidiary becomes (or it is proposed that such Subsidiary becomes) an Additional Guarantor.

19	Information undertakings

The undertakings in this Clause 19 remain in force throughout the Security Period.

19.1	Financial statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as available, but in any event within 90 days after the end of each of its financial years, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such financial year and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such financial year, setting forth in each case in comparative form the corresponding figures for the previous financial year, together with a report thereon of PricewaterhouseCoopers or other independent certified public accountants of recognized national standing satisfactory to the Agent, without a “going concern” qualification or any qualification or exception as to the scope of its audit, which report shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

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(b)	as soon as available, but in any event within 45 days after the end of each quarter of each of its financial years, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such financial quarter and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such financial quarter and for the period from the beginning of the then current financial year to the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous financial year; and

(c)	if requested by the Agent, management accounts to include (i) a balance sheet, (ii) an income statement, and (iii) a statement of changes in retained earnings (and any other financial information as requested by the Agent, acting on behalf of the Lenders, in a format acceptable to the Agent) for the Borrower for any Accounting Period prepared on a separate company basis (i.e., not consolidated).

19.2	Compliance Certificate

(a)	The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) (i) computations as to compliance with Clauses 20 (Financial covenants) and 22.23(a) (Eagle Chartering) as at the date at which those financial statements were drawn up, (ii) a valuation of each Ship made by an Approved Broker pursuant to Clause 21.6 (Provision of valuations and information) indicating the market value of such Ship (such valuation to be obtained by the Agent and reviewed by the Borrower).

(b)	Each Compliance Certificate shall be signed by the chief financial officer and the chief executive officer of the Borrower.

19.3	Requirements as to financial statements

(a)	Each set of financial statements delivered by the Borrower pursuant to Clause 19.1 (Financial statements) shall be certified by the chief financial officer of the Borrower as fairly presenting its financial condition as at the date as at which those financial statements were drawn up.

(b)	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using GAAP.

19.4	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	[Reserved]

(b)	promptly upon the filing thereof, copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and other material filings which the Borrower shall have filed with the Securities and Exchange Commission or any similar governmental authority, or any national securities exchange, including, any reports or other disclosures required to be made in relation to the Borrower under Regulation FD or the Sarbanes-Oxley Act of 2002;

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(c)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of the ISM Code or the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(d)	no later than five (5) Business Days after the end of each Month (i) in relation to each Ship, full employment details (including details of charter rates and tenor), and (ii) details of charter activity for vessels owned by any person not a member of the Group that are managed by a member of the Group, during the preceding month;

(e)	promptly, such further information regarding any Ship, its Earnings or Insurances or the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request;

(f)	as soon as practicable and in any event no later than 75 days after the beginning of each of its financial years, a consolidated plan and financial forecast for such financial year and the next succeeding financial year (the “Financial Plan” for such financial year), including (i) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of the Borrower and its Subsidiaries for each such financial year, together with pro forma Compliance Certificates for each such financial year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of the Borrower and its Subsidiaries for each quarter of each such financial year, together with an explanation of the assumptions on which such forecasts are based, (iii) detailed projections for scheduled maintenance and dry-docking of the Ships, and (iv) such other information and projections as any Lender may reasonably request. Each Financial Plan shall be reviewed by the Agent’s advisors in the discretion of the Agent;

(g)	on the third Business Day of each week, if any Revolving Loan is outstanding, an updated Cash Flow Forecast;

(h)	promptly, and in any event within ten Business Days after any Material Contract of the Borrower or any of its Subsidiaries is terminated or amended in a manner that is adverse to the Borrower or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

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(i)	promptly, upon receipt of the same, copies of all notices, requests and other documents received by any member of the Group under or pursuant to any Material Contract or instrument, indenture or other agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any member of the Group or otherwise have a Material Adverse Effect, and copies of the foregoing and such information and reports regarding Material Contracts and such instruments, indentures, and other agreements as the Agent may request from time to time.

19.5	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by 2 of its senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.6	“Know Your Customer” Checks

(a)	If:

(i)	the introduction of or any change in (or the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of any Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

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(c)	The Borrower shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 28 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

19.7	Patriot Act Notice

Each Finance Party hereby notifies the Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify, and record information that identifies each Obligor, which information includes the name of each Obligor and other information that will allow such Finance Party to identify each Obligor in accordance with the PATRIOT Act. Each Obligor agrees to provide such information from time to time to any Finance Party.

20	Financial covenants

20.1	Leverage Ratio

The Borrower shall not permit the ratio, as of the last day of any Accounting Period set forth below, of (i) the aggregate of the Term Loans as at such day to (ii) EBITDA for the consecutive four Accounting Periods ending on such day, to exceed the correlative ratio indicated:

Accounting Period ending:	Leverage ratio
September 30, 2013	13.9 : 1
December 31, 2013	12.3 : 1
March 31, 2014	10.6 : 1
June 30, 2014	9.2 : 1
September 30, 2014	8.5 : 1
December 31, 2014	8.1 : 1
March 31, 2015	7.8 : 1
June 30, 2015	7.6 : 1
September 30, 2015	7.5 : 1
December 31, 2015	7.3 : 1
March 31, 2016	7.1 : 1
June 30, 2016	6.9 : 1
September 30, 2016	6.6 : 1
December 31, 2016	6.4 : 1
March 31, 2017	6.2 : 1

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20.2	Minimum Interest Coverage Ratio

The Borrower shall not permit the ratio, as of the last day of any Accounting Period set forth below, of (i) EBITDA for the consecutive four Accounting Periods ending on such day to (ii) Cash Interest Expenses for the consecutive four Accounting Periods ending on such day, to be less than the correlative ratio indicated:

Accounting Periods ending:	Minimum Interest Coverage Ratio
June 30, 2013	1.3 : 1
September 30, 2013	1.4 : 1
December 31, 2013	1.6 : 1
March 31, 2014	1.8 : 1
June 30, 2014	2.0 : 1
September 30, 2014	2.1 : 1
December 31, 2014	2.2 : 1
March 31, 2015	2.2 : 1
June 30, 2015	2.2 : 1
September 30, 2015	2.2 : 1
December 31, 2015	2.2 : 1
March 31, 2016	2.2 : 1
June 30, 2016	2.2 : 1
September 30, 2016	2.3 : 1
December 31, 2016	2.3 : 1
March 31, 2017	2.3 : 1

20.3	Minimum Liquidity

The Borrower and its Subsidiaries shall maintain, as at the last day of each Accounting Period, free cash in one or more accounts with the Agent in an aggregate amount not less the product of $500,000 multiplied by the number of Ships owned by the Borrower or any of its Subsidiaries; provided that any amount of the then unutilized Revolving Facility shall be deemed to constitute free cash for the purposes of this Clause 20.3 only; provided further that the full amount of such availability shall be included, such that no deduction shall be made in respect of any Defaulting Lender.

20.4	Collateral Coverage Ratio

The Borrower shall not permit the Collateral Coverage Ratio, as of the last day of any Accounting Period set forth below, to exceed the correlative ratio indicated:

Accounting Period ending:	Collateral Coverage Ratio
September 30, 2014	100%
December 31, 2014	100%
March 31, 2015	95%
June 30, 2015	90%
September 30, 2015	80%
December 31, 2015	80%
March 31, 2016	80%
June 30, 2016	80%
September 30, 2016	80%
December 31, 2016	75%
March 31, 2017	70%

.

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21	VALUATION OF SHIPS

21.1	[Reserved]

21.2	[Reserved]

21.3	Valuation of Ships

The market value of a Ship at any date is that shown by a valuation prepared:

(a)	as at a date not more than 21 days previously;

(b)	by an Approved Broker;

(c)	with or without physical inspection of that Ship (as the Agent may require); and

(d)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer.

21.4	[Reserved]

21.5	Valuations binding

Any valuation under this Clause 21 shall be binding and conclusive as regards the Borrower.

21.6	Provision of valuations and information

(a)	For the purpose of this Clause 21 and in order to determine if the Collateral Coverage Ratio is being met, the Obligors at their expense shall cause a valuation of each Ship to be made by an Approved Broker indicating the market value of such Ship at any time the Agent may request upon not less than 5 days’ prior written notice from the Agent to the Borrower.

(b)	The Obligors shall promptly provide the Agent and any relevant Approved Broker with any information which the Agent or such Approved Broker may reasonably request for the purposes of the valuation; and, if the Obligors fail to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which such Approved Broker or the Agent considers prudent.

21.7	Valuation Expenses

The Borrower shall, on demand, pay the Agent the amount of fees and expenses of the Approved Broker instructed by the Agent under this Clause and all legal and other expenses incurred by the Agent in connection with any matter arising out of this Clause 21.

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22	General undertakings

The undertakings in this Clause 22 remain in force throughout the Security Period.

22.1	Authorizations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	upon request of the Agent, supply copies to the Agent of,

any Authorization required under any law or regulation of its jurisdiction of incorporation or formation, or the flag-state of any Ship to enable it (i) to perform its obligations under the Finance Documents and under the Master Agreements and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation or formation, or in the flag-state of any Ship of any Finance Document or any Master Agreement to which it is a party, and (ii) to operate the Ships.

22.2	Compliance with laws

(a)	Each Obligor shall comply in all respects with all laws to which it may be subject including ERISA, if failure to so comply would materially impair its ability to perform its obligations under the Finance Documents and under the Master Agreements.

(b)	No Obligor or other member of the Group shall engage in any conduct that could result in it becoming a Restricted Party.

(c)	As regards the Guarantors, this Clause 22.2 (Compliance with laws) is not a limitation of Clause 24.8, (Compliance with laws etc.), and vice versa.

22.3	Negative pledge

(a)	No Obligor shall create or permit to subsist any Security over any of its assets, or sign or file, under the Uniform Commercial Code (or analogous statute or law) of any jurisdiction, a financing statement that names it as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement.

(b)	No Obligor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

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(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to:

(i)	any Permitted Security; and

(ii)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances or under any Master Agreement.

22.4	Disposals

(a)	Subject to paragraphs (b) and (c), no Obligor shall (and the Borrower shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including any Ship, its Earnings or Insurances).

(b)	Paragraph (a) does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of trading of the disposing entity; or

(ii)	of obsolete, worn out or surplus property disposed of in the ordinary course of business.

(c)	No Obligor shall sell, lease, transfer or otherwise dispose of (except for charters in the ordinary course of its business) any Ship unless agreed in writing by the Majority Lenders in their absolute discretion; provided, that an Obligor may dispose of a Ship if each of the following conditions are satisfied as at the date of the proposed sale:

(i)	no Default or Event of Default is continuing or would result from the proposed sale;

(ii)	the Collateral Coverage Ratio as at the end of the last Accounting Period is less than 100%;

(iii)	the Collateral Coverage Ratio immediately after the sale will be less than the Collateral Coverage Ratio as at the end of the last Accounting Period;

(iv)	the sale would not cause the Permitted Annual Asset Sale Maximum to be exceeded;

(v)	the sales price for the Ship is equal to or greater than the valuation for that Ship as stated in the most recent Compliance Certificate delivered by the Borrower;

(vi)	the sale is on arm’s length commercial terms and does not provide for any recourse to any member of the Group in connection with the sale (including, without limitation, guarantees, representations, warranties or obligations of any other kind with respect to the Ship, its operations or its charters) other than recourse through the standard representations and warranties provided by a seller under a standard Norwegian Sale Form of sale contract or any equivalent sale form customarily used in the market for the sale and purchase of commercial vessels;

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(vii)	promptly upon request by the Agent, the Borrower shall provide to the Agent a copy of the relevant ship sale agreement and such other information concerning the sale as the Agent may reasonably request; and

(viii)	the net cash proceeds of the sale are applied towards prepayment of the Loans pursuant to Clause 7.5 (Mandatory prepayment).

(d)	In this Clause 22.4, “Permitted Annual Asset Sale Maximum” for any calendar year means 2 Ships, provided that the aggregate gross purchase price of such Ships does not exceed 2 times the average valuation of all the Ships owned by the Group, determined by reference to the Compliance Certificate most recently delivered by the Borrower prior to the first such Ship sale.

22.5	Merger

No Obligor shall enter into any consolidation, demerger, merger or corporate reconstruction.

22.6	Change of business

The Borrower shall procure that no member of the Group shall engage in any line of business other than:

(a)	directly or indirectly owning and operating the Ships or acquiring and operating the Additional Ships (and, in the case of Eagle Chartering only, chartering in dry bulk vessels on a limited basis in accordance with Clause 22.23 (Eagle Chartering) or as identified in Material Contracts in effect as at the date of this Agreement);

(b)	the management as manager or agent of vessels owned by the Delphin Group, on the terms of the agreement between the Borrower and Delphin Shipping LLC dated August 4, 2009, with such further amendments as are agreed in writing by the Majority Lenders; provided that the Majority Lenders shall not withhold their consent to any proposed amendment if the sole effect of such amendment is to increase the amount payable to the Borrower under the agreement, and no additional guarantees, representations, warranties or obligations of any other kind are provided, made or incurred by the Borrower pursuant to such proposed amendment;

(c)	the management as manager or agent by a Manager of vessels owned by third parties other than the Delphin Group (each, a “Third Party Ship Owner”) provided that:

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(i)	the management agreement is on arm’s length commercial terms based on those contained in the standard form of BIMCO Shipman Contract and in particular, but without limitation, containing (A) the obligation of the owner of the vessel contained in such standard form BIMCO Shipman Contract to procure that the vessel is insured in accordance with the best practice of prudent owners of vessels of a similar type to the vessel, with financially sound and reputable insurance companies, and (B) the limitation as to liability contained in such standard form BIMCO Shipman Contract limiting the liability of the Manager, each Group member, and each of their respective directors, officers, employees, representatives, sub-contractors and their respective successors and assigns (each, a “Management Party”) to the Third Party Ship Owner for any loss, damage, delay or expense arising out of the management services, and a credit-worthy party shall indemnify each Management Party in full against, and hold each Management Party harmless from, any and all losses, claims, damages, actions, proceedings, costs, expenses and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Management Party arising out of or in connection with or as a result of the management of the vessel;

(ii)	the Manager maintains, with financially sound and reputable insurance companies, insurance in such amounts and against such risks, and with such deductibles, as in each case are customarily maintained by companies engaged in the same or similar business as the Manager; and

(iii)	promptly upon request by the Agent, the Borrower provides the Agent with such information regarding the management arrangement as the Agent may reasonably request.

22.7	Ownership of Guarantors

The Borrower shall procure that each Guarantor remains a Wholly-Owned Subsidiary of the Borrower.

22.8	Dividends

(a)	The Borrower may not pay any dividend, distribution on stock or other equity interest, or other payment to its shareholders nor purchase nor redeem any of its own stock or other interest in it; provided, that the Borrower shall be permitted to pay a dividend, distribution on stock or other equity interests, or other payment to its shareholders or purchase or redeem any of its own stock for any Accounting Period if:

(i)	the Collateral Coverage Ratio on the last day of such Accounting Period is less than 70%;

(ii)	both immediately before and after the declaration and payment of such dividend, distribution, payment, purchase or redemption, no Default or Event of Default shall have occurred and be continuing;

(iii)	such dividend, distribution, payment, purchase or redemption does not exceed the amount of Cumulative Free Cash at the time it is declared and paid; and

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(iv)	the Borrower’s most recent Financial Plan (prepared on a basis satisfactory to the Majority Lenders) reflects compliance with Clause 20 (Financial covenants) through the Termination Date.

(b)	Any Guarantor may make distributions to the Borrower.

22.9	Debt

No Obligor shall create, incur, assume or suffer to exist any Debt other than (i) Debt under the Finance Documents, and, prior to the Effective Date, under the Original Credit Agreement, (ii) Debt in respect of Designated Transactions under the Master Agreements, (iii) Debt for (x) trade payables and expenses accrued in the ordinary course of business and that are not overdue, or (y) customer advance payments and customer deposits received in the ordinary course of business, and (iv) Debt owing to Affiliates provided that such Debt is subordinated on terms and conditions acceptable to the Agent and subject in right of payment to the prior payment in full of all amounts outstanding under this Agreement.

22.10	Approved Charter

Each relevant Obligor undertakes to advise the Agent reasonably in advance of any agreement to amend or supplement, or any determination to waive or forbear from enforcing, any Approved Charter or any of its provisions in any material respect.

22.11	Loans; Investments

No Obligor shall make any loan or advance to, make any investment in, or enter into any working capital maintenance or similar agreement with respect to any person whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise, except loans to another Obligor to the extent such Obligor is permitted to incur such Debt under Clause 22.9 (Debt), and subject to Clause 22.23(e) (Eagle Chartering).

22.12	Acquisitions

(a)	Subject to paragraph (b), no Obligor shall make any acquisition of an asset outside the ordinary course of its business.

(b)	The Group may acquire up to two Additional Ships in any calendar year if each of the following conditions are satisfied in respect of any proposed purchase:

(i)	no Default or Event of Default is continuing or would result from the proposed purchase;

(ii)	the purchase price for the ship shall not exceed the market value of the Additional Ship as shown by a valuation prepared (A) as at a date not more than 21 days prior to the propose date of acquisition, (B) by an Approved Broker, (C) with or without physical inspection of that Ship (as the Agent may require), and (D) on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer;

(iii)	the purchase is on arm’s length commercial terms that are consistent with a standard Norwegian Sale Form of sale contract or any equivalent sale form customarily used in the market for the sale and purchase of commercial vessels;

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(iv)	the purchase price for the ship is funded solely from (A) Retained Equity Amounts retained by the Borrower following the receipt of Equity, 75% of which has been prepaid in accordance with Clause 7.5(c) (Mandatory prepayment), and/or (B) Retained Excess Cash Amounts retained by the Borrower following one or more Excess Cash Testing Dates in accordance with Clause 7.5(d)(ii) (Mandatory prepayment), and in each case, to the extent such Retained Equity Amounts or Retained Excess Cash Amounts have not previously been applied towards the purchase of an Additional Ship pursuant to this Clause 22.12 or the payment of dividends or other redemptions, distributions or payments restricted under Clause 22.8 (Dividends);

(v)	the Additional Ship is a Supramax vessel and the average age of the Ships will not increase as a result of such purchase;

(vi)	the Borrower shall notify the Agent, not less than 30 days prior to the proposed date of purchase of (A) the name of such ship, (B) the age of such ship, (C) the identity of the current owner, (D) the identity of the Subsidiary that will purchase such ship, and (E) the purchase price of such ship to be paid;

(vii)	promptly upon request by the Agent, the Borrower shall provide to the Agent a copy of the relevant Memorandum of Agreement and such other information concerning the proposed purchase as the Agent may reasonably request; and

(viii)	such ship shall be purchased by a direct Wholly-Owned Subsidiary of the Borrower that is organized under the laws of the Republic of the Marshall Islands (or such other jurisdiction as the Agent shall approve) and that shall become an Additional Guarantor and shall grant security in respect of the Additional Ship in accordance with Clause 28.2 (Additional Guarantors).

22.13	Additional Guarantors

Subject to Clause 22.26 (Inactive Subsidiaries), the Borrower shall procure that each of its Subsidiaries not party to this Agreement shall accede to this Agreement as an Additional Guarantor and grant security in accordance with Clause 28.2 (Additional Guarantors).

22.14	Accounts

(a)	Subject to paragraph (d), no Obligor shall open or maintain any account with any bank or financial institution other than the bank accounts listed in Schedule 17 and, in the case of an Additional Guarantor that has purchased an Additional Ship, its Operating Account, and accounts with the Agent or Security Trustee for the purposes of the Finance Documents.

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(b)	No Obligor shall make any withdrawal from any of the Operating Accounts except in accordance with the Cash Pooling Deeds and except, so long as no Event of Default shall have occurred and be continuing, any amount credited to an Operating Account shall be available to the relevant Obligor to pay (i) the reasonable operating expenses of its Ship, (ii) the principal amount of the Loans, interest thereon and any other amounts payable to the Finance Parties hereunder or under the other Finance Documents or the Master Agreements, (iii) the reasonable overhead, legal and other expenses of the Obligors, and (iv) any dividends or distributions permitted under Clause 22.8 (Dividends).

(c)	No Obligor shall transfer, or permit to be transferred on its behalf, any cash or cash equivalents to the DBS Vickers Account.

(d)	Eagle Chartering may transfer the aggregate balance of the DBS Vickers Account to a depository other than DBS Vickers Securities (Singapore) Pte Ltd; provided that Eagle Chartering has provided at least 30 days prior written notice of such transfer to the Agent.

(e)	No Obligor shall transfer, or permit to be transferred on its behalf, any cash or cash equivalents to the account listed in Part IV of Schedule 17 (Bank Accounts) (it being understood that such account is to be used solely for the purpose of administering payments on behalf of the Delphin Group in connection with activities permitted under Clause 22.6(b) (Change of Business), and that no property of any member of the Group shall be held in such account).

22.15	Preservation of Corporate/Company Existence, Etc.

Each Obligor shall preserve and maintain its corporate or company existence, as the case may be, as well as its material rights and franchises, and shall not permit any amendment of its articles of incorporation, by-laws, certificate of formation, limited liability company agreement or other relevant incorporation or constitutional documents, as the case may be, without giving the Agent prior written notice of such proposed amendment.

22.16	Payment of Taxes

The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Clause 22.3 (Negative pledge), provided that none of the Borrower or any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

22.17	Use of Proceeds

(a)	Each Obligor shall use the proceeds of the Revolving Loans solely for the purposes set forth in the Clause 3 (Purpose).

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(b)	No Obligor shall, directly or indirectly, use all or any part of the proceeds of any Loan, or lend, make payments, contribute or otherwise make available all or part of such proceeds (or permit or authorize any of the foregoing activities) to any Subsidiary, joint venture partner or other person to fund any activities or business with any Restricted Party or in any other manner that could result in a violation by any person (including any person participating in the transaction, whether as Lender, advisor, investor or otherwise) of Sanctions, which Sanctions are in effect at the time such use, lending, payment, contribution, funding or making funds available.

22.18	Transactions with Affiliates

No Obligor shall, and the Borrower shall ensure that no other member of the Group will, enter into or become a party to any material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to (i) the reasonable requirements of its business and upon terms which are fair and reasonable and in its best interests, or (ii) existing arrangements heretofore disclosed to the Agent in writing and approved by the Agent.

22.19	Place of Business

No Guarantor shall establish a place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America unless 60 days’ prior written notice of such establishment is given to the Agent.

22.20	Capital Stock

The Borrower shall not issue any class of capital stock unless such stock is legally or effectively subordinated to the right of the Finance Parties to payment of any and all amounts due to the Finance Parties under the Finance Documents and the Master Agreements.

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22.21	ERISA

As soon as reasonably possible and, in any event, within 10 days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Agent, with sufficient copies for each of the Lenders, a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an unpaid minimum required contribution, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 or 430(d) of the Code or Section 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made and such failure could result in a material liability for the Borrower or any of its Subsidiaries; that a Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA with a material amount of unfunded benefit liabilities; that a Plan (in the case of a Multiemployer Plan, to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates) has a material Unfunded Current Liability; that proceedings may be reasonably expected to be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a material delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate may be directly or indirectly liable for a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule of under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan; that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or may reasonably expect to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996; or that the Borrower, or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Upon request, the Borrower will deliver to the Agent with sufficient copies to the Lenders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any notices received by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan with respect to any circumstances or event that could reasonably be expected to result in a material liability shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, such Subsidiary or such ERISA Affiliate, as applicable.

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22.22	Master Agreements; Hedging

The Borrower shall not without the prior written consent of the Original Swap Bank, enter into any Master Agreement, including any Transaction, or agree to any amendment or supplement to, or waive or fail to enforce, any Master Agreement or any of its provisions.

22.23	Eagle Chartering

Anything contained in this Agreement to the contrary notwithstanding:

(a)	Eagle Chartering may charter in dry bulk vessels on a voyage charter or time charter basis solely as is necessary to fulfill obligations under charters, contracts of affreightment or other employment arrangements entered into which the Ships cannot reasonably fulfill; provided that:

(i)	the aggregate market exposure of Eagle Chartering at any time in relation to vessels operated by it (including any vessel chartered-in by Eagle Chartering under Material Contracts in effect as at the date of this Agreement) shall not exceed $5,000,000. For the purpose of this Clause 22.23, the term “market exposure” means the difference between (A) charter hire payable by Eagle Chartering, and (B) earnings contracted by way of physical contracts entered into by Eagle Chartering or by way of freight derivative contracts entered into by Eagle Chartering, in each case, in respect of vessels chartered in;

(ii)	Eagle Chartering shall not charter in any vessel for a term (including any optional extensions) which exceeds 9 months;

(iii)	at any time, the number of vessels chartered in by Eagle Chartering shall not exceed 6, and the aggregate deadweight tonnage of the chartered-in vessels shall not exceed 15% of the aggregate deadweight tonnage of the Ships;

(iv)	Eagle Chartering may not charter in any vessel that is managed by any member of the Group pursuant to paragraphs (b) or (c) of Clause 22.6 (Change of Business); and

(v)	for the avoidance of doubt, Eagle Chartering shall not charter in any vessel except in circumstances where the chartered-in vessel will be utilized at all times under employment arrangements that are in place at the time of entering into the chartering contract.

(b)	Eagle Chartering may enter into charters, contracts of affreightment, options and forward freight agreements for the purpose of securing fixed income in relation to vessels chartered by Eagle Chartering, to the extent funded from amounts held in the DBS Vickers Account.

(c)	Eagle Chartering may enter into contracts to hedge exposure to fluctuations in exchange rates and fuel prices in relation to the Ships and chartered-in vessels to the extent such hedging activity is funded from amounts held in the DBS Vickers Account.

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(d)	The Borrower shall supply to the Agent, (i) quarterly with each Compliance Certificate delivered pursuant to Clause 19.2 (Compliance Certificate), and (ii) on request of the Agent at any time, a certificate signed by the Borrower’s chief financial officer setting out the aggregate market exposure of Eagle Chartering.

(e)	No Obligor shall make any loan or advance to, make any investment in, or enter into any working capital maintenance or similar agreement with respect to Eagle Chartering, whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise (in this Clause 22.23(e), “financial assistance”), without the prior written consent of the Majority Lenders; provided, however, the Borrower shall be permitted to make loans to Eagle Chartering so long as (i) any such loans are made with cash in an aggregate amount not in excess of $10,000,000 (inclusive of amounts used to fund the DBS Vickers Account), (ii) the management of the Borrower in good faith believe that, after giving effect to any such loan, the Borrower shall be able to meet its payment obligations under this Agreement, and (iii) the proceeds any such loan shall be used by Eagle Chartering for working capital purposes and solely in connection with activities permitted under Clause 22.6 (Change of Business). The Agent shall use its best endeavors to procure a decision by Majority Lenders within 48 hours of its receipt of any request for such consent.

(f)	The Borrower shall cause Eagle Chartering:

(i)	to have separate management distinct from the management of the Borrower or its other Affiliates, and not to have as a director, officer or employee any person who is a director, officer or employee of the Borrower or its other Affiliates (except that, so long as Eagle Chartering has not less than three directors, one of the directors of Eagle Chartering may be an officer and/or employee of Eagle Shipping International (USA) LLC);

(ii)	to have paid up share capital in an amount not less than $500,000;

(iii)	to maintain all of its books, records, financial statements and bank accounts separate from those of the Borrower and its other Affiliates; provided, however, that financial statements of Eagle Chartering may be included in consolidated financial statements of the Borrower;

(iv)	to enter into contracts in its own name for its own account as principal and not as agent for the Borrower or its other Affiliates; provided, however, that any contract entered between Eagle Chartering on the one hand and any of the Borrower and its other Affiliates on the hand shall be on terms which are fair and reasonable and substantially similar to those that would be available on an arms-length basis between unrelated persons;

(v)	to maintain its principal executive office in Singapore, and to utilize separate stationary, invoices and checks bearing its own name;

(vi)	to pay the salaries of its own employees from its own funds, and to maintain a sufficient number of employees to conduct the business contemplated by this Clause 22.23;

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(vii)	to maintain insurance with responsible companies against such risks as is customarily carried by persons engaged in businesses similar to the business contemplated by this Clause 22.23;

(viii)	to discharge from its own funds and assets all obligations of any kind incurred by it to the extent such funds and assets are available for such discharge; and

(ix)	to conduct in its own name the business contemplated by this Clause 22.23, and to hold itself out to the public as a legal entity separate and distinct from any other person (including the Borrower and any other Affiliate of the Borrower).

22.24	Material Contracts

Except as permitted under Clause 22.6 (Change of Business), no Obligor shall, and the Borrower shall ensure that no other member of the Group will, execute, amend or otherwise modify any Material Contract without in each case obtaining the prior written consent of the Majority Lenders.

22.25	Additional collateral

Each Obligor shall take such actions and execute such documents and instruments as may be necessary or reasonably requested by the Agent to create in favor of the Security Trustee for the benefit of the Finance Parties a valid and perfected first priority lien on all of the personal property assets of such Obligor as to which the Security Trustee does not have a perfected first priority lien, promptly, and in any event within 30 days of acquiring such property.

22.26	Inactive Subsidiaries

(a)	The Borrower shall:

(i)	Ensure that no Inactive Subsidiary shall have any assets or liabilities, except as disclosed to the Agent in writing prior to the date of this Agreement;

(ii)	Procure that each of the Inactive Subsidiaries shall be liquidated or dissolved on or before the date falling three months after the date of this Agreement; and

(iii)	Promptly, and in any event within five Business Days of the liquidation or dissolution of any Inactive Subsidiary, provide evidence of such liquidation or dissolution to the Agent.

(b)	The Borrower shall procure that any Inactive Subsidiary that is not liquidated or dissolved pursuant to paragraph (a) shall accede to this Agreement as an Additional Guarantor pursuant to Clause 22.13 (Additional Guarantors).

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22.27	Registration Statement

The Borrower must cause the Registration Statement to be filed with the Securities and Exchange Commission, and any applicable fees payable in connection therewith to be paid, on or before June 30, 2012.

23	INSURANCE

The undertakings in this Clause 23 remain in force throughout the Security Period.

23.1	Definitions

(a)	In this Clause 23:

“excess risks” means, in relation to any Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.

“obligatory insurances” means, in relation to any Ship, all insurances effected, or which the Guarantor which owns that Ship is obliged to effect, under this Clause 23 or any other provision of this Agreement or of another Finance Document.

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

“war risks” includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

(b)	In this Clause 23, a reference to “approved” means approved in writing by the Agent.

23.2	Maintenance of obligatory insurances

Each Guarantor shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks;

(c)	protection and indemnity risks; and

(d)	any other risks against which the Agent considers, having regard to practices and other circumstances prevailing at the relevant time, it would be commercially reasonable for that Guarantor to insure and which are specified by the Agent by notice to that Guarantor, and, upon request of the Agent, such Guarantor shall assign any insurances for such other risks to the Security Trustee as additional security.

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23.3	Terms of obligatory insurances

Each Guarantor shall effect such insurances in respect of the Ship owned by it:

(a)	in Dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	when aggregated with the agreed values of all other Ships mortgaged to the Security Trustee as security for the Loans, 120% of the aggregate of the outstanding Loans; and

(ii)	the market value of the Ship owned by it;

(c)	in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of the Ship owned by it;

(e)	on terms approved by the Agent (such approval not to be unreasonably withheld or delayed); and

(f)	through brokers and with insurance companies and/or underwriters approved by the Agent or, in the case of war risks and protection and indemnity risks, in war risks and protection and indemnity risks associations approved by the Agent.

23.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 23.3 (Terms of obligatory insurances), each Guarantor shall procure that the obligatory insurances effected by it shall:

(a)	in relation only to the obligatory insurances for fire and usual marine risks and war risks, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Security Trustee as loss payee in accordance with the form of loss payable clause set out in Exhibit A to the Assignment of Insurances;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall, to the extent the applicable persons referred to in Clause 23.3(f) are willing to agree, be made without set-off, counterclaim or deductions or condition whatsoever;

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(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Finance Party; and

(e)	provide that the Security Trustee may make proof of loss if the Guarantor concerned fails to do so.

23.5	Renewal of obligatory insurances

Each Guarantor shall:

(a)	at least 14 days before the expiry of any obligatory insurance effected by it:

(i)	notify the Agent of the brokers (or other insurers) and any protection and indemnity or war risks association through or with which that Guarantor proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Agent’s approval to the matters referred to in paragraph (a) (i) above;

(b)	at least 2 days before the expiry of any obligatory insurance effected by it, renew that obligatory insurance in accordance with the Agent’s approval pursuant to paragraph (a) above; and

(c)	procure that the approved brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Agent in writing of the terms and conditions of the renewal.

23.6	Copies of policies; letters of undertaking

Each Guarantor shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form customary for the market from time to time.

23.7	Copies of certificates of entry

Each Guarantor shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Security Trustee with:

(a)	a copy of the certificate of entry for that Ship; and

(b)	a letter or letters of undertaking in the form customary for the market from time to time.

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23.8	Deposit of original policies

Each Guarantor shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

23.9	Payment of premiums

Each Guarantor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Agent or the Security Trustee.

23.10	Guarantees

Each Guarantor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

23.11	Compliance with terms of insurances

No Guarantor shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)	each Guarantor shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 23.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Agent has not given its prior approval;

(b)	no Guarantor shall make any change relating to the classification or classification society or manager or operator of the Ship owned by it which is not approved by the underwriters of the obligatory insurances;

(c)	each Guarantor shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)	no Guarantor shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

23.12	Alteration to terms of insurances

No Guarantor shall either make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

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23.13	Settlement of claims

No Guarantor shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of such obligatory insurances.

23.14	Provision of information

Each Guarantor shall promptly provide the Agent (or any persons which it may designate) with any information which the Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 23.15 (Mortgagee’s interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a) above.

23.15	Mortgagee’s interest and additional perils insurances

The Security Trustee shall (unless otherwise instructed by the Majority Lenders) from time to time effect, maintain and renew in its own name in respect of each Ship all or any of the following in an amount, together with the amount of such coverage in respect of all other Ships mortgaged to the Security Trustee as security for the Loans, equal to one hundred twenty percent (120%) of the aggregate of the Loans, on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate:

(i)	a mortgagee’s interest marine insurance policy in respect of such Ship (which policy may be issued solely in respect of such Ship or on a fleet basis in respect of all Ships mortgaged to the Security Trustee as security for the Loans); and

(ii)	a mortgagee’s interest additional perils policy providing for the indemnification of the Security Trustee against any matter capable of being insured against under a mortgagee’s interest additional perils policy, including (without limitation) any possible losses or other consequences of any Environmental Claim, and the relevant Guarantor shall, upon demand, fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance.

24	SHIP COVENANTS

The undertakings in this Clause 24 remain in force throughout the Security Period.

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24.1	Ships’ names and registration

Each Guarantor shall:

(a)	keep the Ship owned by it registered in its name under the laws and flag of the Republic of The Marshall Islands or an Alternative Approved Flag;

(b)	not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and

(c)	not change the name of the Ship owned by it.

24.2	Repair and classification

Each Guarantor shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)	so as to maintain the highest classification and rating for ships of the same age and type with the Classification Society free of overdue recommendations and conditions affecting that Ship’s class; and

(c)	so as to comply with all laws and regulations applicable to ships registered in the Republic of the Marshall Islands (or, if applicable, the relevant Alternative Approved Flag) or to ships trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

24.3	Modification

Except as may be required by applicable law or the Classification Society, no Guarantor shall make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

24.4	Removal of parts

No Guarantor shall remove any material part of the Ship owned by it, or any item of equipment installed on, that Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security (other than Permitted Security) in favor of any person other than the Security Trustee and becomes on installation on that Ship the property of the Guarantor concerned and subject to the security constituted by the relevant Mortgage; provided that a Guarantor may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

24.5	Surveys

Each Guarantor shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Agent provide the Agent, with copies of all survey reports.

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24.6	Inspection

Each Guarantor shall permit the Security Trustee (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

24.7	Prevention of and release from arrest

Each Guarantor shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, its Earnings or Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship owned by it, its Earnings or Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship owned by it, its Earnings or Insurances,

unless the same are being contested in good faith, adequate reserves have been established on the books of such Guarantor respect thereto and there exists no danger of arrest or forfeiture of the Ship by reason of the non-payment thereof and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Guarantor shall procure its release by providing bail or otherwise as the circumstances may require.

24.8	Compliance with laws etc.

Each Guarantor shall:

(a)	comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws, all relevant Authorizations pursuant to Environmental Laws, Sanctions and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Guarantor;

(b)	without limiting the generality of paragraph (a) above, not employ the Ship owned by it nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code, all Environmental Laws, all relevant Authorizations pursuant to Environmental Laws, and Sanctions;

(c)	not engage in any conduct, nor employ the Ship owned by it nor allow its employment in any manner, that could result in it, or the Ship, becoming a Restricted Party; and

(d)	in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by that Ship’s war risks insurers unless the prior written consent of the Security Trustee has been given and that Guarantor has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee may require.

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24.9	Provision of information

Each Guarantor shall promptly provide the Agent with any information which it requests regarding:

(a)	the Ship owned by it, its employment, position and engagements;

(b)	the Earnings of the Ship owned by it and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made by it in respect of that Ship;

(d)	any towages and salvages;

(e)	its compliance, the Approved Manager’s compliance and the compliance of the Ship owned by it with the ISM Code and the ISPS Code,

and, upon the Agent’s request, provide copies of any current charter relating to the Ship owned by it, of any current guarantee of any such charter and of that Ship’s Safety Management Certificate and any relevant Document of Compliance or other Authorization.

24.10	Notification of certain events

Each Guarantor shall immediately upon acquiring knowledge thereof notify the Agent by fax, confirmed forthwith by letter, of:

(a)	any casualty to the Ship owned by it which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation affecting class made in relation to the Ship owned by it by any insurer or classification society or by any competent authority which is not complied with during the specified period given to such Guarantor to comply with such requirement or recommendation;

(d)	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;

(e)	any intended dry docking of the Ship owned by it (in respect of which notification by fax only shall be required);

(f)	(i) any actual or alleged non-compliance with Environmental Laws or with Authorizations pursuant to Environmental Laws, (ii) any material notice received relating to Environmental Laws, (iii) any circumstances that arise whereby any remedial action with respect to environmental, health or safety matters is reasonably likely to be required or (iv) any material Environmental Claim or material Environmental Incident, and in each case such notice must include details of the steps such Obligor is pursuing to remedy or mitigate any adverse impacts, and shall provide the Agent with periodic reports on the progress of any remedy undertaken;

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(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Guarantor, the Approved Manager or otherwise in connection with the Ship owned by it; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and that Guarantor shall keep the Agent advised in writing on a regular basis and in such detail as the Agent shall require of that Guarantor’s, the Approved Manager’s or any other person’s response to any of those events or matters.

24.11	Restrictions on chartering, appointment of managers etc.

No Guarantor shall, in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)	enter into any time or consecutive voyage charter (other than an Approved Charter) in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 24 months;

(c)	enter into any charter in relation to that Ship under which more than 2 months’ hire (or the equivalent) is payable in advance;

(d)	charter that Ship otherwise than on bona fide arm’s length terms at the time when that Ship is fixed;

(e)	appoint a manager of that Ship other than an Approved Manager or agree to any alteration to the terms of such Approved Manager’s appointment in any material respect;

(f)	de-activate or lay up that Ship;

(g)	put that Ship into the possession of any person for the purpose of work being done upon it unless the expense of such work is within such Guarantor’s financial capability and will not result in a claim or lien against the Ship in violation of this Agreement or any other Finance Document; or

(h)	renew or extend the term of any Approved Charter with Korea Line Corporation of Seoul, Korea.

24.12	Notice of Mortgage

Each Guarantor shall keep the Mortgage recorded against the Ship owned by it as a valid first preferred mortgage, carry on board that Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Guarantor to the Security Trustee.

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24.13	Sharing of Earnings

Except for a Cash Pooling Deed, no Guarantor shall enter into any agreement or arrangement for the sharing of any Earnings of the Ship owned by it.

25	APPLICATION OF EARNINGS; swap payments

25.1	Payment of Earnings and Swap Payments

(a)	Each Guarantor shall ensure that, subject only to the provisions of the Assignment of Earnings to which it is a party, all the Earnings of the Ship owned by it are paid to its Operating Account.

(b)	The Borrower shall ensure that, subject only to the provisions of any Master Agreement Assignment, all payments by the relevant Swap Counterparty to the Borrower under each Designated Transaction are paid to the Collection Account.

25.2	Location of accounts

Each Obligor shall promptly:

(a)	comply with any requirement of the Agent as to the location or re-location of the Operating Accounts and the Collection Account (or any of them); and

(b)	execute any documents which the Agent specifies to create or maintain in favor of the Security Trustee a Security over (and/or rights of set-off, consolidation or other rights in relation to) the Operating Accounts and the Collection Account.

The Agent agrees it shall not charge any Obligor for any cost or expense of any such re-location.

26	Events of Default

Each of the events or circumstances set out in Clauses 26.1 to 26.13 inclusive is an Event of Default.

26.1	Non-payment

An Obligor does not pay on the due date (or, in the case of sums expressed to be payable on demand, within 3 days of the Agent’s demand) any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless (i) its failure to pay is caused by administrative or technical error, and (ii) payment is made within 3 Business Days of its due date.

26.2	Financial covenants and Insurance

Any requirement of Clause 20 (Financial Covenants) or Clause 23 (Insurance) is not satisfied.

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26.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.1 (Non-payment) and Clause 26.2 (Financial Covenants and Insurance)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is, in the opinion of the Agent, capable of remedy and is remedied within 15 days of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

26.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

26.5	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)	Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 26.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $500,000 (or its equivalent in any other currency).

26.6	Bankruptcy, Insolvency, Etc.

(a)	Any Obligor shall:

(i)	generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

(ii)	apply for, consent to, or acquiesce in, the appointment of a trustee, judicial manager, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;

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(iii)	in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, judicial manager, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, judicial manager, receiver, sequestrator or other custodian shall not be discharged within 45 days; provided that each Obligor hereby expressly authorizes each Finance Party to appear in any court conducting any relevant proceeding during such 45-day period to preserve, protect and defend their respective rights under the Finance Documents;

(iv)	permit or suffer to exist the commencement of any judicial management, bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law (including, for the avoidance of doubt, the Singapore Companies Act), or any dissolution, winding up or liquidation proceeding, by or against such Obligor, and, if any such case or proceeding is not commenced by such Obligor, such case or proceeding shall be consented to or acquiesced in by such Obligor or shall result in the entry of an order for relief or shall remain for 45 days undismissed; provided that each Obligor hereby expressly authorizes each Finance Party to appear in any court conducting any such case or proceeding during such 45-day period to preserve, protect and defend their respective rights under the Finance Documents; or

(v)	take any corporate action authorizing, or in furtherance of, any of the foregoing.

(b)	The Minister (being the Minister for the purposes of Section 229 of the Singapore Companies Act) declares an Obligor to be a company to which the provisions of Part IX of the Singapore Companies Act apply.

26.7	Ownership of the Obligors

An Obligor (other than the Borrower) is not or ceases to be a Wholly-Owned Subsidiary of the Borrower.

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26.8	ERISA

(a)	Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 or 430 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 or 430(d) of the Code or Section 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability for a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule of under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a “default,” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority (a “Change in Law”), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan;

(b)	There shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and

(c)	Such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Majority Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect.

26.9	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents in any material respect.

26.10	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

26.11	Material adverse change

Any event occurs or any other circumstances arise or develop including, without limitation, a change in the financial position, state of affairs or prospects of the Borrower or its Subsidiaries in the light of which in the judgment of the Majority Lenders there is a significant risk that the Borrower is, or will later become, unable to discharge its liabilities as they fall due.

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26.12	Ranking of security

Any Security created by a Finance Document (i) proves to have been or becomes invalid or unenforceable, (ii), in the case of any Mortgage, ceases to be a valid first preferred mortgage under the Marshall Islands Maritime Act, 1990, as amended, or a first priority ship mortgage under the law of any relevant Alternative Approved Flag, or (iii) in the case of any Finance Document other than a Mortgage, such Security proves to have ranked after, or loses its priority to, other Security.

26.13	Master Agreements

(a)	an Event of Default (as defined in section 14 of a Master Agreement) occurs; or

(b)	a Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Agent acting on instructions of the Majority Lenders.

26.14	Acceleration

On and at any time after the occurrence of an Event of Default, the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	terminate the Total Commitments whereupon they shall immediately be terminated; and/or

(b)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, and any Note, be immediately due and payable, whereupon they shall become immediately due and payable, without further notice, demand or presentment;

provided, however, that, in the event of an Event of Default described in paragraphs (a)(ii) through (a)(iv) of Clause 26.6 (Bankruptcy, Insolvency, Etc.) shall occur, (i) the Total Commitments shall automatically be terminated, and (ii) the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, shall automatically be and become immediately due and payable, without notice or demand.

26.15	Enforcement of security

On and at any time after the occurrence of an Event of Default the Security Trustee may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 26.14 (Acceleration), the Security Trustee is entitled to take under any Finance Document or any applicable law or regulation.

26.16	Position of Swap Counterparties

Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 26, to have any regard to the requirements of a Swap Counterparty except to the extent that such Swap Counterparty is also a Lender.

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SECTION 9

CHANGES TO PARTIES

27	Changes to the Lenders

27.1	Assignments and transfers by the Lenders

Subject to this Clause 27, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

27.2	Conditions of assignment or transfer

(a)	An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it were an original Party to this Agreement as a Lender.

(b)	A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(c)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

27.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $3,000.

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27.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

27.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) and Clause 27.6 (Register), a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

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(b)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Security Trustee, the Arranger, the Bookrunner, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an original Party to this Agreement as a Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Trustee, the Arranger, the Bookrunner and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

(c)	At the time of the delivery of such the Transfer Certificate to the Agent for acceptance and registration of transfer of all or part of the Loan, or as soon thereafter as practicable, the Existing Lender shall surrender any Note evidencing such Lender’s Loans, and upon the request of the New Lender or the Existing Lender, the Borrower will, at its expense, issue one or more new Notes in the same aggregate principal amount issued to the Existing Lender and/or the New Lender in conformity with the requirements of Clause 5.5 (Notes) (with appropriate modifications).

27.6	Register

(a)	The Borrower hereby designates the Agent to serve as the Borrower’s agent, solely for purposes of this Clause 27 to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment and prepayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of the Loans.

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(b)	With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitment and Loan and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loan shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loan shall be recorded by the Agent on the Register only upon the execution by the Agent of a duly completed and delivered Transfer Certificate.

(c)	The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Clause 27.6, except to the extent caused by the Agent’s own gross negligence or willful misconduct.

(d)	The Register shall be available for inspection by the Borrower or any Lender (with respect to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.

27.7	Disclosure of information

(a)	Any Finance Party may disclose to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors and partners;

(ii)	and any other person:

(1)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(2)	with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(3)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (ii)(2) and (3) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking. Any Lender may also disclose the size and term of the Facilities and the name of each of the Obligors to any investor or a potential investor in a securitization (or similar transaction of the broadly equivalent economic effect) of that Lender’s rights or obligations under the Finance Documents.

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(b)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) the names of the Agent and the Arranger; (vi) date of each amendment and restatement of this Agreement; (vii) amount of Total Commitments; (viii) currencies of the Facilities; (ix) type of Facilities; (x) ranking of Facilities; (xi) Termination Date for Facilities; (xii) changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and (xiii) such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(c)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(d)	Each Obligor represents that none of the information set out in paragraphs (i) through (xiii) of paragraph (b) above is, nor will at any time be, unpublished price-sensitive information.

(e)	The Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

27.8	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

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(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

28	Changes to the Obligors

28.1	Assignments and transfer by Obligors

Except as otherwise expressly permitted by this Agreement, no Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2	Additional Guarantors

(a)	A Subsidiary of the Borrower may become an Additional Guarantor if:

(i)	the Borrower delivers to the Agent a duly completed and executed Accession Letter; and

(ii)	the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)	The Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence required under paragraph (a) above.

28.3	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations of the Obligors contained in Clauses 18.1 (Status), 18.2 (Binding obligations), 18.3 (Non-conflict with other obligations), 18.4 (Power and authority), 18.5 (Validity and admissibility in evidence), 18.6 (Governing law and enforcement) and 18.12 (Pari passu ranking) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.4	Resignation of a Guarantor

(a)	The Borrower may request that a Guarantor ceases to be a Guarantor after the Ship owned by it has been sold or becomes a Total Loss and the Borrower has complied with the provisions of Clause 7.5 (Mandatory prepayment) by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Borrower and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Borrower has confirmed this is the case); and

(ii)	all the Lenders have consented to the Borrower’s request.

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29	CHANGES TO SWAP BANKS

29.1	Procedure for accession

The Original Swap Bank may, with the consent of the Borrower which consent must not be unreasonably withheld, invite any Lender to become a Swap Bank (a “New Swap Bank”). Such Lender shall become a New Swap Bank if:

(a)	such Lender delivers to the Agent a duly completed and executed Swap Bank Accession Letter; and

(b)	the Agent has received a copy of the Master Agreement made between the Borrower and such Lender.

29.2	New Swap Bank

Upon receipt by the Agent of the documents specified in Clause 29.1 (Procedure for accession) from a New Swap Bank:

(a)	the Borrower, the Security Trustee, the Arranger, the Bookrunner, the Lenders, the Swap Banks and the New Swap Bank shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Swap Bank been an original Party to this Agreement as a Swap Bank; and

(b)	the New Swap Bank shall become a Party as a “Swap Bank”.

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SECTION 10

THE FINANCE PARTIES

30	Role of the SERVICING BANKS, the Arranger AND THE bOOKRUNNER

30.1	Appointment of the Agent

(a)	Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each other Finance Party authorizes the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2	Appointment of the Security Trustee

(a)	Each other Finance Party irrevocably appoints and authorizes the Security Trustee to act as security trustee hereunder and under the other Finance Documents (other than the Notes) with such powers as are specifically delegated to the Security Trustee by the terms of this Agreement and such other Finance Documents, together with such other powers as are reasonably incidental thereto.

(b)	To secure the payment of all sums of money from time to time owing to the Finance Parties under this Agreement, the other Finance Documents and the Master Agreements plus any amounts payable under the Master Agreements and accrued interest thereon and all other amounts owing to the Finance Parties pursuant to this Agreement, the other Finance Documents and the Master Agreements, and the performance of the covenants of the Borrower and any other Obligor herein and therein contained, and in consideration of the premises and of the covenants herein contained and of the extensions of credit by the Lenders, the Security Trustee does hereby declare that it will hold as such trustee in trust for the benefit of the other Finance Parties, from and after the execution and delivery thereof, all of the Trust Property; TO HAVE AND TO HOLD the Trust Property unto the Security Trustee and its successors and assigns forever BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Lenders, the Swap Banks and the Agent and their respective successors and assigns without any priority of any one over any other (except as provided in Clause 33.5 (Partial payments) of this Agreement), UPON THE CONDITION that, unless and until an Event of Default under this Agreement shall have occurred and be continuing, each of the Obligors shall be permitted, to the exclusion of the Security Trustee, to possess and use the Ships. IT IS HEREBY COVENANTED, DECLARED AND AGREED that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and each Obligor, for itself and its respective successors and assigns, hereby covenants and agrees to and with the Security Trustee and its successors in said trust, for the equal and proportionate benefit and security of the other Finance Parties as hereinafter set forth.

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(c)	The Security Trustee hereby accepts the trusts imposed upon it as Security Trustee by this Agreement, and the Security Trustee covenants and agrees to perform the same as herein expressed and agrees to receive and disburse all monies constituting part of the Trust Property in accordance with the terms hereof.

30.3	Duties of each Servicing Bank

(a)	Each Servicing Bank shall promptly forward to a Party the original or a copy of any document which is delivered to such Servicing Bank for that Party by any other Party.

(b)	Except where a Finance Document specifically provides otherwise, neither Servicing Bank is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	If a Servicing Bank receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)	If a Servicing Bank is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than a Servicing Bank, the Arranger or the Bookrunner) under this Agreement it shall promptly notify the other Finance Parties.

(e)	Each Servicing Bank’s duties under the Finance Documents are solely mechanical and administrative in nature.

30.4	Roles of the Arranger and Bookrunner

Except as specifically provided in the Finance Documents, neither the Arranger nor the Bookrunner has any obligation of any kind to any other Party under, or in connection with, any Finance Document.

30.5	No fiduciary duties

(a)	Neither Servicing Bank shall have any duties or obligations to any person under this Agreement or the other Finance Documents except to the extent that they are expressly set out in those documents; and neither Servicing Bank shall have any liability to any person in respect of its obligations and duties under this Agreement or the other Finance Documents except as expressly set out in Clauses 30.2 and 30.6, and as excluded or limited by Clauses 30.10, 30.11, 30.12 and 30.13.

(b)	The provisions of Clause 30.5(a) shall apply even if, notwithstanding and contrary to Clause 30.5(a), any provision of this Agreement or any other Finance Document by operation of law has the effect of constituting either Servicing Bank as a fiduciary.

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30.6	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Trustee receives or recovers and which are Trust Property shall (without prejudice to the rights of the Security Trustee under any Finance Document to credit any moneys received or recovered by it to any suspense account) be transferred to the Agent for application in accordance with Clause 33.2 (Distributions by the Agent) and Clause 33.5 (Partial payments).

30.7	Deductions from receipts

Before transferring any moneys to the Agent under Clause 30.6 (Application of receipts), the Security Trustee may deduct any sum then due and payable under this Agreement or any other Finance Document to the Security Trustee or any receiver, agent or other person appointed by it and retain that sum for itself or, as the case may require, pay it to the other person to whom it is then due and payable; for this purpose if the Security Trustee has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

30.8	Agent and Security Trustee the same person

Where the same person is the Security Trustee and the Agent, it shall be sufficient compliance with Clause 30.6 (Application of receipts) for the moneys concerned to be credited to the account to which the Agent remits or credits the amounts which it receives from the Borrower under this Agreement for distribution to the other Finance Parties.

30.9	Business with the Group

The Agent, the Security Trustee, the Arranger and the Bookrunner may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

30.10	Rights and discretions of the Servicing Banks

(a)	Each Servicing Bank may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorized; and

(ii)	any statement made by an officer, authorized signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	Each Servicing Bank may assume (unless it has received notice to the contrary in its capacity as agent or, as the case may be, trustee for the other Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

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(iii)	any notice or request made by the Borrower (other than a Utilization Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	Each Servicing Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	Each Servicing Bank may act in relation to the Finance Documents through its personnel and agents.

(e)	Each Servicing Bank may disclose to any other Party any information it reasonably believes it has received as agent or security trustee under this Agreement.

(f)	Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Borrower and shall, as soon as reasonably practicable, disclose the same upon the written request of the Borrower or the Majority Lenders.

(g)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Servicing Banks, the Arranger or the Bookrunner is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a duty of confidentiality.

30.11	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, each Servicing Bank shall:

(i)	exercise any right, power, authority or discretion vested in it as Agent or Security Trustee in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Trustee), and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)	Each Servicing Bank may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), each Servicing Bank may act (or refrain from taking action) as it considers to be in the best interest of the relevant Finance Party or Parties concerned.

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(e)	Neither Servicing Bank is authorized to act on behalf of any other Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.

30.12	Responsibility for documentation

None of the Servicing Banks, the Arranger or the Bookrunner:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Security Trustee, the Arranger, the Bookrunner, an Obligor or any other person given in, or in connection with, any Finance Document; or

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into or made or executed in anticipation of, or in connection with, any Finance Document.

30.13	Exclusion of liability

(a)	Without limiting paragraph (b) below, neither Servicing Bank will be liable for any action taken by it under, or in connection with, any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party may take any proceedings against any officer, employee or agent of a Servicing Bank in respect of any claim it might have against the Servicing Bank concerned or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, and each officer, employee or agent of a Servicing Bank may rely on this Clause subject to Clause 1.3 (Third party rights).

(c)	A Servicing Bank will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by it for that purpose.

30.14	Lenders’ indemnity to the Servicing Banks

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each Servicing Bank, within 3 Business Days of demand, against any cost, loss or liability incurred by the Servicing Bank concerned (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Agent or Security Trustee under the Finance Documents (unless the Agent or Security Trustee has been reimbursed by an Obligor pursuant to a Finance Document).

30.15	Resignation of a Servicing Bank

(a)	A Servicing Bank may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Borrower.

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(b)	Alternatively, a Servicing Bank may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent or Security Trustee.

(c)	If the Majority Lenders have not appointed a successor Agent or Security Trustee in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent or Security Trustee (after consultation with the Borrower) may appoint a successor Agent or Security Trustee (acting through an office in the United Kingdom).

(d)	The retiring Agent or Security Trustee shall, at its own cost, make available to the successor Agent or Security Trustee such documents and records and provide such assistance as the successor Agent or Security Trustee may reasonably request for the purposes of performing its functions as Agent or Security Trustee under the Finance Documents.

(e)	A Servicing Bank’s resignation notice shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Servicing Bank shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 30. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	After consultation with the Borrower, the Majority Lenders may, by notice to a Servicing Bank, require it to resign in accordance with paragraph (b) above. In this event, the Servicing Bank shall resign in accordance with paragraph (b) above.

30.16	Confidentiality

(a)	In acting as agent or, as the case may be, trustee for the Finance Parties, a Servicing Bank shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by a division or department of a Servicing Bank other than that division or department responsible for complying with the obligations assumed by that Servicing Bank under the Finance Documents, that information may be treated as confidential to that division or department, and the Servicing Bank concerned shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

30.17	Relationship with the Lenders

(a)	Each Servicing Bank may treat each Lender as a Lender entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than 5 Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

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(b)	Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formula).

30.18	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each of the Servicing Banks, the Arranger and the Bookrunner that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)	the adequacy, accuracy and/or completeness of any other information provided by the either Servicing Bank, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

30.19	Reference Banks

If a Reference Bank ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender to replace that Reference Bank.

30.20	Servicing Bank’s management time

Any amount payable to the Agent or the Security Trustee under Clause 14.3 (Indemnity to the Agent and the Security Trustee), Clause 16 (Costs and expenses) and Clause 30.14 (Lenders’ indemnity to the Servicing Banks) shall include the cost of utilizing the Agent’s or the Security Trustee’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or the Security Trustee may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent or the Security Trustee under Clause 11 (Fees).

30.21	Deduction from amounts payable by a Servicing Bank

If any Party owes an amount to either Servicing Bank under the Finance Documents, such Servicing Bank may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which such Servicing Bank would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

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30.22	Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, each Servicing Bank shall be absolutely entitled:

(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting the Borrower or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security trustee for, and/or participating in, other facilities to the Borrower or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by the Borrower or any such other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, each Servicing Bank shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to applicably law) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

31	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

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32	Sharing among the Finance Parties

32.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within 3 Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within 3 Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Partial payments).

32.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 33.5 (Partial payments).

32.3	Recovering Finance Party’s rights

(a)	On a distribution by the Agent under Clause 32.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

32.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 32.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

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(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

32.5	Exceptions

(a)	This Clause 32 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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SECTION 11

ADMINISTRATION

33	Payment mechanics

33.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account with such bank as the Agent specifies.

33.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than 5 Business Days’ notice with a bank in the principal financial center of the country of that currency.

33.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4	Clawback

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

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33.5	Partial payments

(a)	Except as otherwise provided in Clause 7.5 (Mandatory prepayment), if the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents and the Master Agreements, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents and the Master Agreements in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

(ii)	second, in or towards payment pro rata of any accrued interest (other than Capitalized Interest) or commission due but unpaid under this Agreement;

(iii)	third, in or towards payment pro rata of any principal due but unpaid under this Agreement (other than any PIK Loans);

(iv)	fourth, in or towards payment pro rata of any PIK Loans that are due but unpaid;

(v)	fifth, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents; and

(vi)	sixth, in or towards payment pro rata of the Swap Exposure of each Swap Counterparty (calculated as at the actual Early Termination Date applying to each particular Designated Transaction, or if no such Early Termination Date occurred on the date of application or distribution hereunder);

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (v) above; provided that no amount may be applied towards payment of any PIK Loans until the Term Loans and any Revolving Loans have been paid in full.

33.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.7	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.8	Currency of account

(a)	Subject to paragraphs (b) to (c) below, Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

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(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

34	Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35	Notices

35.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

35.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of each Original Guarantor, in care of the Borrower;

(c)	in the case of each Original Lender, that identified with its name below;

(d)	in the case of the Original Swap Bank, that identified with its name below;

(e)	in the case of each New Lender, each New Swap Bank or any other Obligor, that notified in writing to the Agent on or before the date on which it becomes a Party;

(f)	in the case of the Agent, that identified with its name below; and

(g)	in the case of the Security Trustee, that identified with its name below,

or any substitute address, fax number, or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than 5 Business Days’ notice.

35.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

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(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent or the Security Trustee will be effective only when actually received by the Agent or the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Trustee’s signature below (or any substitute department or officer as the Agent or the Security Trustee shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00p.m. in the place of receipt shall be deemed only to become effective on the following day.

35.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address, or fax number pursuant to Clause 35.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

35.5	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

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36	Calculations and certificates

36.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

36.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

37	Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

39	Amendments and waivers

39.1	Required consents

(a)	Subject to Clause 39.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

39.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

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(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	a postponement of the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or extension of any Commitment, including any waiver of the conditions to the extension of the Termination Date set forth in Clause 6.4(a) (Extension of Termination Date);

(v)	a change to the Borrower or Guarantors other than in accordance with Clause 28 (Changes to the Obligors);

(vi)	any provision which expressly requires the consent of all the Lenders; or

(vii)	Clause 2.2 (Finance Parties’ rights and obligations), Clause 27 (Changes to the Lenders) or this Clause 39;

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of the Agent, the Security Trustee, the Arranger or the Bookrunner may not be effected without the consent of the Agent, the Security Trustee, the Arranger or the Bookrunner.

(c)	Any amendment or waiver of the requirements set forth in Clause 20 (Financial covenants), and any amendment or wavier of Clause 26.2 (Financial covenants and Insurance) that relates to a breach of Clause 20 (Financial covenants), shall not be made without the consent of the Majority Lenders, provided that the consent of at least three Lenders that are not Affiliates of each other to such amendment or waiver has been obtained.

39.3	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(1)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(2)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitment and, to the extent that that reduction results in that Defaulting Lender’s Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

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(b)	For the purposes of this Clause 39.3, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b), or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

39.4	Excluded Commitments

If any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 3 Business Days (unless the Borrower and the Agent agree to a longer time period in relation to any request) of that request being made:

(a)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

40	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

41	eNTIRE AGREEMENT

This Agreement and the Schedules and Exhibits hereto, together with the Mandate Letter, embody the entire agreement between the Parties relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to such subject matter; provided, that in case of any conflict between this Agreement and the Mandate Letter, the provisions of this Agreement shall prevail.

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SECTION 12

GOVERNING LAW AND ENFORCEMENT

42	Governing law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS APPLICABLE IN THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

43	Enforcement

43.1	Jurisdiction

(a)	EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OBLIGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. SUBJECT TO THE FOREGOING AND TO PARAGRAPH (b) BELOW, NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY JURISDICTION.

(b)	EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT AND THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ITS PROPERTY.

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43.2	Service of process

EACH OBLIGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE ON IT BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO ITS ADDRESS SPECIFIED IN CLAUSE 35.2 (Addresses), OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

43.3	Waiver of Jury Trial

EACH OF THE OBLIGORS AND THE FINANCE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE FINANCE DOCUMENTS, THE LOANS OR THE ACTIONS OF THE FINANCE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

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SECTION 13

MISCELLANEOUS

44	WAIVERS, RELEASES AND CONFIRMATIONS

44.1	Certain waivers

With effect on the Effective Date:

(a)	The Framework Period, to the extent not already expired or terminated, shall terminate;

(b)	The Majority Lenders shall:

(i)	permanently waive the requirement to report on compliance with clause 20.1 (Minimum Adjusted Net Worth) of the Original Credit Agreement for the Accounting Periods ending March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011 and March 31, 2012;

(ii)	permanently waive any Defaults or Events of Default that were the subject of a temporary waiver during the Framework Period pursuant to clause 8.1(c)-(h) of the Sixth Amendatory Agreement; and

(iii)	permanently waive any Event of Default arising from any breach of clause 20.1 (Minimum Adjusted Net Worth) of the Original Credit Agreement that may have occurred as result of any failure to maintain Adjusted Net Worth (as defined in the Original Credit Agreement) at the prescribed level during the Accounting Periods ended September 30, 2011, December 31, 2011 and March 31, 2012 (it being acknowledged that the Borrower and the Lenders disagreed as to the interpretation of clause 20.1 (Minimum Adjusted Net Worth) of the Original Credit Agreement and in the Borrower’s opinion, no such Event of Default occurred).

44.2	Confirmations

(a)	This Agreement and the Finance Documents to be issued pursuant to this Agreement will not extinguish the obligations of the Borrower arising under the Original Credit Agreement, nor does this transaction constitute a novation of the Original Credit Agreement and Original Security Documents. This Agreement and the Finance Documents are intended to amend, restate, restructure, renew, extend and modify the Original Credit Agreement and the Original Security Documents.

(b)	The Borrower and the Existing Guarantors acknowledge and agree that (i) all liens evidenced by the Original Credit Agreement and the Original Security Documents are hereby ratified, confirmed and continued, (ii) the amendment and restatement of the Original Credit Agreement pursuant to this Agreement shall not constitute a regrant of the Existing Security, (ii) the Existing Security shall remain in full force and effect after giving effect to this Agreement, and (iii) the Existing Security extends to the Guaranteed Obligations as amended pursuant to this Agreement.

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44.3	Release of Finance Parties and related parties

Each member of the Group shall voluntarily and knowingly release, hold harmless, and forever discharge each of the Finance Parties and each of the Finance Parties’ predecessors, agents, shareholders, partners, directors, officers, employees, representatives, professionals and their respective successors and assigns (the “Released Parties”) from all possible claims, demands, actions, causes of action, damages, costs or expenses, and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the Effective Date which any member of the Group may now or hereafter have against any of the Released Parties and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including, without limitation, the exercise of any rights and remedies under the Finance Documents and the Master Agreements, and the negotiation and execution of this Agreement.

44.4	Released Guarantors

With effect from the Effective Date, each of the Released Guarantors shall be released from its obligations as a Guarantor under the Original Credit Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULES

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE BORROWER

Name of Borrower	Place of Incorporation	Registration number
Eagle Bulk Shipping Inc.	Marshall Islands	14155

PART II

THE ORIGINAL GUARANTORS

Existing Guarantors

(a)	Existing Guarantors that are owners of the Ships

Name of Guarantor	Place of Formation	Registration number
Avocet Shipping LLC	Marshall Islands	961535
Bittern Shipping LLC	Marshall Islands	961510
Canary Shipping LLC	Marshall Islands	961511
Cardinal Shipping LLC	Marshall Islands	960647
Condor Shipping LLC	Marshall Islands	960610
Crane Shipping LLC	Marshall Islands	961536
Crested Eagle Shipping LLC	Marshall Islands	961008
Crowned Eagle Shipping LLC	Marshall Islands	961009
Egret Shipping LLC	Marshall Islands	961537
Falcon Shipping LLC	Marshall Islands	960609
Gannet Shipping LLC	Marshall Islands	961584
Golden Eagle Shipping LLC	Marshall Islands	960908
Goldeneye Shipping LLC	Marshall Islands	961351
Grebe Shipping LLC	Marshall Islands	961585
Harrier Shipping LLC	Marshall Islands	960611
Hawk Shipping LLC	Marshall Islands	960608
Ibis Shipping LLC	Marshall Islands	961586
Imperial Eagle Shipping LLC	Marshall Islands	960909
Jaeger Shipping LLC	Marshall Islands	960845
Jay Shipping LLC	Marshall Islands	961654
Kestrel Shipping LLC	Marshall Islands	960846
Kingfisher Shipping LLC	Marshall Islands	961655
Kite Shipping LLC	Marshall Islands	960635
Kittiwake Shipping LLC	Marshall Islands	960847
Martin Shipping LLC	Marshall Islands	961656
Merlin Shipping LLC	Marshall Islands	960723
Nighthawk Shipping LLC	Marshall Islands	961842
Oriole Shipping LLC	Marshall Islands	960848
Osprey Shipping LLC	Marshall Islands	960634
Owl Shipping LLC	Marshall Islands	961886
Peregrine Shipping LLC	Marshall Islands	960646
Petrel Shipping LLC	Marshall Islands	961146
Puffin Shipping LLC	Marshall Islands	961147
Redwing Shipping LLC	Marshall Islands	961354
Roadrunner Shipping LLC	Marshall Islands	961148
Sandpiper Shipping LLC	Marshall Islands	961149
Shrike Shipping LLC	Marshall Islands	961010
Skua Shipping LLC	Marshall Islands	961011
Sparrow Shipping LLC	Marshall Islands	960636
Stellar Eagle Shipping LLC	Marshall Islands	961061
Tern Shipping LLC	Marshall Islands	960850
Thrasher Shipping LLC	Marshall Islands	961512
Thrush Shipping LLC	Marshall Islands	961781
Woodstar Shipping LLC	Marshall Islands	961391
Wren Shipping LLC	Marshall Islands	961353

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(b)	Other Existing Guarantors

Name of Guarantor	Place of Formation	Registration number
Agali Shipping S.A.	Marshall Islands	22708
Eagle Bulk Pte. Ltd.	Singapore	201014311N
Griffon Shipping LLC	Marshall Islands	960644
Heron Shipping LLC	Marshall Islands	960722
Kampia Shipping S.A.	Marshall Islands	22441
Marmaro Shipping S.A.	Marshall Islands	22711
Mesta Shipping S.A.	Marshall Islands	22440
Mylos Shipping S.A.	Marshall Islands	22709
Nagos Shipping S.A.	Marshall Islands	22799
Rahi Shipping S.A.	Marshall Islands	22710
Sirikari Shipping S.A.	Marshall Islands	22707
Spilia Shipping S.A.	Marshall Islands	23053

New Guarantors

Name of Guarantor	Place of Formation	Registration number
Anemi Maritime Services S.A.	Liberia	C-107667
Eagle Bulk (Delaware) LLC	Delaware	4205214
Eagle Management Consultancy Pte. Ltd.	Singapore	201014812W
Eagle Management Consultants LLC	Delaware	4697620
Eagle Ship Management LLC	Delaware	4697618
Eagle Shipping International (USA) LLC	Marshall Islands	960607

PART III

THE ORIGINAL LENDERS

Name of Original Lender	Revolving Facility Commitment (US$)	Term Facility Commitment (US$)
The Royal Bank of Scotland plc	13,750,000	776,516,635.14
WestLB AG, London Branch	1,875,000	105,888,632.06
Bank of China Limited, London Branch	1,250,000	70,592,421.37
Lloyds TSB Bank plc	1,250,000	70,592,421.37
Santander Asset Finance plc	937,500	52,944,316.03
Sumitomo Mitsui Banking Corporation	625,000	35,296,210.68
Crédit Industriel et Commercial	312,500	17,648,105.34
Total	20,000,000	1,129,478,742

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SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO EFFECTIVENESS

1.	Original Obligors

(a)	A copy of the constitutional documents of each Original Obligor (in the case of any Original Obligor the interests in which will be pledged to the Security Trustee under the Pledge Agreement, reflecting such amendments as may be required by the Security Trustee in connection with the Pledge Agreement).

(b)	A copy of a resolution of the board of directors or sole member, as appropriate, of each Original Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents and all other documents, instruments and agreements contemplated to be entered into in connection with this Agreement (the “Transaction Documents”) to which it is a party and resolving that it execute the Transaction Documents to which it is a party;

(ii)	authorizing a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; and

(iii)	authorizing a specified person or persons, on its behalf, to sign and/or deliver all documents and notices (including, if relevant, any Utilization Request and Selection Notice) to be signed and/or delivered by it under, or in connection with, the Transaction Documents to which it is a party.

(c)	A specimen signature of each person authorized by the resolution referred to in paragraph (b) above.

(d)	In the case of each Original Guarantor incorporated under the laws of Singapore, a copy of a resolution of the sole member or sole shareholder, as appropriate, of such Original Guarantor, approving the terms of, and the transactions contemplated by, the Transaction Documents to which such Original Guarantor is a party.

(e)	A certificate issued by the appropriate authority in the jurisdiction of incorporation or formation of each Original Obligor confirming its valid existence in good standing in such jurisdiction as at a date no earlier than 3 business days prior to the Effective Date.

(f)	A certificate of an authorized signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

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(g)	A written confirmation from the Borrower as to which individuals are authorized to execute and deliver Selection Notices.

2.	Transaction Documents

(a)	A duly executed original of:

(i)	this Agreement;

(ii)	if requested by any Lender, a Note in form appropriate for such Lender;

(iii)	a General Security Agreement from each Original Obligor;

(iv)	the Pledge Agreement;

(v)	a General Account Charge in respect of each account listed in Part II of Schedule 17 (Bank Accounts) by the relevant Obligor in whose name the account is held;

(vi)	Amendment and Restatement of First Preferred Marshall Islands Mortgage in respect of each Ship;

(vii)	the Warrant Agreement;

(viii)	the Registration Rights Agreement;

(ix)	any Fee Letter to be entered into in connection with this Agreement;

(x)	amended swap documentation to the extent required;

(xi)	the Confirmation Agreement; and

(xii)	such other amendments to the Original Security Documents as the Agent may reasonably request.

3.	Legal opinions

A favorable legal opinion from lawyers appointed by the Borrower and acceptable to the Agent on such matters concerning the laws of New York, the federal laws of the United States, the laws of the Republic of the Marshall Islands, the laws of Singapore, English law, and the laws of the Republic of Liberia and such other relevant jurisdictions as the Agent may require, including, without limitation, with respect to the Warrant Agreement and the Registration Rights Agreement.

4.	Other documents and evidence

(a)	A corporate structure chart in respect of the Group certified by the chief financial officer of the Borrower as true, complete and correct as at the Effective Date.

(b)	Evidence that the warrant certificates to be issued pursuant to the Warrant Agreement have been issued by the Borrower and delivered to each Lender or its nominee.

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(c)	Evidence that the Borrower has finalized the Registration Statement, including any exhibits thereto, in form and substance satisfactory to the Agent, subject only to the review and approval of the Borrower’s auditor.

(d)	A copy of each Approved Charter described in Part II of Schedule 12.

(e)	A copy of each Material Contract described in Schedule 18.

(f)	The Original Financial Statements of the Borrower and its Subsidiaries.

(g)	Such documents and evidence in respect of any New Guarantor as each Lender shall require based on applicable laws and regulations and that Lender’s own internal guidelines, relating to that Lender’s knowledge of its customers.

(h)	Evidence of the completion of all other recordings and filings of, or with respect to, the Transaction Documents executed in connection with this Agreement that the Agent may deem necessary or desirable in order to perfect and protect the Security created thereby, including under the Uniform Commercial Code of New York (or such other jurisdiction where any Original Obligor and/or any collateral may be located), and including evidence that the Amendment and Restatement of First Preferred Marshall Islands Mortgage in respect of each Ship described in paragraph 2(a)(vi) above has been duly recorded against such Ship in accordance with the laws of the Marshall Islands.

(i)	Evidence that any process agent referred to in any Finance Document has accepted its appointment (including confirmation that the appointment of any process agent in respect of each Original Security Document remains valid and in effect).

(j)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the Effective Date.

(k)	Evidence that any interest, fees, costs and expenses payable by the Borrower under the Original Credit Agreement have been paid or will be paid by the Effective Date.

(l)	Evidence, in form and substance satisfactory to the Agent, of the assets and liabilities of each Inactive Subsidiary.

(m)	Evidence that any stamp duty payable under the laws of Singapore in connection with the Finance Documents has been paid.

(n)	A copy of any other Authorization or other document, opinion or assurance which the Agent considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Transaction Document.

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PART II

CONDITIONS PRECEDENT FOR ADDITIONAL GUARANTORS

1.	An Accession Letter, duly executed by the Additional Guarantor and the Borrower.

2.	Documents respecting such Additional Guarantor specified mutatis mutandis in Clause 1 of Part 1 of this Schedule 2.

3.	Such documents and evidence in respect of the Additional Guarantor as each Lender shall require based on applicable laws and regulations and that Lender’s own internal guidelines, relating to that Lender’s knowledge of its customers.

4.	If the Additional Guarantor is to purchase an Additional Ship:

(a)	A copy of the relevant Memorandum of Agreement;

(b)	A certificate of an officer of the Borrower certifying that each copy document specified in this Clause 4 of Part II of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter;

(c)	Evidence that the Additional Guarantor has duly opened an Operating Account and has delivered to the Agent all resolutions, signature cards and other documents or evidence required in connection with the opening, maintenance and operation of such Operating Account;

(d)	A duly executed original of each of the following documents, in each case, substantially in the form executed in connection with the Existing Ships:

(i)	a Cash Pooling Deed by the Borrower and the Additional Guarantor relating to the Operating Account of the Additional Guarantor;

(ii)	an Account Charge by the Additional Guarantor;

(iii)	a Mortgage on the Additional Ship;

(iv)	an Assignment of Earnings on the Additional Ship;

(v)	an Assignment of Insurances on the Additional Ship, together with a Notice of Assignment attached thereto;

(vi)	a Pledge Agreement in respect of the Borrower’s interests in the Additional Guarantor;

(vii)	a Letter Agreement by the Borrower and the Additional Guarantor in respect of the Security Interest Deed; and

(viii)	a Approved Manager’s Undertaking from each Approved Manager in respect of the Additional Ship;

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(e)	Documentary evidence that the Additional Ship:

(i)	has been unconditionally delivered by the relevant seller to the Additional Guarantor in accordance with all the terms of the relevant Memorandum of Agreement, warranted free and clear of all liens, and the relevant seller has been paid in full under the terms of the relevant Memorandum of Agreement;

(ii)	is definitively and permanently registered in the name of the Additional Guarantor under Marshall Islands flag or an Alternative Approved Flag, and that the relevant Mortgage has been duly recorded against the Additional Ship in accordance with the laws of the Marshall Islands or, if applicable, the relevant Alternative Approved Flag;

(iii)	is in the absolute and unencumbered ownership of the Additional Guarantor except as contemplated by the Finance Documents;

(iv)	maintains the highest classification and rating for ships of the same age and type class with the relevant Classification Society, free of all overdue recommendations and conditions of such Classification Society; and

(v)	is insured in accordance with this Agreement and all requirements therein in respect of insurances have been complied with;

(f)	Documents establishing that the Additional Ship will, as from the date of the Accession Letter, be managed by an Approved Manager on terms acceptable to the Agent, together with:

(i)	copies of the Approved Manager’s Document of Compliance and of the Additional Ship’s Safety Management Certificate (together with any other details of the applicable Safety Management System which the Agent requires); and

(ii)	a copy of the ISPS Code Certificate of the Additional Ship; and

(g)	A favorable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the Additional Ship as the Agent may require; and

(h)	A valuation of any relevant Additional Ship and each other Ship addressed to the Agent dated not earlier than 21 days before the date of the Accession Letter, from an Approved Broker.

5.	A duly executed original of:

(a)	a General Security Agreement from the Additional Guarantor; and

(b)	a General Account Charge in respect of each account held by the Additional Guarantor (other than, if applicable, such Additional Guarantor’s Operating Account).

6.	Favorable legal opinions from lawyers appointed by the Borrower and acceptable to the Agent on such matters concerning the laws of New York and the Republic of the Marshall Islands and such other relevant jurisdictions as the Agent may require.

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7.	Evidence of the completion of all other recordings and filings of, or with respect to, the Finance Documents executed in connection with the Accession Letter that the Agent may deem necessary or desirable in order to perfect and protect the Security created thereby, including under the Uniform Commercial Code of New York (or such other jurisdiction where the Additional Guarantor and/or any of its collateral may be located).

8.	Evidence that any process agent referred to in any Finance Document executed in connection with the Accession Letter has accepted its appointment.

9.	A copy of any other Authorization or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

10.	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid.

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SCHEDULE 3

REQUESTS

PART I

UTILIZATION REQUEST

From:	Eagle Bulk Shipping Inc.

To:	The Royal Bank of Scotland plc, as Agent

Dated:	__________

Dear Sirs

Eagle Bulk Shipping Inc. – $1,149,478,742 Facility Agreement

dated as of June 20, 2012 (the “Agreement”)

1.	We refer to the Agreement. This is a Utilization Request. Terms defined in the Agreement have the same meaning in this Utilization Request unless given a different meaning in this Utilization Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilization Date:	__________ (or, if that is not a Business Day, the next Business Day)
Facility to be utilized	Revolving Facility

Amount:	__________ or, if less, the Available Facility

Interest Period:	__________

3.	The Loan is for the following working capital purposes: [provide details].

4.	We confirm that each condition specified in Clause 4.2 (Conditions precedent to Utilization) of the Agreement is satisfied on the date of this Utilization Request, except for the delivery of the certificate specified in Clause 4.2(d) of the Credit Agreement as to which appropriate arrangements for delivery have been made.

5.	The proceeds of this Loan should be credited to [account].

6.	This Utilization Request is irrevocable.
EAGLE BULK SHIPPING INC.

By:
Name:
Title:

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PART II

SELECTION NOTICE

From:	Eagle Bulk Shipping Inc.

To:	The Royal Bank of Scotland plc, as Agent

Dated:	__________

Dear Sirs

Eagle Bulk Shipping Inc. – $1,149,478,742 Facility Agreement

dated as of June 20, 2012 (the “Agreement”)

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Loan(s) with an Interest Period ending on __________.*

3.	[We request that the above Loans[s] be divided into __________ Loans with the following amounts and Interest Period:]**

or

[We request that the next Interest Period for the above Loan[s] be __________].

4.	This Selection Notice is irrevocable.

EAGLE BULK SHIPPING INC.

By:
Name:
Title:

* Insert details of all Loans which have an Interest Period ending on the same date.

** Use this portion if division of Loans is requested.

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SCHEDULE 4

MANDATORY COST FORMULA

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

E x 0.01	per cent. per annum
300

Where:

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Special Deposits” has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.l Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

139

(d)	“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union; and

(e)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7.	Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8.	The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9.	The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10.	The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11.	Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12.	The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

140

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:	The Royal Bank of Scotland plc, as Agent

From:	[Existing Lender] (the “Existing Lender”) and [New Lender] (the “New Lender”)

Dated:	__________

Eagle Bulk Shipping Inc. – $1,149,478,742 Facility Agreement

dated as of June 20, 2012 (the “Agreement”)

1.	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 27.5 (Procedure for transfer) of the Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment(s), rights and obligations referred to in the Schedule to this Transfer Certificate in accordance with Clause 27.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is __________.

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) of the Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	This Transfer Certificate shall be governed by, and construed in accordance with, the laws applicable in the State of New York (without regard to conflicts of law principles law).

141

THE SCHEDULE

Commitment(s)/rights and obligations to be transferred

[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:
Name:	Name:
Title:	Title:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as __________.

THE ROYAL BANK OF SCOTLAND PLC, as Agent

By:	_____________________________
Name:
Title:

142

SCHEDULE 6

FORM OF ACCESSION LETTER

To:	The Royal Bank of Scotland plc, as Agent

From:	[Subsidiary] and Eagle Bulk Shipping Inc.

Dated:	__________

Dear Sirs

Eagle Bulk Shipping Inc. – $1,149,478,742 Facility Agreement

dated as of June 20, 2012 (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.	[Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to Clause 28.2 (Additional Guarantors) of the Agreement. [Subsidiary] is a [corporation/limited liability company] duly [incorporated/formed] under the laws of [the Republic of the Marshall Islands].

3.	[Subsidiary’s] administrative details are as follows:

Address:	_____________________________________________

Fax No:

Attention:

4.	This Accession Letter shall be governed by, and construed in accordance with, the laws applicable in the State of New York (without regard to conflicts of law principles law).

143

IN WITNESS WHEREOF, the parties hereto have caused this Accession Letter to be duly executed and delivered as of the date first written above.

EAGLE BULK SHIPPING INC.

By:
Name:
Title:

[SUBSIDIARY]

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC, as Agent

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC, as Security Trustee

By:
Name:
Title:

144

SCHEDULE 7

FORM OF RESIGNATION LETTER

To:	The Royal Bank of Scotland plc, as Agent

From:	[resigning Obligor] and Eagle Bulk Shipping Inc.

Dated:	__________

Dear Sirs

Eagle Bulk Shipping Inc. – $1,149,478,742 Facility Agreement

dated as of June 20, 2012 (the “Agreement”)

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to Clause 28.4 (Resignation of a Guarantor) of the Agreement, we request that [resigning Obligor] be released from its obligations as a Guarantor under the Agreement.

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request;

(b)	[[resigning Obligor] has sold its Ship - or - [resigning Obligor]’s Ship has become a Total Loss]; and

(c)	The Borrower has complied with the provisions of Clause 7.5 (Mandatory Prepayment).

4.	This Resignation Letter shall be governed by, and construed in accordance with, the laws applicable in the State of New York (without regard to conflicts of law principles law).

EAGLE BULK SHIPPING INC.	[resigning Obligor]

By:	By:
Name:	Name:
Title:	Title:

145

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To:	The Royal Bank of Scotland plc, as Agent

From:	Eagle Bulk Shipping Inc.

Dated:	__________

Eagle Bulk Shipping Inc. – $1,149,478,742 Facility Agreement

dated as of June 20, 2012 (the “Agreement”)

1.	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	The undersigned hereby certifies as of the date hereof that he/she is the Chief Financial Officer of the Borrower and that, as such, he/she is authorized to execute and deliver this Certificate to the Agent on behalf of the Borrower, and that:

[Use following paragraph (a) for fiscal year-end financial statements]

(a)	Attached hereto as Schedule 1 are the year-end audited financial statements required by Clause 19.1(a) of the Agreement for the fiscal year of the Borrower and its Subsidiaries ended as of the above date, together with the certification of an independent certified public accountant. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end adjustments.

[Use following paragraph (a) for fiscal quarter-end financial statements]

(a)	Attached hereto as Schedule 1 are the unaudited financial statements required by Clause 19.1(b) of the Agreement for the fiscal quarter of the Borrower and its Subsidiaries ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end adjustments.

(b)	A review of the activities of the Obligors during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Obligors performed and observed all their respective obligations under the Finance Documents, and

[select one]

[no Default or Event of Default exists on the date of this Certificate.]

[or]

146

[the following sets forth the details of each Default or Event of Default that has occurred and is continuing, and the action which the Borrower is taking or proposes to take with respect thereto:]

3.	As at the date of this Certificate, the Obligors are in compliance with the financial covenants set forth in Clause 20 (Financial Covenants) and the requirements of Clause 22.23(a) (Eagle Chartering) of the Agreement.

4.	The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

5.	Attached hereto as Schedule 3 is a valuation of each Ship made by an Approved Broker indicating the market value of such Ship.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________.

[Name]
Chief Financial Officer

The undersigned, the Chief Executive Officer of the Borrower, hereby certify that:

1.	[Name] is the duly elected and qualified Chief Financial Officer of the Borrower and the signature above is his/her genuine signature.

2.	The certifications made by [Name] above are true and correct.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________.

[Name]
Chief Executive Officer

147

For the Quarter/Year ended ___________________(“Statement Date”)

Schedule 2

to the Compliance Certificate

[Include those of the following ratios that are to be tested for the relevant Account Period for which the Compliance Certificate is delivered.]

I.	Clause 20.1 (Leverage Ratio).

	A.	Term Loans at Statement Date:[1]			$

	B.	EBITDA for the Accounting Period ending on the Statement Date:

		1.	net income of Borrower and Subsidiaries:		$

		2.	less income or plus loss from extraordinary and unusual items:		$

		3.	plus Interest Charges:

			a.	all interest incurred by any Group member, including commitment fees and net amounts payable under interest rate hedge agreements:	$

			b.	amortization of deferred financing costs, including amendment fees, work fees and extension fees:	$

		4.	plus income taxes:		$

		5.	plus depreciation:		$

		6.	less income or plus charges for amortization (including the amortization of amounts recorded as fair value below/above contract value of time charters acquired on the income statements of the Borrower and its Subsidiaries):		$

		7.	plus non-cash management and Board of Directors incentive compensation expenses:		$

		8.	Total EBITDA for the Accounting Period ending on the Statement Date:		$

	C.	EBITDA for previous three Accounting Periods:

1 To be provided by the Agent.

148

		1.	Total EBITDA for Accounting Period ending on [insert date]:	$

		2.	Total EBITDA for Accounting Period ending on [insert date]:	$

		3.	Total EBITDA for Accounting Period ending on [insert date]:	$

	D.	Total EBITDA for consecutive four Accounting Periods ending on the Statement Date (sum of I.B.8, I.C.1, I.C.2 and I.C.3):		$

	E.	Ratio (Line I.A to Line I.D):			: 1

	F.	Maximum permitted ratio:			: 1

II.	Clause 20.2 (Minimum Interest Coverage Ratio).

	A.	EBITDA for the consecutive four Accounting Periods ending on the Statement Date (see I.D above):		$

	B.	Cash Interest Expenses for the Accounting Period ending on the Statement Date:

		1.	Interest Charges (see I.B.3 above):	$

		2.	less Capitalized Interest:	$

		3.	less amortization of deferred financing costs (including amendment fees, work fees and extension fees):	$

		4.	Total Cash Interest Expenses:	$

	C.	Cash Interest Expenses for previous three Accounting Periods:

		1. Cash Interest Expenses for Accounting Period ending on [insert date]:		$

		2. Cash Interest Expenses for Accounting Period ending on [insert date]:		$

		3. Cash Interest Expenses for Accounting Period ending on [insert date]:		$

	D.	Total Cash Interest Expenses for the consecutive four Accounting Periods ending on the Statement Date (sum of II.B.4, II.C.1, II.C.2 and II.C.3):		$

	E.	Ratio (Line II.A to Line II.D):			: 1

149

	F.	Minimum required ratio:			: 1

III.	Clause 20.3 (Minimum Liquidity).

	A.	Free cash at Statement Date:

		1.	Free cash in accounts with Agent:	$

		2.	plus unutilized Revolving Facility:	$

		3.	Total liquidity:	$

	B.	Minimum required liquidity at Statement Date:

		1.	Number of Ships owned x $500,000	$

IV.	Clause 20.4 (Collateral Coverage Ratio).

	A.	Term Loans and Swap Exposure at Statement Date[2]:

		1.	Term Loans:	$

		2.	Swap Exposure:	$

		3.	Total:	$

	B.	Security Value at Statement Date:

		1.	Market Value of Ships:[3]	$

	C.	Ratio (Line IV.A.3 divided by Line IV.B.1):				%

	D.	Maximum permitted ratio:				%

V.	Clause 22.23(a) (Eagle Chartering).

	A.	Aggregate market exposure of Eagle Chartering as at Statement Date:

		1.	Charter hire payable by Eagle Chartering:	$

		2.	Earnings contracted by way of physical contracts entered into by Eagle Chartering or by way of freight derivative contracts entered into by Eagle Chartering, in each case, in respect of vessels chartered in:	$

2 To be provided by the Agent.

3 Determined on the basis of the most recent valuations delivered pursuant to Clause 21.6 (Provision of valuations and information).

150

	[provide details]

B.	Aggregate market exposure (difference between A.1 and A.2):	$

C.	Maximum permitted market exposure:		$5,000,000.

151

SCHEDULE 9

FORM OF CONFIDENTIALITY UNDERTAKING

To:	[Existing Lender/Existing Lender’s Agent/Broker]

From:	[Potential Purchaser/Purchaser’s agent/broker]

Dated:	__________

Eagle Bulk Shipping Inc. – $1,149,478,742 Facility Agreement

dated as of June 20, 2012 (the “Agreement”)

Dear Sirs:

We are considering [acquiring]4 [arranging the acquisition of]5 an interest in the Agreement (the “Acquisition”). In consideration of you agreeing to make available to us certain information, by our signature of this letter we agree as follows (acknowledged and agreed by you by your signature of a copy of this letter):

1.	Confidentiality Undertaking

We undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to our own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, and (c) to use all reasonable endeavors to ensure that any person to whom we pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)] below) acknowledges and complies with the provisions of this letter as if that person were also a party to it.

2.	Permitted Disclosure

You agree that we may disclose Confidential Information:

(a)	to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

(b)	[subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to us in equivalent form to this letter;][5]

[(b/c)][6]	subject to the requirements of the Agreement, to any person to (or through) whom we assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which we may acquire under the Agreement or with (or through) whom we enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Group in each case so long as that person has delivered a letter to us in equivalent form to this letter; and

4 Delete if potential purchaser is acting as broker or agent.

5 Delete if potential purchaser is acting as principal.

6 Delete as applicable.

152

[(c/d)][6]	(i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3.	Notification of Required or Unauthorized Disclosure

We agree (to the extent permitted by law and except where disclosure is to be made to any competent supervisory or regulatory body during the ordinary course of its supervisory or regulatory function over us) to inform you of the full circumstances of any disclosure under paragraph 2[(c)/(d)]6 or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	Return of Copies

If you so request in writing, we shall return all Confidential Information supplied by you to us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by us and use all reasonable endeavors to ensure that anyone to whom we have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that we or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)]6 above.

5.	Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease on the earlier of (a) the date we become a party to or otherwise acquire (by assignment, sub-participation or otherwise) an interest, direct or indirect, in the Agreement [and] (b) twelve months after we have returned all Confidential Information supplied to us by you and destroyed or permanently erased (to the extent technically practicable) all copies of Confidential Information made by us (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed) [and (c) in any event [ ] months from the date of this letter].

153

6.	No Representation; Consequences of Breach, etc

We acknowledge and agree that:

(a)	neither you, [nor your principal][7] nor any member of the Group nor any of your or their respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by you or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by you or be otherwise liable to us or any other person in respect to the Confidential Information or any such information; and

(b)	you [or your principal][7] or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by us.

7.	No Waiver; Amendments, etc

This letter sets out the full extent of our obligations of confidentiality owed to you in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and our obligations hereunder may only be amended or modified by written agreement between us.

8.	Inside Information

We acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and we undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings

The undertakings given by us under this letter are given to you and (without implying any fiduciary obligations on your part) are also given for the benefit of [your principal,]4 the Borrower and each other member of the Group.

10.	Third Party Rights

(a)	Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right to enforce or to enjoy the benefit of any term of this letter.

 7 Delete if letter is addressed to the Existing Lender rather than the Existing Lender’s broker or agent.

154

(b)	The Relevant Persons may enjoy the benefit of and rely on the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10.

(c)	The parties to this letter do not require the consent of the Relevant Persons to rescind or vary this letter at any time.

11.	Governing Law and Jurisdiction

(a)	This letter (including the agreement constituted by your acknowledgment of its terms) shall be governed by, and construed in accordance with, the laws applicable in the State of New York (without regard to conflicts of laws principles).

(b)	The parties submit to the non-exclusive jurisdiction of any New York State Court or Federal Court of the United States of America sitting in New York City in any action or proceeding arising out of or relating to this letter.

12.	Definitions

In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

“Confidential Information” means any information relating to the Borrower, the Group, the Agreement and/or the Acquisition provided to us by you or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by us before the date the information is disclosed to us by you or any of your affiliates or advisers or is lawfully obtained by us thereafter, other than from a source which is connected with the Group and which, in either case, as far as we are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality.

“Permitted Purpose” means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of]2 considering and evaluating whether to enter into the Acquisition.

“Purchaser Group” means us and any other person that, directly or indirectly, controls, is controlled by or is under common control with us or is a director or officer of us or such person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a person means the possession, direct or indirect, of the power to vote 50% or more of the voting stock, membership or partnership interests, or other similar interests of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of voting stock, membership or partnership interests, or other similar interests, by contract or otherwise.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

155

Very Truly Yours,

[POTENTIAL PURCHASER/PURCHASER’S
AGENT/BROKER]

By:
Name:
Title:

156

To:       [Potential Purchaser/Purchaser’s Agent/Broker]

We acknowledge and agree to the above:

[EXISTING LENDER/EXISTING LENDER’S AGENT/BROKER]

By:
Name:
Title:

157

SCHEDULE 10

TIMETABLES

Delivery of a duly completed Utilization Request (Clause 5.1 (Delivery of a Utilization Request))	Not later than 11.00 a.m. London time 3 Business Days before the relevant Utilization Date
Delivery of a duly completed Selection Notice (Clause 9.1 (Selection of Interest Periods))	Not later than 11.00 a.m. London time 5 Business Days before relevant Interest Period
LIBOR is fixed	Quotation Day as of 11:00 a.m. London time

Agent notifies the Lenders of each Loan in accordance with Clause 5.4(c) (Lender’s Participation)	Not later than 11.00a.m. London time 2 Business Days before the relevant Utilization Date

158

SCHEDULE 11

FORM OF DESIGNATION NOTICE

To:	The Royal Bank of Scotland plc, as Agent

From:	Eagle Bulk Shipping Inc.

Dated:	__________

Dear Sirs

Eagle Bulk Shipping Inc. – $1,149,478,742 Facility Agreement

dated as of June 20, 2012 (the “Agreement”)

1.	We refer to the Agreement. This is a Designation Notice. Terms defined in the Agreement have the same meaning in this Designation Notice unless given a different meaning in this Designation Notice.

2.	Pursuant to the Master Agreement dated __________ between ourselves and [Swap Bank], we have entered into a Confirmation delivered pursuant to the said Master Agreement dated __________ and addressed by [Swap Bank] to us.

3.	In accordance with the terms of the Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a “Designated Transaction” for the purposes of the Agreement and the Finance Documents.

EAGLE BULK SHIPPING INC.

By:
Name:
Title:

159

SCHEDULE 12

DETAILS OF EXISTING SHIPS AND APPROVED CHARTERS

PART I

EXISTING SHIPS

Name of Vessel	Official Number	Name of Owner

AVOCET	3819	Avocet Shipping LLC

BITTERN	3710	Bittern Shipping LLC

CANARY	3777	Canary Shipping LLC

CARDINAL	2349	Cardinal Shipping LLC

CONDOR	2238	Condor Shipping LLC

CRANE	3817	Crane Shipping LLC

CRESTED EAGLE	3477	Crested Eagle Shipping LLC

CROWNED EAGLE	3413	Crowned Eagle Shipping LLC

EGRET BULKER	3818	Egret Shipping LLC

FALCON	2239	Falcon Shipping LLC

GANNET BULKER	3902	Gannet Shipping LLC

GOLDEN EAGLE	3794	Golden Eagle Shipping LLC

GOLDENEYE	3248	Goldeneye Shipping LLC

GREBE BULKER	3905	Grebe Shipping LLC

HARRIER	2240	Harrier Shipping LLC

HAWK 1	2237	Hawk Shipping LLC

IBIS BULKER	3946	Ibis Shipping LLC

IMPERIAL EAGLE	3820	Imperial Eagle Shipping LLC

JAEGER	2659	Jaeger Shipping LLC

JAY	3972	Jay Shipping LLC

KESTREL I	2658	Kestrel Shipping LLC

160

KITE	2352	Kite Shipping LLC

KITTIWAKE	2882	Kittiwake Shipping LLC

KINGFISHER	3974	Kingfisher Shipping LLC

MARTIN	3973	Martin Shipping LLC

MERLIN	2488	Merlin Shipping LLC

NIGHTHAWK	4193	Nighthawk Shipping LLC

ORIOLE	4303	Oriole Shipping LLC

OSPREY I	2355	Osprey Shipping LLC

OWL	4337	Owl Shipping LLC

PEREGRINE	2353	Peregrine Shipping LLC

PETREL BULKER	4338	Petrel Shipping LLC

PUFFIN BULKER	4339	Puffin Shipping LLC

REDWING	3271	Redwing Shipping LLC

ROADRUNNER BULKER	4340	Roadrunner Shipping LLC

SANDPIPER BULKER	4341	Sandpiper Shipping LLC

SHRIKE	2876	Shrike Shipping LLC

SKUA	2885	Skua Shipping LLC

SPARROW	2354	Sparrow Shipping LLC

STELLAR EAGLE	3521	Stellar Eagle Shipping LLC

TERN	2657	Tern Shipping LLC

THRASHER	3788	Thrasher Shipping LLC

THRUSH	4106	Thrush Shipping LLC

WOODSTAR	3369	Woodstar Shipping LLC

WREN	3236	Wren Shipping LLC

161

PART II

APPROVED CHARTERS

Charterer: Korea Line Corporation of Seoul, Korea

Vessel	Name of Owner	Date of Charter

AVOCET	Avocet Shipping LLC	02/27/07

BITTERN	Bittern Shipping LLC	02/01/07

CANARY	Canary Shipping LLC	02/01/07

CRANE	Crane Shipping LLC	02/01/07

JAY	Jay Shipping LLC	04/17/07

KINGFISHER	Kingfisher Shipping LLC	04/17/07

MARTIN	Martin Shipping LLC	04/23/07

NIGHTHAWK	Nighthawk Shipping LLC	04/23/07

ORIOLE	Oriole Shipping LLC	04/23/07

OWL	Owl Shipping LLC	04/23/07

THRASHER	Thrasher Shipping LLC	02/27/07

WOODSTAR	Woodstar Shipping LLC	02/01/07

WREN	Wren Shipping LLC	04/17/07

Charterer: Lauritzen Bulkers A/S of Copenhagen

Vessel	Name of Owner	Date of Charter

EGRET BULKER	Egret Shipping LLC	04/30/07

GANNET BULKER	Gannet Shipping LLC	04/30/07

GREBE BULKER	Grebe Shipping LLC	04/30/07

IBIS BULKER	Ibis Shipping LLC	04/30/07

PETREL BULKER	Petrel Shipping LLC	05/11/07

PUFFIN BULKER	Puffin Shipping LLC	05/11/07

162

Vessel	Name of Owner	Date of Charter

ROADRUNNER BULKER	Roadrunner Shipping LLC	05/11/07

SANDPIPER BULKER	Sandpiper Shipping LLC	05/11/07

163

SCHEDULE 13

FORM OF SWAP BANK ACCESSION LETTER

To:	The Royal Bank of Scotland plc, as Agent

From:	[New Swap Bank] and The Royal Bank of Scotland plc, as Original Swap Bank

Dated:	__________

Dear Sirs

Eagle Bulk Shipping Inc. – $1,149,478,742 Facility Agreement

dated as of June 20, 2012 (the “Agreement”)

1.	We refer to the Agreement. This is a Swap Bank Accession Letter. Terms defined in the Agreement have the same meaning in this Swap Bank Accession Letter unless given a different meaning in this Accession Letter.

2.	[New Swap Bank] agrees to become a New Swap Bank and to be bound by the terms of the Agreement as a New Swap Bank pursuant to Clause 29.2 (New Swap Bank) of the Agreement.

3.	A copy of the Master Agreement made between the Borrower and [New Swap Bank] is attached hereto.

4.	[New Swap Bank’s] administrative details are as follows:

Address:        ______________________________________________

Fax No:          ______________________________________________

Attention:      ______________________________________________

5.	This Accession Letter shall be governed by, and construed in accordance with, the laws applicable in the State of New York (without regard to conflicts of law principles law).

[NEW SWAP BANK]	THE ROYAL BANK OF SCOTLAND PLC, as Original Swap Bank

By:	By:
Name:	Name:
Title:	Title:

164

SCHEDULE 14

ERISA

None.

165

SCHEDULE 15

INACTIVE SUBSIDIARIES

Released Guarantors

Name of Subsidiary	Place of Formation	Registration number
Avlona Shipping S.A.	Marshall Islands	23056
Delfini Shipping S.A.	Marshall Islands	23055
Drosato Shipping S.A.	Marshall Islands	22706
Fountana Shipping S.A.	Marshall Islands	22444
Kofina Shipping S.A.	Marshall Islands	23058
Nenita Shipping S.A.	Marshall Islands	22442
Olympi Shipping S.A.	Marshall Islands	22443
Pelineo Shipping S.A.	Marshall Islands	23054
Pyrgi Shipping S.A.	Marshall Islands	22439
Besra Shipping LLC	Marshall Islands	961274
Cernicalo Shipping LLC	Marshall Islands	961275
Fulmar Shipping LLC	Marshall Islands	961276
Goshawk Shipping LLC	Marshall Islands	961277
Raptor Shipping LLC	Marshall Islands	961152
Saker Shipping LLC	Marshall Islands	961153
Snipe Shipping LLC	Marshall Islands	961150
Swift Shipping LLC	Marshall Islands	961151

Other Inactive Subsidiaries

Name of Subsidiary	Place of Formation	Registration number
Falcon Bulk Shipping Inc.	Marshall Islands	40728
Robin Shipping LLC	Marshall Islands	960849
Shikra Shipping LLC	Marshall Islands	960645
Sparrowhawk Shipping LLC	Marshall Islands	961352

166

SCHEDULE 16

CUMULATIVE CONVERTIBLE PREFERRED STOCK

DESIGNATION, PREFERENCES AND RIGHTS
OF CUMULATIVE CONVERTIBLE PREFERRED STOCK OF THE BORROWER

In this Schedule 16, Articles of Incorporation means the Amended and Restated Articles of Incorporation of the Borrower, dated as of June 3, 2005, as amended on May 21, 2012, and Corporation means the Borrower.

1.	Dividends and Distributions.

(a)	Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of the Cumulative Convertible Preferred Stock (the issuance of which would require the consent of the holders of the Cumulative Convertible Preferred Stock), the holders of shares of Cumulative Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, preferential cumulative quarterly dividends payable in cash on the 1st day of January, April, July and October in each year (each such date being referred to herein as a Quarterly Dividend Payment Date), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Cumulative Convertible Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the Coupon Rate multiplied by the Liquidation Preference (minus the portion thereof representing unpaid dividends, if any). The Coupon Rate means (i) the trailing twelve month dividend yield of the S&P US Preferred Stock Index as of the last business day of the month immediately preceding the date of issuance or (ii) if the Corporation has refinanced the Term Loans after the Effective Date, the lower of (A) the Coupon Rate as determined under clause (i) above and (B) the interest rate on the senior debt incurred in such refinancing plus 200bps.

(b)	Dividends shall begin to accrue and be cumulative on outstanding shares of Cumulative Convertible Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Cumulative Convertible Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Cumulative Convertible Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Dividends on the Cumulative Convertible Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not the Corporation has legally available funds, and whether or not declared by the Board of Directors or authorized or paid by the Corporation. Any dividend payable on the Cumulative Convertible Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

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(c)	Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Cumulative Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Cumulative Convertible Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof. Dividends on the Cumulative Convertible Preferred Stock will be payable in arrears to holders of record as they appear on the Corporation’s records at the close of business on the applicable dividend record date.

(d)	Unless full cumulative dividends on the Cumulative Convertible Preferred Stock have been (a) paid or (b) declared and set apart for payment for all past dividend periods, (i) no dividends will be declared or paid or set apart for payment on Common Stock (as defined below) or any other Junior Stock (as defined below), (ii) no Junior Stock will be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, nor shall any monies be paid or made available for a sinking fund for the redemption of any Junior Stock, and (iii) no other cash or property will be paid or distributed to or for the benefit of holders of any Junior Stock.

2.             Default Period.

(a)	(i)	If at any time dividends on any Cumulative Convertible Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a default period) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Cumulative Convertible Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of "Preferred Stock" (as defined in the Articles of Incorporation) (Preferred Stock) (including holders of the Cumulative Convertible Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

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(ii)	During any default period, such voting right of the holders of Cumulative Convertible Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 2(a) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders representing a quorum in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right, provided that a quorum is present in accordance with the provisions of the Articles of Incorporation. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the number of directors shall be increased to the extent necessary to permit the election of two directors by the holders of the Preferred Stock. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Cumulative Convertible Preferred Stock.

(iii)	Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (a)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (a)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv)	In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders of Preferred Stock or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (a)(ii) of this Section 2) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (a) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

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(v)	Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Articles of Incorporation or by-laws of the Corporation irrespective of any increase made pursuant to the provisions of Paragraph (a)(ii) of this Section 2 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or by-laws of the Corporation). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(b)	Except as set forth herein, holders of Cumulative Convertible Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action.

3.	Certain Restrictions.

(a)	Whenever quarterly dividends or other dividends or distributions payable on the Cumulative Convertible Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Cumulative Convertible Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)	declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Cumulative Convertible Preferred Stock (Junior Stock);

(ii)	declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Cumulative Convertible Preferred Stock, except dividends paid ratably on the Cumulative Convertible Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)	redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Cumulative Convertible Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any Junior Stock; or

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(iv)	purchase or otherwise acquire for consideration any shares of Cumulative Convertible Preferred Stock, or any shares of stock ranking on a parity with the Cumulative Convertible Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)	The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subclause (a)(iv) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

4.          Reacquired Shares. Any shares of Cumulative Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

5.          Liquidation, Dissolution or Winding Up. If the Corporation shall commence a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of substantially all of its property, or make an assignment for the benefit of its creditors, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of substantially all of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of Junior Stock unless, prior thereto, the holders of shares of Cumulative Convertible Preferred Stock shall have received an amount equal to $10 per share of Cumulative Convertible Preferred Stock plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the Liquidation Preference). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of shares of Cumulative Convertible Preferred Stock.

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6.          Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Cumulative Convertible Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which the Common Stock issuable upon the conversion of the Cumulative Convertible Preferred Stock (assuming conversion immediately prior to the event of liquidation), is changed or exchanged. In the event the Corporation shall at any time after the date on which the series of Cumulative Convertible Preferred Stock was created (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Cumulative Convertible Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7.          Optional Redemption. The shares of Cumulative Convertible Preferred Stock shall be redeemable in whole or in part at the Corporation’s option in accordance with the provisions set forth in Section 8 below at any time prior to the fifth anniversary of the Termination Date; provided that, if the Corporation redeems less than all of the shares of Cumulative Convertible Preferred Stock, such redemption shall be on a pro rata basis among all holders of Cumulative Convertible Preferred Stock.

8.          Mandatory Redemption by the Corporation. All Cumulative Convertible Preferred Stock not previously redeemed by the Corporation will be redeemed by the Corporation in whole and not in part on the fifth anniversary of the Termination Date (any date on which the Corporation redeems Cumulative Convertible Preferred Stock is referred to herein as a Redemption Date). Upon a Redemption Date, the Corporation will redeem the relevant Cumulative Convertible Preferred Stock at a cash redemption price per share (the Redemption Price) equal to the Liquidation Preference. Holders of such Cumulative Convertible Preferred Stock shall also be entitled to receive on the Redemption Date an amount equal to all accumulated, accrued and unpaid dividends (whether or not the Corporation has earnings and whether or not authorized by the Board of Directors or declared by the Corporation) to the Redemption Date.

9.	Conversion.

(a)	In case the Corporation shall propose to convert the shares of Cumulative Convertible Preferred Stock, then the Corporation shall give to each holder of Cumulative Convertible Preferred Stock notice of such proposed action, which shall specify the date on which such conversion is to take place. Such notice shall be given at least thirty (30) days prior to the record date for determining holders of the Cumulative Convertible Preferred Stock for purposes of such action.

(b)	The Corporation shall be entitled to convert all or any portion of the shares of Cumulative Convertible Preferred Stock into a number of fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100,000th of a share) of Common Stock; provided, that if the Corporation converts less than all of the shares of Cumulative Convertible Preferred Stock, such conversion shall be on a pro rata basis among all holders of Cumulative Convertible Preferred Stock; provided, further, that the Corporation shall have received the prior consent of a majority of the votes of those holders of Common Stock attending and voting at a meeting of stockholders, but in any event no less than holders of at least 33% of the outstanding shares of Common Stock. The number of shares of Common Stock to which a holder of Cumulative Convertible Preferred Stock shall be entitled upon conversion shall be determined by dividing (x) the Liquidation Preference by (y) the market price of the Common Stock as of the close of business on the Conversion Date (the Conversion Price). Holders of Cumulative Convertible Preferred Stock shall also be entitled to receive on the Conversion Date an amount equal to all accumulated, accrued and unpaid dividends (whether or not the Corporation has earnings and whether or not authorized by the Board of Directors or declared by the Corporation) to the Conversion Date.

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(c)	Fractions of Shares. Unless the holder of shares of Cumulative Convertible Preferred Stock being converted specifies otherwise, the Corporation shall issue fractional shares of Common Stock (carried out to seven decimal places) upon conversion of shares of Cumulative Convertible Preferred Stock. If more than one share of Cumulative Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock to be issued shall be computed on the basis of the aggregate number of shares of Cumulative Convertible Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Cumulative Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the product of such fraction multiplied by the Conversion Price.

(d)	Exercise of Conversion Privilege.

(i)	In connection with the conversion of shares of Cumulative Convertible Preferred Stock, a holder must surrender the certificate or certificates evidencing such holder's shares of Cumulative Convertible Preferred Stock, duly endorsed, at the office of the Corporation.

(ii)	Cumulative Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day (the Conversion Date) of surrender of such shares of Cumulative Convertible Preferred Stock for conversion in accordance with the foregoing provisions and at such time the rights of the holders of such shares of Cumulative Convertible Preferred Stock as holder shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Corporation shall issue and shall deliver at any office or agency of the Corporation maintained for the surrender of Cumulative Convertible Preferred Stock a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 9(b).

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(e)	Corporation to Reserve Common Stock. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Cumulative Convertible Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Cumulative Convertible Preferred Stock. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Cumulative Convertible Preferred Stock or that would cause the number of shares of Common Stock deliverable upon conversion of the Cumulative Convertible Preferred Stock to exceed (when taken together with all other outstanding shares of Common Stock) the number of shares of Common Stock that the Corporation is authorized to issue, the Corporation will take any corporate action that, in the opinion of its counsel, is necessary in order that the Corporation may validly and legally issue the full number of fully paid and non-assessable shares of Common Stock issuable upon conversion at such adjusted conversion price.

(f)	Taxes on Conversions. The Corporation will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Cumulative Convertible Preferred Stock pursuant hereto.

10.         Ranking. The Cumulative Convertible Preferred Stock shall rank prior or senior to the Common Stock and all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, redemption rights and rights upon liquidation, dissolution or winding up of the Corporation, unless the terms of any such series shall provide otherwise (which would require the consent of the holders of a majority or more of the outstanding shares of Cumulative Convertible Preferred Stock).

11.         Amendment. At any time when any shares of Cumulative Convertible Preferred Stock are outstanding, neither the Articles of Incorporation nor the certificate of designation designating the Cumulative Convertible Preferred Stock shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Cumulative Convertible Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Cumulative Convertible Preferred Stock, voting separately as a class.

12.         Fractional Shares. Cumulative Convertible Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Cumulative Convertible Preferred Stock.

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SCHEDULE 17

BANK ACCOUNTS

PART I

BANK ACCOUNTS SUBJECT TO EXISTING SECURITY

Obligor account holder	Account no.	Currency	Name and location of bank or financial institution

Eagle Bulk Shipping Inc.	EAGBUSH-USD1	USD	RBS, London

Avocet Shipping LLC	AVOCSHIP-USDA	USD	RBS, London

Bittern Shipping LLC	BITTSHIP-USDA	USD	RBS, London

Canary Shipping LLC	CANASHIP-USDA	USD	RBS, London

Cardinal Shipping LLC	CARDISHI-USD1	USD	RBS, London

Condor Shipping LLC	CONDSHI-USD1	USD	RBS, London

Crane Shipping LLC	CRANSHIP-USDA	USD	RBS, London

Crested Eagle Shipping LLC	CREEAGSH-USDA	USD	RBS, London

Crowned Eagle Shipping LLC	CROEAGSH-USDA	USD	RBS, London

Egret Shipping LLC	EGRESHIP-USDA	USD	RBS, London

Falcon Shipping LLC	FALCSHI-USD1	USD	RBS, London

Gannet Shipping LLC	GANNSHIP-USDA	USD	RBS, London

Golden Eagle Shipping LLC	GOEASH-USD1	USD	RBS, London

Goldeneye Shipping LLC	GOEYSHIP-USD1	USD	RBS, London

Grebe Shipping LLC	GREBSHIP-USDA	USD	RBS, London

Griffon Shipping LLC	GRIFSHI-USD1	USD	RBS, London

Harrier Shipping LLC	HARSHI-USD1	USD	RBS, London

Hawk Shipping LLC	HAWKSHI-USD1	USD	RBS, London

Heron Shipping LLC	HEROSHIP-USD1	USD	RBS, London

175

Obligor account holder	Account no.	Currency	Name and location of bank or financial institution

Ibis Shipping LLC	IBISSHIP-USDA	USD	RBS, London

Imperial Eagle Shipping LLC	IMEASH-USD1	USD	RBS, London

Jaeger Shipping LLC	JAESHI-USD1	USD	RBS, London

Jay Shipping LLC	JAYSHI-USDA	USD	RBS, London

Kestrel Shipping LLC	KESSHI-USD1	USD	RBS, London

Kingfisher Shipping LLC	KINSHI-USDA	USD	RBS, London

Kite Shipping LLC	KITESHI-USD1	USD	RBS, London

Kittewake Shipping LLC	KITTSHI-USDA	USD	RBS, London

Martin Shipping LLC	MARTSHIP-USDA	USD	RBS, London

Merlin Shipping LLC	MERLSHIP-USD1	USD	RBS, London

Nighthawk Shipping LLC	NIGSHI-USDA	USD	RBS, London

Oriole Shipping LLC	ORIOSHIP-USD1	USD	RBS, London

Osprey Shipping LLC	OSPRSHI-USD1	USD	RBS, London

Owl Shipping LLC	OWLSHI-USD1	USD	RBS, London

Peregrine Shipping LLC	PERESHI-USD1	USD	RBS, London

Petrel Shipping LLC	PETSHIPL-USD1	USD	RBS, London

Puffin Shipping LLC	PUFSHI-USD1	USD	RBS, London

Redwing Shipping LLC	REDWSHIP-USD1	USD	RBS, London

Roadrunner Shipping LLC	ROASHI-USD1	USD	RBS, London

Sandpiper Shipping LLC	SANDSHIP-USD1	USD	RBS, London

Shrike Shipping LLC	SHRSHI-USDA	USD	RBS, London

Skua Shipping LLC	SKUASH-USDA	USD	RBS, London

Sparrow Shipping LLC	SPARSHI-USD1	USD	RBS, London

Stellar Eagle Shipping LLC	STEEAGSH-USDA	USD	RBS, London

176

Obligor account holder	Account no.	Currency	Name and location of bank or financial institution

Tern Shipping LLC	TERNSHI-USD1	USD	RBS, London

Thrasher Shipping LLC	THRASHIP-USDA	USD	RBS, London

Thrush Shipping LLC	THRSHIP-USDA	USD	RBS, London

Woodstar Shipping LLC	WOODSHIP-USD1	USD	RBS, London

Wren Shipping LLC	WRENSHIP-USD1	USD	RBS, London

PART II

ADDITIONAL BANK ACCOUNTS TO BE SUBJECT TO GENERAL ACCOUNT CHARGES

Obligor account holder	Account no.	Currency	Name and location of bank or financial institution

Eagle Shipping International (USA) LLC	EASHINUS-USD1	USD	RBS, London

Eagle Shipping International (USA) LLC	50028634	GBP	RBS, London

Eagle Shipping International (USA) LLC	SBCPLCES-USD1 (L/C security deposit)*	USD	RBS, London

Eagle Shipping International (USA) LLC	705741605	USD	HSBC Bank USA, N.A., New York

Eagle Ship Management LLC	EASHMA-USDA	USD	RBS, London

Eagle Management Consultants LLC	EAMACO-USDA	USD	RBS, London

* Each of (i) the standby letter of credit undertaken by The Royal Bank of Scotland plc in favor of J.A.B. Madison Holdings, L.L.C. at the request of Eagle Shipping International (USA) LLC, and (ii) the security interest granted under the Specific Counter-Indemnity secured by Deposit dated March 10, 2008 between Eagle Shipping International (USA) LLC and The Royal Bank of Scotland plc in respect of account no. SBCPLCES-USD1 as security for the commitment of The Royal Bank of Scotland plc under such letter of credit, each of which were in place prior to the date of this Agreement and the date on which Eagle Shipping International (USA) LLC acceded as a Guarantor, shall be permitted under this Agreement notwithstanding Clauses 22.9 (Debt) and 22.3 (Negative pledge).

177

Obligor account holder	Account no.	Currency	Name and location of bank or financial institution

Eagle Bulk Pte. Ltd.	05.03.22.672	USD	The Royal Bank of Scotland N.V., Singapore

Eagle Bulk Pte. Ltd.	62-9319237-001	SGD	Oversea-Chinese Banking Corporation Limited, Singapore

Eagle Management Consultancy Pte. Ltd.	05.03.22.702	USD	The Royal Bank of Scotland N.V., Singapore

PART III

DBS VICKERS ACCOUNT

Obligor account holder	Account no.	Currency	Name and location of bank or financial institution

Eagle Bulk Pte. Ltd.	72396 (Short Code: EBPL)	USD	DBS Vickers – Singapore

Eagle Bulk Pte. Ltd.	72396-2 (Short Code: EBPL-2) (Cons. Acct Short Code: EBPLG)	USD	DBS Vickers – Singapore

PART IV

OTHER ACCOUNTS

Obligor account holder	Account no.	Currency	Name and location of bank or financial institution

Eagle Management Consultants LLC	705790738	USD	HSBC Bank USA, N.A., New York

In this Schedule 17, “RBS” means The Royal Bank of Scotland, plc.

178

SCHEDULE 18

MATERIAL CONTRACTS

Time Charter dated July 28, 2011 between Shoei Kisen Kaisha, Ltd., Japan, and Eagle Bulk Pte. Ltd. in respect of the motorship T.B.N. / Imabari Hull No. S-H605

Account documentation dated on or about October 8, 2010 between Eagle Bulk Pte. Ltd. and DBS Vickers Securities (Singapore) Pte Ltd in respect of the DBS Vickers Account

Management Agreement dated as of August 4, 2009 between the Borrower and Delphin Shipping LLC

179

SIGNATORIES

Address for notices:	BORROWER

c/o Eagle Shipping International (USA) LLC	EAGLE BULK SHIPPING INC.
477 Madison Avenue, Suite 1405
New York, New York 10022
Fax Number: +1 212 785 3311
Attention: Sophocles Zoullas	By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Chief Financial Officer

ORIGINAL GUARANTORS

AVOCET SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

BITTERN SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

CANARY SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

CARDINAL SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

[Signature Page to Fourth Amended and Restated Credit Agreement]

CONDOR SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

CRANE SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

CRESTED EAGLE SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

CROWNED EAGLE SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

EGRET SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

FALCON SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

[Signature Page to Fourth Amended and Restated Credit Agreement]

GANNET SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

GOLDEN EAGLE SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

GOLDENEYE SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

GREBE SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

HARRIER SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

HAWK SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

[Signature Page to Fourth Amended and Restated Credit Agreement]

IBIS SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

IMPERIAL EAGLE SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

JAEGER SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

JAY SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

KESTREL SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

KINGFISHER SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

[Signature Page to Fourth Amended and Restated Credit Agreement]

KITE SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

KITTIWAKE SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

MARTIN SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

MERLIN SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

NIGHTHAWK SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

ORIOLE SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

[Signature Page to Fourth Amended and Restated Credit Agreement]

OSPREY SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

OWL SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

PEREGRINE SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

PETREL SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

PUFFIN SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

REDWING SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

[Signature Page to Fourth Amended and Restated Credit Agreement]

ROADRUNNER SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

SANDPIPER SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

SHRIKE SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

SKUA SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

SPARROW SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

STELLAR EAGLE SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

[Signature Page to Fourth Amended and Restated Credit Agreement]

TERN SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

THRASHER SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

THRUSH SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

WOODSTAR SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

WREN SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

AGALI SHIPPING S.A.

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

[Signature Page to Fourth Amended and Restated Credit Agreement]

EAGLE BULK PTE. LTD.

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

GRIFFON SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

HERON SHIPPING LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

KAMPIA SHIPPING S.A.

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

MARMARO SHIPPING S.A.

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

MESTA SHIPPING S.A.

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

[Signature Page to Fourth Amended and Restated Credit Agreement]

MYLOS SHIPPING S.A.

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

NAGOS SHIPPING S.A.

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

RAHI SHIPPING S.A.

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

SIRIKARI SHIPPING S.A.

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

SPILIA SHIPPING S.A.

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

ANEMI MARITIME SERVICES S.A.

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

[Signature Page to Fourth Amended and Restated Credit Agreement]

EAGLE BULK (DELAWARE) LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

EAGLE MANAGEMENT CONSULTANCY PTE. LTD.

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

EAGLE MANAGEMENT CONSULTANTS LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

EAGLE SHIP MANAGEMENT LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

EAGLE SHIPPING INTERNATIONAL (USA) LLC

By:	/s/ Alan Ginsberg
Name: Alan Ginsberg
Title: Attorney-in-Fact

[Signature Page to Fourth Amended and Restated Credit Agreement]

ARRANGER AND BOOKRUNNER

Address for notices:	THE ROYAL BANK OF SCOTLAND PLC

The Royal Bank of Scotland plc
Shipping Business Centre
1 Princes Street	By:	/s/ Gauri Ketcher
London EC2R 8PB		Name: Gauri Ketcher
United Kingdom		Title: Managing Director

Fax Number: +44 207 106 6550
Attention: Ship Finance Portfolio Management

[Signature Page to Fourth Amended and Restated Credit Agreement]

ORIGINAL LENDERS

Address for notices:	THE ROYAL BANK OF SCOTLAND PLC

The Royal Bank of Scotland plc
Shipping Business Centre
1 Princes Street	By:	/s/ Gauri Ketcher
London EC2R 8PB		Name:	Gauri Ketcher
United Kingdom]		Title:	Managing Director

Fax Number: +44 207 106 6550
Attention: Ship Finance Portfolio Management

[Signature Page to Fourth Amended and Restated Credit Agreement]

Address for notices:	WESTLB AG, LONDON BRANCH

WestLB AG, London Branch

Address: WestLB AG, London Branch	By:	/s/ Maximilien Faré
Woolgate Exchange		Name:	Maximilien Faré
25 Basinghall Street		Title:	Executive Director
London EC2V 5HA

Fax Number: +44 20 7020 7620	By:	/s/ Christian Grane
Attention: Credit Administration		Name:	Christian Grane
Jutta Brown / Paula Renouf /		Title:	Executive Director
William Josephson / Gillian
Greenwood

[Signature Page to Fourth Amended and Restated Credit Agreement]

Address for notices:	BANK OF CHINA LIMITED, LONDON
BRANCH
Bank of China Limited, London Branch
1 Lothbury
London EC2R 7DB
United Kingdom	By:	/s/ Huabin Wang
		Name:	Huabin Wang
Fax Number: +44 20 7282 8899		Title:	Assistant General Manager
Attention: Loan Administration Department
	By:	/s/ Zhibin Xie
		Name:	Zhibin Xie
		Title:	Head of Corporate Banking

[Signature Page to Fourth Amended and Restated Credit Agreement]

Address for notices:	LLOYDS TSB BANK PLC

Lloyds TSB Bank plc
Princess House, 1 Suffolk Lane
London EC4R 0AX
United Kingdom	By:	/s/ Celia Shek
		Name:	Celia Shek
Attention: Jason Murray		Title:	Associate Director
Specialist Finance BSU

[Signature Page to Fourth Amended and Restated Credit Agreement]

Address for notices:	SANTANDER ASSET FINANCE PLC

Santander Asset Finance plc
298 Deansgate
Manchester M3 4HH
United Kingdom	By:	/s/ Mark McCarthy
		Name:	Mark McCarthy
Fax Number: +44 (0) 161 953 3517		Title:	Head of Shipping
Attention: The Corporate Admin Manager

[Signature Page to Fourth Amended and Restated Credit Agreement]

Address for notices:	SUMITOMO MITSUI BANKING
CORPORATION
Sumitomo Mitsui Banking Corporation

Address: Neo Building,
Rue Montoyer 51, Box 6, 1000	By:	/s/ Takeshi Shirai
Brussels, Belgium		Name:	Takeshi Shirai
		Title:	General Manager
Fax Number: +32 2 502 07 80
Attention: Françoise Bouchat	By:	/s/ Kazushige Onishi
Nadine Boudart		Name:	Kazushige Onishi
		Title:	Joint General Manager

[Signature Page to Fourth Amended and Restated Credit Agreement]

Address for notices:	CRÉDIT INDUSTRIEL ET COMMERCIAL

Crédit Industriel et Commercial
520 Madison Avenue
New York, NY 10022	By:	/s/ Andrew McKuin
USA		Name:	Andrew McKuin
		Title:	Vice President
Fax Number: +1 212 715 4535
Attention: Andrew McKuin	By:	/s/ Edwige Sucher
		Name:	Edwige Sucher
		Title:	Vice President

[Signature Page to Fourth Amended and Restated Credit Agreement]

ORIGINAL SWAP BANK

Address for notices:	THE ROYAL BANK OF SCOTLAND PLC

The Royal Bank of Scotland plc
c/o RBS Global Banking & Markets
280 Bishopsgate	By:	/s/ Gauri Ketcher
London EC2M 4RB		Name:	Gauri Ketcher
United Kingdom		Title:	Managing Director

Fax Number: +44 207 085 5050
Attention: Swaps Administration

SECURITY TRUSTEE

Address for notices:	THE ROYAL BANK OF SCOTLAND PLC

The Royal Bank of Scotland plc
Ground Floor
15 Bishopsgate
London EC2P 2AP	By:	/s/ Gauri Ketcher
United Kingdom		Name:	Gauri Ketcher
		Title:	Managing Director
Fax Number +44 207 085 4564
Attention: Syndicated Loans Agency

[Signature Page to Fourth Amended and Restated Credit Agreement]

AGENT

Address for notices:	THE ROYAL BANK OF SCOTLAND PLC

in respect of operational matters (such as drawdowns, interest rate fixing, interest/fee calculations and payments)
	By:	/s/ Robert Ottewill
The Royal Bank of Scotland plc		Name:	Robert Ottewill
Bankside 3		Title:	Director
90-100 Southwark Street
London SE1 0SW
United Kingdom

Fax Number +44 203 043 6688
Attention: Loans Administration/LAU

in respect of non-operational matters (such as documentation, covenant compliance, covenants and waivers etc.)

The Royal Bank of Scotland plc
Ground Floor
15 Bishopsgate
London EC2P 2AP
United Kingdom

Fax Number +44 207 085 4564
Attention: Syndicated Loans Agency

[Signature Page to Fourth Amended and Restated Credit Agreement]

EXHIBITS

EXHIBIT A

FORM OF NOTE

PROMISSORY NOTE

U.S.$_____________	_____________, 20__

 New York, New York

FOR VALUE RECEIVED, the undersigned, EAGLE BULK SHIPPING INC., a Marshall Islands corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of ______________ or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds at the office of The Royal Bank of Scotland plc (the “Agent”) located at Ground Floor, 15 Bishopsgate, London EC2P 2AP, United Kingdom on December 31, 2015 the principal sum of __________________ Dollars (U.S.$______________) or, if less, the then aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.

The Borrower also promises to pay interest as provided on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Clause 8 of the Credit Agreement.

This Note is one of the Notes referred to in the Fourth Amended and Restated Credit Agreement dated as of June 20, 2012 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the other companies and corporations described therein as Guarantors, the Original Lenders named therein and The Royal Bank of Scotland plc as Arranger, Bookrunner, Original Swap Bank, Agent and Security Trustee. Reference is made to the Credit Agreement for provisions relating to the prepayment, repayment and the acceleration of the maturity hereof. This Note is also entitled to the benefits of the Finance Documents referred to therein.

The Borrower hereby waives presentment, demand, protest, notice of dishonor and notice of intent to accelerate in connection with this Note.

If an Event of Default (as defined in Clause 26 of the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS APPLICABLE IN THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

EAGLE BULK SHIPPING INC.

By:
Name:
Title:

[Exhibit A to Fourth Amended and Restated Credit Agreement]